                                                                     Exhibit 4.1

================================================================================


                                CREDIT AGREEMENT

                                  by and among

                            INSTEEL INDUSTRIES, INC.
                                  as Borrower,

                             BANK OF AMERICA, N.A.,
                     as Administrative Agent and as Lender,

                                       and

                   THE LENDERS PARTY HERETO FROM TIME TO TIME

                                January 31, 2000


================================================================================


                         BANC OF AMERICA SECURITIES LLC,
                  as Sole Lead Arranger and Sole Book Manager,

                               TABLE OF CONTENTS

                                   ARTICLE I

                             Definitions and Terms

                                                                                                               Page
                                                                                                               ----

 1.1        Definitions .........................................................................................2
 1.2        Rules of Interpretation ............................................................................31

                                                             ARTICLE II

                                                        The Credit Facilities

 2.1         Term Loan . .......................................................................................33
 2.2         Revolving Loans ...................................................................................35
 2.3         Use of Proceeds ...................................................................................38
 2.4         Notes .............................................................................................38
 2.5         Swing Line ........................................................................................39

                                                             ARTICLE III

                                                          Letters of Credit

 3.1         Letters of Credit .................................................................................41
 3.2         Reimbursement and Participations ..................................................................41

                                                             ARTICLE IV

                                          Eurodollar Funding, Fees, and Payment Conventions

 4.1         Interest Rate Options .............................................................................45
 4.2         Conversions and Elections of Subsequent Interest Periods ..........................................45
 4.3         Payment of Interest ...............................................................................46
 4.4         Prepayments of Eurodollar Rate Loans ..............................................................46
 4.5         Manner of Payment .................................................................................46
 4.6         Fees ..............................................................................................47
 4.7         Pro Rata Payments .................................................................................48
 4.8         Computation of Rates and Fees .....................................................................48
 4.9         Deficiency Advances; Failure to Purchase Participations ...........................................48
 4.10        Intraday Funding...................................................................................49


                                                              ARTICLE V

                                                              Security

 5.1        Security ..........................................................................................51
 5.2        Further Assurances ................................................................................51
 5.3        Information Regarding Collateral ..................................................................52

                                                            ARTICLE VI

                                                      Change in Circumstances

 6.1        Increased Cost and Reduced Return .................................................................54
 6.2        Limitation on Types of Loans.......................................................................55
 6.3        Illegality ........................................................................................56
 6.4        Treatment of Affected Loans .......................................................................56
 6.5        Compensation ......................................................................................57
 6.6        Taxes .............................................................................................57

                                                             ARTICLE VII

                                      Conditions to Making Loans and Issuing Letters of Credit

 7.1         Conditions of Term Loan and Initial Advance ......................................................60
 7.2         Conditions of Revolving Loans and Letter of Credit ...............................................64

                                                            ARTICLE VIII

                                                   Representations and Warranties

 8.1         Organization and Authority .......................................................................66
 8.2         Loan Documents ...................................................................................66
 8.3         Solvency .........................................................................................67
 8.4         Subsidiaries and Stockholders ....................................................................67
 8.5         Ownership Interests ..............................................................................67
 8.6         Financial Condition ..............................................................................68
 8.7         Title to Properties ..............................................................................68
 8.8         Taxes ............................................................................................69
 8.9         Other Agreements .................................................................................69
 8.10        Litigation .......................................................................................69
 8.11        Margin Stock .....................................................................................69
 8.12        Investment Company ...............................................................................70
 8.13        Patents, Etc. ....................................................................................70
 8.14        No Untrue Statement ..............................................................................70



 8.15       No Consents, Etc . .................................................................................70
 8.16       Employee Benefit Plans .............................................................................70
 8.17       No Default .........................................................................................72
 8.18       Environmental Laws .................................................................................72
 8.19       Employment Matters .................................................................................72
 8.20       RICO ...............................................................................................73
 8.21       Year 2000 Compliance ...............................................................................73

                                                             ARTICLE IX

                                                        Affirmative Covenants

 9.1        Financial Reports, Etc. ............................................................................74
 9.2        Maintain Properties ................................................................................76
 9.3        Existence, Qualification, Etc. .....................................................................76
 9.4        Regulations and Taxes ..............................................................................76
 9.5        Insurance ..........................................................................................76
 9.6        True Books .........................................................................................76
 9.7        Year 2000 Compliance ...............................................................................77
 9.8        Right of Inspection and Field Examinations .........................................................77
 9.9        Observe all Laws ...................................................................................77
 9.10       Governmental Licenses ..............................................................................77
 9.11       Covenants Extending to Other Persons ...............................................................77
 9.12       Officer's Knowledge of Default .....................................................................77
 9.13       Suits or Other Proceedings .........................................................................78
 9.14       Notice of Environmental Complaint or Condition .....................................................78
 9.15       Environmental Compliance ...........................................................................78
 9.16       Indemnification ....................................................................................78
 9.17       Further Assurances .................................................................................79
 9.18       Employee Benefit Plans .............................................................................79
 9.19       Continued Operations ...............................................................................80
 9.20       New Subsidiaries ...................................................................................80
 9.21       Rate Hedging Obligations ...........................................................................83

                                                              ARTICLE X

                                                         Negative Covenants

 10.1       Financial Covenants ................................................................................84
 10.2       Acquisitions .......................................................................................85
 10.3       Capital Expenditures ...............................................................................85
 10.4       Liens ..............................................................................................86
 10.5       Indebtedness .......................................................................................87
 10.6       Transfer of Assets .................................................................................88



 10.7      Investments .........................................................................................88
 10.8      Merger or Consolidation .............................................................................89
 10.9      Restricted Payments .................................................................................89
 10.10     Transactions with Affiliates ........................................................................89
 10.11     Compliance with ERISA, the Code and Foreign Benefit Laws ............................................89
 10.12     Fiscal Year .........................................................................................90
 10.13     Dissolution, etc. ...................................................................................90
 10.14     Limitations on Sales and Leasebacks .................................................................90
 10.15     Change in Control ...................................................................................91
 10.16     Rate Hedging Obligations ............................................................................91
 10.17     Negative Pledge Clauses .............................................................................91
 10.18     Prepayments, Etc. of Indebtedness ...................................................................91

                                                             ARTICLE XI

                                                 Events of Default and Acceleration

 11.1       Events of Default ..................................................................................92
 11.2       Agent to Act .......................................................................................95
 11.3       Cumulative Rights ..................................................................................95
 11.4       No Waiver ..........................................................................................95
 11.5       Allocation of Proceeds .............................................................................95

                                                             ARTICLE XII

                                                              The Agent

 12.1       Appointment, Powers, and Immunities ................................................................97
 12.2       Reliance by Agent ..................................................................................97
 12.3       Defaults ...........................................................................................98
 12.4       Rights as Lender ...................................................................................98
 12.5       Indemnification ....................................................................................98
 12.6       Non-Reliance on Agent and Other Lenders ............................................................99
 12.7       Resignation of Agent ...............................................................................99

                                                            ARTICLE XIII

                                                            Miscellaneous

 13.1       Assignments and Participations ....................................................................100
 13.2       Notices ...........................................................................................102
 13.3       Right of Set-off; Adjustments .....................................................................103
 13.4       Survival ..........................................................................................104
 13.5       Expenses ..........................................................................................104


 13.6       Amendments and Waivers ...........................................................................104
 13.7       Counterparts; Facsimile Signatures ...............................................................105
 13.8       Termination ......................................................................................105
 13.9       Indemnification; Limitation of Liability .........................................................106
 13.10      Severability .....................................................................................107
 13.11      Entire Agreement .................................................................................107
 13.12      Agreement Controls ...............................................................................107
 13.13      Usury Savings Clause .............................................................................108
 13.14      Payments . .......................................................................................108
 13.15      Confidentiality . ................................................................................108
 13.16      GOVERNING LAW; WAIVER OF JURY TRIAL ..............................................................109

 EXHIBIT A                 Applicable Commitment Percentages .................................................A-1
 EXHIBIT B                 Form of Assignment and Acceptance .................................................B-1
 EXHIBIT C                 Notice of Appointment (or Revocation) of Authorized Representative.................C-1
 EXHIBIT D                 Form of Borrowing Base Certificate ................................................D-1
 EXHIBIT E-1               Form of Borrowing Notice ........................................................E-1-1
 EXHIBIT E-2               Form of Borrowing Notice--Swing Line Loans ......................................E-2-1
 EXHIBIT F                 Form of Interest Rate Selection Notice ............................................F-1
 EXHIBIT G-1               Form of Revolving Note ..........................................................G-1-1
 EXHIBIT G-2               Form of Swing Line Note .........................................................G-2-1
 EXHIBIT G-3               Form of Term Note ...............................................................G-3-1
 EXHIBIT H                 Form of Opinion of Borrower's Counsel .............................................H-1
 EXHIBIT I                 Compliance Certificate ............................................................I-1
 EXHIBIT J                 Form of Facility Guaranty .........................................................J-1
 EXHIBIT K                 Form of Security Agreement ........................................................K-1
 EXHIBIT L                 Form of Intellectual Property Security Agreement ..................................L-1
 EXHIBIT M                 Form of Pledge Agreement ..........................................................M-1
 EXHIBIT N                 Form of Warehouseman's Estoppel Certificate .......................................N-1

 Schedule 1.1(a)           Existing Indebtedness
 Schedule 1.1(b)           Existing Letters of Credit
 Schedule 5.3              Information Regarding Collateral
 Schedule 8.4              Subsidiaries and Investments in Other Persons
 Schedule 8.6              Indebtedness
 Schedule 8.7              Liens
 Schedule 8.8              Tax Matters
 Schedule 8.10             Litigation
 Schedule 8.18             Environmental
 Schedule 8.19             Employment Matters
 Schedule 9.5              Insurance
 Schedule 10.10            Transactions with Affiliates

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of January 31, 2000 (the "Agreement"), is made by and among INSTEEL INDUSTRIES, INC., a North Carolina corporation having its principal place of business in Mount Airy, North Carolina (the "Borrower"), BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as a Lender ("Bank of America"), and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 13.1 (hereinafter such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"), and BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 12.7, the "Agent");

                              W I T N E S S E T H:

         WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a Term Loan facility in the principal amount of $80,000,000 and a revolving credit facility of up to $60,000,000, the revolving credit facility to include a letter of credit facility of up to $10,000,000 for the issuance of standby letters of credit and a swing line facility of up to $5,000,000; and

         WHEREAS, the Borrower will have acquired, as of the date hereof, all of the outstanding stock of Florida Wire and Cable, Inc. (the "Acquired Company"); and

         WHEREAS, the credit facilities are to be used (i) to refinance the outstanding principal amount of certain existing indebtedness of the Borrower and the Acquired Company, (ii) to pay the cash portion of the purchase price for the Acquired Company pursuant to the Purchase Agreement (as defined below) and related documents, (iii) to pay fees and expenses incurred in connection with the Acquisition Transaction (as defined below), and (iv) to provide working capital and for other general corporate purposes of the Borrower and its Subsidiaries; and

         WHEREAS, the Lenders are willing to make such term loan and revolving credit facilities available to the Borrower upon the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrower, the Lenders and the Agent hereby agree as follows:

                                    ARTICLE I

                              Definitions and Terms

         1.1 Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

                  "Accounts Receivable" means all Accounts of the Borrower and its Subsidiaries as defined in the Security Agreement.

                  "Acquisition" means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or any material part of the assets of such Person or of a line or lines of business conducted by such Person.

                  "Acquisition Transaction" means the transaction provided for in the Transaction Documents whereby the Borrower acquires all of the issued and outstanding capital stock of the Acquired Company.

                  "Advance" means any of (i) the borrowing under the Term Loan Facility or (ii) a borrowing under the Revolving Credit Facility consisting of a Base Rate Loan or a Eurodollar Rate Loan.

                  "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Borrower; or (ii) which beneficially owns or holds 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of the Borrower; or 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

                  "Applicable Commitment Fee" means that percent per annum set forth below, which shall be based upon the Consolidated Leverage Ratio.




    Tier                Consolidated Leverage Ratio                     Applicable Commitment Fee
-----------     -----------------------------------------               -------------------------
      I         Less than or equal to 1.5 to 1.0                                     .30%
     II         Less than or equal to 2.0 to 1.0
                but greater than 1.5 to 1.0                                          .30%
     III        Less than or equal to 2.5 to 1.0
                but greater than 2.0 to 1.0                                         .375%
     IV         Less than or equal to 3.0 to 1.0
                but greater than 2.5 to 1.0                                          .50%
     V          Greater than 3.0 to 1.0                                              .50%

The Applicable Commitment Fee shall be established at the end of each fiscal quarter of the Borrower (the "Determination Date"). Any change in the Applicable Commitment Fee following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Agent pursuant to
Section 9.1(a)(ii) and Section 9.1(b)(ii), subject to review and approval of such computations by the Agent and shall be effective commencing on the fifth Business Day following the date such certificate is received until the fifth Business Day following the date on which a new certificate is delivered or is required to be delivered, whichever shall first occur; provided however, if the Borrower shall fail to deliver any such certificate within the time period required by Section 9.1, then the Applicable Commitment Fee shall be Tier V from the date such certificate was due until the appropriate certificate is so delivered, reviewed and approved. From the Closing Date to the first Determination Date, the Applicable Commitment Fee shall be Tier V.

         "Applicable Commitment Percentage" means, for each Lender at any time, a fraction, (i) with respect to the Revolving Credit Facility and the Letter of Credit Facility the numerator of which shall be such Lender's Revolving Credit Commitment and the denominator of which shall be the Total Revolving Credit Commitment, and (ii), with respect to the Term Loan Facility, the numerator of which shall be such Lender's Term Loan Commitment and the denominator shall be the Total Term Loan Commitment, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in Exhibit A; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with
Section 13.1.

         "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

          "Applicable Margin" means that percent per annum as set forth below, which shall be based upon the Consolidated Leverage Ratio:


                                                                              Applicable Margin
                                                                  -------------------------------------------
    Tier           Consolidated Leverage Ratio                      Base Rate             Eurodollar Rate
-----------    ----------------------------------------------     ---------------      ----------------------
      I        Less than or equal to 1.5 to 1.0                        0%                      1.50%
     II        Less than or equal to 2.0 to 1.0
               but greater than 1.5 to 1.0                             0%                      1.75%
     III       Less than or equal to 2.5 to 1.0
               but greater than 2.0 to 1.0                            .25%                     2.00%
     IV        Less than or equal to 3.0 to 1.0
               but greater than 2.5 to 1.0                            .50%                     2.25%
      V        Greater than 3.0 to 1.0                                .75%                     2.50%

The Applicable Margin shall be established at the end of each fiscal quarter of the Borrower (each, a "Determination Date"). Any change in the Applicable Margin following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Agent pursuant to
Section 9.1(a)(ii) and Section 9.1(b)(ii), subject to review and approval of such computations by the Agent, and shall be effective commencing on the fifth Business Day following the date such certificate is received until the fifth Business Day following the date on which a new certificate is delivered or is required to be delivered, whichever shall first occur; provided however, if the Borrower shall fail to deliver any such certificate within the time period required by Section 9.1, then the Applicable Margin shall be Tier V for Base Rate Loans and Tier V for Eurodollar Rate Loans from the date such certificate was due until the appropriate certificate is so delivered, reviewed and approved. From the Closing Date to the Determination Date next following the fiscal quarter ending June 30, 2000, the Applicable Margin shall be 1.0% for Base Rate Loans and 2.75% for Eurodollar Rate Loans.

         "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit, or similar documentation, executed by the Borrower from time to time and delivered to the Issuing Bank to support the issuance of Letters of Credit.

         "Asset Disposition" means any voluntary disposition, whether by sale, lease or other transfer, of (a) any of the assets, excluding cash and cash equivalents and inventory sold in the ordinary course of business, of the Borrower or its Subsidiaries, and (b) any of the capital stock, or securities or investments exchangeable, exercisable or convertible for or into, or otherwise entitling the holder to receive any of the capital stock, of any Subsidiary (other than a disposition to the Borrower or a Guarantor).

         "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 13.1.

         "Assignment of Leases" means, collectively, the Assignment of Lease delivered from time to time after the Closing Date by the Borrower to the agent relating to any property leased after the Closing Date by the Borrower or its Subsidiaries.

         "Authorized Representative" means any of the President or any Vice President, the Chief Financial Officer and Treasurer of the Borrower or, with respect to financial matters, the Chief Financial Officer and Treasurer, Controller and Accounting Manager of the Borrower, or any other Person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form of Exhibit C.

          "Bank of America" means Bank of America, N.A. and its successors.

          "BAS" means Banc of America Securities LLC and its successors.

         "Base Rate" means, for any day, the rate per annum equal to the sum of
(a) the higher of (i) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (ii) the Prime Rate for such day plus (b) the Applicable Margin. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

         "Base Rate Loan" means a Loan (including a Segment) for which the rate of interest is determined by reference to the Base Rate.

         "Base Rate Segment" means a Segment bearing interest or to bear interest at the Base Rate.

         "Base Rate Refunding Loan" means a Base Rate Loan or Swing Line Loan made either to (i) satisfy Reimbursement Obligations arising from a drawing under a Letter of Credit or (ii) pay Bank of America in respect of Swing Line Outstandings.

         "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

         "Borrower's Account" means a demand deposit account with the Agent or any successor account with the Agent, which may be maintained at one or more offices of the Agent or an agent of the Agent.

         "Borrowing Base" means, as of any date of determination thereof, the sum of (i) all Eligible Receivables as set forth in the most recent Borrowing Base Certificate delivered pursuant to Section 7.1 or Section 9.1(f), as applicable, multiplied by 85%, and (ii) all Eligible Inventory as set forth in the most recent Borrowing Base Certificate delivered pursuant to Section 7.1 or
Section 9.1(f), as applicable, multiplied by the applicable percentage, as set forth below, minus the Revolver Reserve:

                                                                                Eligible Finished Goods/
 Period                                       Eligible Raw Material                   Resales (Scrap)
 ------                                       ---------------------                   ---------------

 Closing to March 31, 2000                            65%                                   60%
 April 1, 2000 to June 30, 2000                       60%                                   55%
 July 1, 2000 and thereafter                          55%                                   50%

         "Borrowing Base Certificate" means a certificate of an Authorized Representative in the form attached hereto as Exhibit D.

         "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under the Revolving Credit Facility or a Swing Line Loan, in the forms of Exhibits E-I and E-2, respectively.

         "Business Day" means, (i) except as expressly provided in clause (ii), any day which is not a Saturday, Sunday or a day on which banks in the States of New York and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed and, (ii) with respect to the selection, funding, interest rate, payment, and Interest Period of any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York, New York and Charlotte, North Carolina.

         "Capital Expenditures" means, with respect to the Borrower and its Subsidiaries, for any period the sum of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of the Borrower and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Agent together with any compliance certificate delivered pursuant to Section 9.1(a) or (b), and (ii) with respect to any Capital Lease entered into by the Borrower or its Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in Section 9.1
 (a)), all the foregoing in accordance with GAAP applied on a Consistent Basis.

          "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

          "Change of Control" means, at any time:

                (i) any "person" or "group" (each as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Woltz Family and Johnson Concrete either (A) becomes the "beneficial owner" (as defined in Rule l3d-3 of the Exchange Act), directly or indirectly, of Voting Securities of the Borrower (or securities convertible into or exchangeable for such Voting Securities) representing 30% or more of the combined voting power of all Voting Securities of the Borrower (on a fully diluted basis) or (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of the Borrower;

                (ii) during any period of up to 24 consecutive months, commencing on the Closing Date, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason (other than the death, disability or retirement of an officer of the Borrower that is serving as a director at such time so long as another officer of the Borrower replaces such Person as a director) to constitute a majority of the board of directors of the Borrower; or

                (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of the Borrower.

         "Closing Date" means the date as of which this Agreement is executed by the Borrower, the Lenders and the Agent and on which the conditions set forth in
Section 7.1 have been satisfied.

          "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

         "Collateral" means, collectively, all property of the Borrower, any Subsidiary or any other Person in which the Agent or any Lender is granted a Lien as security for all or any portion of the Obligations under any Security Instrument.

         "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower referred to as of the Closing Date in Section 8.6(a).

         "Consolidated EBITDA" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on income, (iv) amortization, and (v) depreciation, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; provided, however, that with respect to an Acquisition that is accounted for as a "purchase," for the four Four-Quarter Periods ending next following the date of such Acquisition, Consolidated EBITDA shall include the results of operations of the Person or assets so acquired, which amounts shall be determined on a historical pro forma basis as if such Acquisition had been consummated as a "pooling of interests".

         "Consolidated Fixed Charge Ratio" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the ratio of (i) Consolidated EBITDA for such period less (without duplication) (a) Capital Expenditures for such period and (b) cash taxes paid during such period, to (ii) Consolidated Fixed Charges for such period.

         "Consolidated Fixed Charges" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Interest Expense,
(ii) current maturities of Consolidated Indebtedness, and (iii) all Restricted Payments, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

         "Consolidated Indebtedness" means all Indebtedness for Money Borrowed of the Borrower and its Subsidiaries, all determined on a consolidated basis.

         "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Borrower and its Subsidiaries, including without limitation or duplication (i) the current amortized portion of debt discounts, (ii) the current amortized portion of all fees (including fees payable in respect of any Rate Hedging Obligations) payable in connection with the incurrence of Indebtedness and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; provided, however, for the purpose of determining Consolidated Interest Expense for the one, two and three fiscal quarter periods of the Borrower ending April 1, 2000, July 1, 2000 and September 30, 2000 Consolidated Interest Expense for such periods shall be multiplied by four, two and four-thirds, respectively.

         "Consolidated Leverage Ratio" means, as of the date of computation thereof, the ratio of (i) Consolidated Indebtedness (determined as at such date) to (ii) Consolidated EBITDA (for the Four-Quarter Period ending on (or most recently ended prior to) such date).

         "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of the Borrower and its Subsidiaries (including payments received by the Borrower and its Subsidiaries of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event), less all operating and non-operating expenses of the Borrower and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding (for all purposes other than compliance with Section 10.1(a) hereof) as income: (i) net gains on the sale, conversion or other disposition of capital assets, (ii) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Borrower or its Subsidiaries, (iii) net gains on the collection of proceeds of life insurance policies, (iv) any write-up of any asset, and (v) any other net gain or credit of an extraordinary nature as determined in accordance with GAAP applied on a Consistent Basis; provided, however, that for purposes of determining compliance with the provisions of
Section 10.1(a) hereof, there shall be disregarded any increase in Consolidated Net Income upon giving effect to any Acquisition which results from the treatment of such Acquisition as a "pooling of interests."

         "Consolidated Net Worth" means, as of any date on which the amount thereof is to be determined, Consolidated Shareholders' Equity all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

         "Consolidated Shareholders' Equity" means, as of any date on which the amount thereof is to be determined, the sum of the following in respect of the Borrower and its Subsidiaries (determined on a consolidated basis and excluding any upward adjustment after the Closing Date due to revaluation of assets): (i) the amount of issued and outstanding share capital, plus (ii) the amount of additional paid-in capital and retained earnings (or, in the case of a deficit, minus the amount of such deficit), plus (iii) the amount of any foreign currency translation adjustment (if positive, or, if negative, minus the amount of such translation adjustment), minus (iv) the amount of any treasury stock, all as determined in accordance with GAAP applied on a Consistent Basis.

         "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation (each a "primary obligation") of another Person,(the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire any such primary obligation or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor in respect of any such primary obligation or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of such primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor thereof to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

         "Continue," "Continuation," and "Continued" shall refer to the continuation pursuant to Section 4.2 hereof of a Eurodollar Rate Loan of one Type as a Eurodollar Rate Loan of the same Type from one Interest Period to the next Interest Period.

         "Convert," "Conversion," and "Converted" shall refer to a conversion pursuant to Section 4.2 of one Type of Loan into another Type of Loan.

         "Cost of Acquisition" means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (i) the value of the capital stock, warrants or options to acquire capital stock of Borrower or any Subsidiary to be transferred in connection therewith, (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Borrower or any Subsidiary in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, (v) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on financial statements of the Borrower and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition, (vi) the aggregate fair market value of all other consideration given by the Borrower or any Subsidiary in connection with such Acquisition, and (vii) out of pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such transaction, and other similar transaction costs so incurred. For purposes of determining the Cost of Acquisition for any transaction, (A) the capital stock of the Borrower shall be valued (I) in the case of capital stock that is then designated as a national market system security by the National Association of Securities Dealers, Inc. ("NASDAQ") or is listed on a national securities exchange, the average of the last reported bid and ask quotations or the last prices reported thereon, and
(II) with respect to any other shares of capital stock, as determined by the Board of Directors of the Borrower and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in
Section 9.1(a), (B) the capital stock of any Subsidiary shall be valued as determined by the Board of Directors of such Subsidiary and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 9.1(a), and (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion.

         "Credit Parties" means, collectively, the Borrower, each Guarantor and each other Person providing Collateral pursuant to any Security Instrument.

         "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

         "Default Rate" means (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans, Swing Line Loans, Reimbursement Obligations, fees, and other amounts payable in respect of Obligations or (except as otherwise expressly provided therein) the obligations of any other Credit Party under any of the other Loan Documents, a rate of interest per annum which shall be two percent (2%) above the Base Rate and (iii) in any case, the maximum rate permitted by applicable law, if lower.

         "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

         "Domestic Subsidiary" means any Subsidiary of the Borrower organized under the laws of the United States of America, any state or territory thereof or the District of Columbia.

         "Eligible Assignee" means (i) a Lender, (ii) an affiliate of a Lender, and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 13.1, the Borrower, such approval not to be unreasonably withheld by the Agent or the Borrower (provided that the incurrence by the Borrower of additional costs pursuant to Section 6.6 as a result of such assignment shall constitute a reasonable basis for withholding such consent) or delayed by the Borrower and such approval to be deemed given by the Borrower (in the absence of notice to the contrary, effective upon receipt) within two Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower; provided, however, that neither the Borrower nor an affiliate of the Borrower shall qualify as an Eligible Assignee.

         "Eligible Inventory" means all Inventory of the Borrower and its Subsidiaries (valued at the lower of cost or fair market value) in which the Agent has a perfected security interest pursuant to the Security Instruments, subject only to Liens permitted pursuant to Section 10.4. Eligible Inventory excludes all the following:

         (a) all work in process and supplies and packaging including but not limited to coating and banding materials used in the production of finished goods;

         (b) all Inventory that is not at a location listed on Schedule 7(f) to the Security Agreement or other locations permitted by Section 7(f) of the Security Agreement or otherwise not in transit or in the possession or control of any Credit Party;

         (c) all Inventory held at a warehouse operated by a warehouseman from which the Agent does not have a duly executed Warehouseman's Estoppel Certificate;

         (d) all Inventory held at a location leased by the Borrower or a Subsidiary pursuant to a lease entered into prior to the Closing Date and with respect to which the Agent has not received a duly executed Landlord Consent from the owner of such leased premises; provided, however, that for a period of 90 days following the Closing Date, Inventory of the Acquired Company located in leased premise at Duval County, Florida, Cook County, Illinois and Bend County, Texas, shall not be excluded by reason of the failure to receive an executed Landlord Consent;

         (e) all Inventory received or sold on consignment;

         (f) all Inventory produced to specifications or labeled finished goods (bulk or collated) such that the Agent in its sole discretion determines is not generally marketable; provided, however, that up to $2,000,000 of collated or bulk nails which are labeled may be included in Eligible Inventory so long as the Agent in its sole discretion determines such nails are saleable;

         (g) all Inventory that is not in good and saleable condition or that fails to meet any applicable governmental standards; and

         (h) all Inventory that the Agent in its sole discretion determines to be slow moving or obsolete or that the Agent, in the exercise of reasonable discretion, determines not to be Eligible Inventory.

         "Eligible Receivables" means all the Accounts Receivable of the Borrower and its Subsidiaries representing the right to payment for goods sold or leased or for rendition of services by or on behalf of the Borrower or any of its Subsidiaries as to which the creation was in the ordinary course of business and the right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever (other than retainages pursuant to contract terms in the ordinary course of business) and in which the Agent has a perfected security interest pursuant to the Security Instruments, subject only to Liens permitted pursuant to Section 10.4. Eligible Receivables shall specifically exclude:

         (a) any Account Receivable where an invoice has not been issued to the account debtor;

         (b) any Account Receivable to the extent such receivable, together with all other receivables from a single customer constitutes more than twenty percent (20%) of the total Accounts Receivable of the Borrower and its Subsidiaries on a consolidated basis;

         (c) any Account Receivable which is more than 60 days past due but not to exceed 120 days from the date of invoice;

         (d) any Account Receivable which represents an obligation of any local, state or federal governmental agency or entity unless (i) such receivable has been assigned to the Agent pursuant to applicable Federal or state law, (ii) in which the Agent has a first priority security interest and (iii) the Borrower has agreed to pay to the Agent all such fees and expenses associated with including such Accounts Receivable as an Eligible Receivable;

         (e) any Account Receivable arising from "sale on approval", "sale or return", "consignment" or subject to any other repurchase, return or guaranteed sales agreement;

         (f) any Account Receivable where the underlying goods or services have been rejected and/or returned;

         (g) any Account Receivable where delivery of goods to the account debtor pursuant to terms of sale has not been completed;

         (h) Accounts Receivable in an aggregate amount in excess of $1,500,000 which represents an obligation of an account debtor which is not a resident of the United States unless such Accounts Receivable in an aggregate amount in excess of $1,500,000 are secured by a letter of credit which (i) is issued by an issuer acceptable to the Agent, (ii) is in an amount and contains terms acceptable to the Agent, and (iii) has been, to the extent required under the Security Agreement, assigned to the Agent;

         (i) any Account Receivable which arises from the sale or lease to or performance of services for, or represents an obligation of, an employee, partner, Subsidiary, or Affiliate (other than SRP and Johnson Concrete Company in arms-length transactions in the ordinary course of business so long as the aggregate amount of such Accounts Receivables do not at anytime exceed $500,000 of total Accounts Receivables of the Borrower and its Subsidiaries) of the Borrower or its Subsidiaries;

         (j) any Account Receivable due from a given Account Debtor when fifty percent (50%) or more of aggregate Accounts Receivable due from the account debtor are not eligible pursuant to clause (c) of this definition of Eligible Receivables;

          (k) that portion of the aggregate Accounts Receivable due from a given account debtor to the extent the Borrower or any of its Subsidiaries owes amounts to that account debtor;

         (1) any Account Receivable on which the Agent is not or does not continue to be, in the Agent's sole discretion, satisfied with the credit standing of the account debtor in relation to the amount of credit extended;

         (m) any Account Receivable which arises out of a contract or order which, by its terms, forbids or makes void or unenforceable any assignment by the Borrower or its Subsidiaries of the Account Receivable arising with respect thereto; and

         (n) any Account Receivable that the Agent in its sole discretion deems doubtful for collection for whatever reason or that the Agent, in the exercise of reasonable discretion, determines not to be an Eligible Receivable.

         "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Agent:

         (a) Government Securities;

         (b) obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 270 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's;

         (c) interest bearing demand or time deposits issued by any Lender or certificates of deposit maturing within one year from the date of issuance thereof and issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and being rated "A" or better by S&P or "A" or better by Moody's;

         (d) Repurchase Agreements;

         (e) Municipal Obligations;

         (f) Pre-Refunded Municipal Obligations;

         (g) shares of mutual funds which invest in obligations described in paragraphs (a) through (f) above, the shares of which mutual funds are at all times rated "AAA" by S&P;

         (h) tax-exempt or taxable adjustable rate preferred stock issued by a Person having a rating of its long term unsecured debt of "A" or better by S&P or "A-2" or better by Moody's; and

         (i) asset-backed remarketed certificates of participation representing a fractional undivided interest in the assets of a trust, which certificates are rated at least "A-1 " by S&P and "P-1" by Moody's.

         "Employee Benefit Plan" means (i) any employee benefit plan, including any Pension Plan, within the meaning of Section 3(3) of ERISA which (A) is maintained for employees of the Borrower or any of its ERISA Affiliates, or any Subsidiary or is assumed by the Borrower or any of its ERISA Affiliates, or any Subsidiary in connection with any Acquisition or (B) has at any time been maintained for the employees of the Borrower, any current or former ERISA Affiliate, or any Subsidiary and (ii) any plan, arrangement, understanding or scheme maintained by the Borrower or any Subsidiary that provides retirement, deferred compensation, employee or retiree medical or life insurance, severance benefits or any other benefit covering any employee or former employee and which is administered under any Foreign Benefit Law or regulated by any Governmental Authority other than the United States of America.

         "Environmental Laws" means any federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

         "ERISA Affiliate," as applied to the Borrower, means any Person or trade or business which is a member of a group which is under common control with the Borrower, who together with the Borrower, is treated as a single employer within the meaning of Section 414(b) and (c) of the Code.

         "Eurodollar Rate Loan" means a Loan (including a Segment) for which the rate of interest is determined by reference to the Eurodollar Rate.

         "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

         Eurodollar    =     Interbank Offered Rate   +       Applicable
                        -----------------------------
         Rate                1- Reserve Requirement           Margin

         "Eurodollar Rate Segment" means a Segment bearing interest or to bear interest at the Eurodollar Rate.

         "Event of Default" means any of the occurrences set forth as such in
Section 11.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

         "Existing Indebtedness" means the Indebtedness of the Borrower and the Acquired Company to be repaid on the Closing Date, as more particularly described on Schedule 1.1(a) hereto.

         "Existing Letters of Credit" means those letters of credit described on
Schedule 1.1(b) issued by First Union National Bank.

         "Facility Guaranty" means each Guaranty Agreement between one or more Guarantors and the Agent for the benefit of the Agent and the Lenders, delivered as of the Closing Date and otherwise pursuant to Section 9.20, as the same may be amended, modified or supplemented.

         "Facility Termination Date" means such date as all of the following shall have occurred: (a) the Borrower shall have permanently terminated the Revolving Credit Facility and the Swing Line by payment in full of all Revolving Credit Outstandings and Letter of Credit Outstandings and Swing Line Outstandings, together with all accrued and unpaid interest thereon, except for the undrawn portion of Letters of Credit as have been fully cash collateralized in a manner consistent with the terms of Section 11.1(B), (b) the Borrower shall have paid all Term Loan Outstandings in full, together with all accrued and unpaid interest thereon, (c) all Swap Agreements shall have been terminated, expired or cash collateralized, (d) all Term Loan Commitments, Revolving Credit Commitments and Letter of Credit Commitments shall have terminated or expired and (e) the Borrower shall have fully, finally and irrevocably paid and satisfied in full all Obligations (other than Obligations consisting of continuing indemnities and other contingent Obligations of the Borrower or any Guarantor that may be owing to the Lenders pursuant to the Loan Documents and expressly survive termination of this Agreement);

         "FASB 133 Adjustments" means entries on or adjustments to any balance sheet or statement of income in respect of derivatives or hedging instruments as required or permitted by Statement of Financial Accounting Standards No. 133.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

         "Fiscal Year" means the 52-53 week period of the Borrower and its Subsidiaries ending on the Saturday nearest the last day of September in each year.

         "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

         "Four-Quarter Period" means a period of four full consecutive fiscal quarters of the Borrower and its Subsidiaries, taken together as one accounting period.

         "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

         "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America.

         "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

         "Guarantors" means, at any date, the Subsidiaries who are required to be parties to a Facility Guaranty at such date.

         "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

         "Historical Financial Statements" means, effectively, (i) the consolidated financial statements of the Borrower and its Subsidiaries for the Fiscal Years ended September 30, 1996, 1997, 1998 and 1999, including balance sheets and related statements of income and cash flows audited by independent certified public accountants of recognized national standing and prepared in conformity with GAAP; (ii) the consolidated financial statements of the Acquired Company and its subsidiaries for the fiscal years ended December 31, 1996, 1997, and 1998, including balance sheets (including an audited balance sheet as of the Closing Date) and related statements of income and cash flows prepared in conformity with GAAP; and (iii) the consolidated unaudited financial statements for the twelve month period ended October 2, 1999 and September 30, 1999 for each of the Borrower and the Acquired Company, respectively, including balance sheets and related statements of income and cash flows, in all cases to be acceptable in form and substance to the Agent.

         "Historical Pro Forma Financial Statements" means the historical pro forma projected balance sheet of the Borrower and its Subsidiaries as of the Closing Date, giving pro forma effect to the Acquisition Transaction and the transactions to be consummated in connection therewith, and reflecting estimated purchase price accounting adjustments, in form and substance acceptable to the Agent and prepared in conformity with GAAP.

         "Indebtedness" means as to any Person, without duplication, (a) all Indebtedness for Money Borrowed of such Person, (b) all Rate Hedging Obligations of such Person, (c) all indebtedness secured by any Lien on any property or asset owned or held by such Person regardless or whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person, and (d) all Contingent Obligations of such Person.

         "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, all indebtedness in respect of money borrowed, including without limitation, all obligations under Capital Leases, the deferred purchase price of any property or services, the aggregate face amount of all surety bonds, letters of credit, and bankers' acceptances, and (without duplication) all payment and reimbursement obligations in respect thereof whether or not matured, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including reimbursement agreements and conditional sales or similar title retention agreements), other than trade payables and accrued expenses incurred in the ordinary course of business.

         "Intellectual Property Security Agreement" means, collectively (or individually as the context may indicate), (i) the Intellectual Property Security Agreement dated as of the date hereof by the Borrower and certain of its Subsidiaries to the Agent, and (ii) any additional Intellectual Property Security Agreement delivered to the Agent pursuant to Section 9.20, each in the form of Exhibit L and as hereafter modified, amended or supplemented from time to time.

         "Interbank Offered Rate" means, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary), to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such

 Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, provided, however; if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).


         "Interest Period" means, for each Eurodollar Rate Loan, a period commencing on the date such Eurodollar Rate Loan is made or Converted or Continued and ending, at the Borrower's option, on the date one, two, three or six months thereafter, subject to availability, as notified to the Agent by the Authorized Representative in accordance with the terms hereof; provided that,

                  (i) if an Interest Period for a Eurodollar Rate Loan would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day); and

                  (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

         "Interest Rate Selection Notice" means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any Eurodollar Rate Loan or the Conversion of any Eurodollar Rate Loan into a Base Rate Loan or the Conversion of any Base Rate Loan into a Eurodollar Rate Loan, in the form of Exhibit F.

         "Inventory" means all Inventory of the Borrower and its Subsidiaries as defined in the Security Agreement.

         "Issuing Bank" means Bank of America as issuer of Letters of Credit under Article III and First Union National Bank as issuer of the Existing Letters of Credit.

         "Johnson Concrete" means Johnson Concrete Company, Inc. and Frances H. Johnson and Charles B. Newsome and any lineal descendants of each of them and any spouse, parent and any trust established for the benefit of any of the foregoing individuals so long as such trust is controlled directly or indirectly by one of the foregoing persons.

         "LC Account Agreement" means the LC Account Agreement dated as of the date hereof between the Borrower and the Agent, as amended, modified or supplemented from time to time.

         "Letter of Credit" means a standby letter of credit issued by the Issuing Bank pursuant to Article III hereof for the account of the Borrower or the Borrower and a Subsidiary in favor of a Person advancing credit or securing an obligation on behalf of the Borrower or the Borrower and a Subsidiary and the Existing Letters of Credit.

         "Letter of Credit Commitment" means, with respect to each Lender, the obligation of such Lender to acquire Participations in respect of Letters of Credit and Reimbursement Obligations up to an aggregate amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement.

         "Letter of Credit Facility" means the facility described in Article III hereof providing for the issuance by the Issuing Bank for the account of the Borrower of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment minus outstanding Reimbursement Obligations.

         "Letter of Credit Outstandings" means, as of any date of determination, the aggregate amount available to be drawn under all Letters of Credit plus Reimbursement Obligations then outstanding.

         "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

         "Loan" or "Loans" means any of the Revolving Loans or the Term Loan, including any Segment, made under the Revolving Credit Facility or the Term Loan Facility, respectively.

         "Loan Documents" means this Agreement, the Notes, the Security Instruments, the Facility Guaranties, the LC Account Agreement, the Applications and Agreements for Letter of Credit, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender (including the Issuing Bank) or the Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from time to time.

          "Material Adverse Effect" means a material adverse effect on (i) the business, properties, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Credit Parties, taken as a whole, to pay or perform their respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or
(iii) the rights, powers and remedies of the Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof.

          "Mortgage" means, collectively, all Mortgages, leasehold mortgages, deeds of trust and deeds to secure debt and Assignments of Leases granting a Lien to the Agent (or a trustee for the benefit of the Agent) for the benefit of the Lenders in Collateral constituting real property (including certain real property leases), as such documents may be amended, modified or supplemented from time to time.

          "Mortgaged Property" means, collectively, the real property, leasehold interests, improvements, fixtures and other items of real and personal property related thereto and the products and proceeds thereof of the Borrower and its Subsidiaries at the Closing Date, and thereafter, any of such property owned or acquired by the Borrower or any Subsidiary, including any Subsidiary that is or is required to become a Guarantor after the Closing Date pursuant to Section 9.20.

          "Mortgage Property Support Documents" means, for each Mortgaged Property, (i) the Title Policy pertaining thereto, (ii) such surveys, flood hazard certifications and environmental assessments thereof as the Agent may require prepared by recognized experts in their respective fields selected by the Borrower and reasonably satisfactory to the Agent, (iii) as to Mortgaged Properties located in a flood hazard area, such flood hazard insurance as the Agent may require, (iv) as to leasehold interests, such lessor estoppel, waiver and consent certificates, (v) with respect to facilities leased or subleased to third parties, such lessees' estoppel, waiver and consent certificates and subordination, nondisturbance and attornment agreements, (vi) such owner's or lessee's affidavits as the Agent may require, (vii) such opinions of local counsel with respect to the Mortgages or leasehold mortgages, as applicable, as the Agent may require, and (viii) such other documentation as the Agent may reasonably require, in each case as shall be in form and substance reasonably acceptable to the Agent.

         "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

          "Municipal Obligations" means general obligations issued by, and supported by the full taxing authority of, any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated in the highest investment rating category by both S&P and Moody's.

         "Net Proceeds" (a) from any public or private offering of any security or Indebtedness means cash payments received by the Borrower or any Subsidiary therefrom as and when received, net of all legal, accounting, banking and underwriting fees and expenses, commissions, discounts and other issuance expenses incurred in connection therewith and all taxes required to be paid or accrued as a consequence of such issuance; and (b) from any Asset Disposition means cash payments received by the Borrower therefrom (including any cash payments received pursuant to any note or other debt security received in connection with any Asset Disposition) as and when received, net of (i) all legal fees and expenses and other fees and expenses paid to third parties and incurred in connection therewith, (ii) all taxes required to be paid or accrued as a consequence of such disposition, (iii) all amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed and (iv) all amounts reinvested by the Borrower or a Subsidiary substantially contemporaneously with such disposition (or to be invested within 90 days pursuant to an investment plan approved by the Agent) in replacement assets of substantially equal or greater value and utility;

         "Notes" means, collectively, the Term Notes, the Swing Line Note and the Revolving Notes.

         "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) the Reimbursement Obligations and otherwise in respect of the Letters of Credit, (iii) all liabilities of Borrower to any Lender (or any affiliate of any Lender) which arise under a Swap Agreement, (iv) obligations to any Lender for control disbursement and automated clearing house risk arising out of the provision of cash management services, and (v) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lenders (including the Issuing Bank), the Agent or BAS hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

         "Operating Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement, shareholder agreement or other applicable documents relating to the operation, governance or management of such entity.

         "Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action), or other similar official action, as applicable, taken by such entity.

         "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

          "Participation" means, (i) with respect to any Lender (other than the Issuing Bank) and a Letter of Credit, the extension of credit represented by the participation of such Lender hereunder in the liability of the Issuing Bank in respect of a Letter of Credit issued by the Issuing Bank in accordance with the terms hereof and (ii) with respect to any Lender (other than Bank of America) and a Swing Line Loan, the extension of credit represented by the participation of such Lender hereunder in the liability of Bank of America in respect of a Swing Line Loan made by Bank of America in accordance with the terms hereof.

         "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

         "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

         "Person" means an individual, partnership, corporation, limited liability company, limited liability partnership, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

         "Pledge Agreement" means collectively (or individually as the context may indicate), (i) that certain Securities Pledge Agreement dated as of the date hereof between the Borrower and the Agent for the benefit of the Agent and the Lenders, and (ii) any additional Securities Pledge Agreement delivered to the Agent pursuant to Section 5.1 and 9.20.

         "Pledge Agreement Supplement" means, with respect to each Pledge Agreement, the Pledge Agreement Supplement in the form affixed as an Exhibit to such Pledge Agreement.

         "Pledged Interests" means the Subsidiary Securities required to be pledged as Collateral pursuant to Article V or the terms of any Pledge Agreement.

         "Pre-Refunded Municipal Obligations" means obligations of any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated, based on the escrow, in the highest investment rating category by both S&P and Moody's and which have been irrevocably called for redemption and advance refunded through the deposit in escrow of Government Securities or other debt securities which are (i) not callable at the option of the issuer thereof prior to maturity, (ii) irrevocably pledged solely to the payment of all principal and interest on such obligations as the same becomes due and (iii) in a principal amount and bear such rate or rates of interest as shall be sufficient to pay in full all principal of, interest, and premium, if any, on such obligations as the same becomes due as verified by a nationally recognized firm of certified public accountants.

         "Price Adjustment" has the meaning set forth in Section 2.2 of the Purchase Agreement.

         "Prime Rate" means the per annum rate of interest established from time to time by Bank of America as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America to its customers.


         "Principal Office" means the principal office of Bank of America, presently located at 101 North Tryon Street, 15th Floor, NC1 001-15-04, Charlotte, North Carolina 28255, Attention: Agency Services, or such other office and address as the Agent may from time to time designate.

         "Pro Forma Projections" means the consolidated pro forma projected balance sheet and consolidated pro forma statements of projected income and cash flows for each of the Fiscal Years ending 1999 through 2004 of the Borrower and its Subsidiaries, including the Acquired Company and its subsidiaries, giving effect to the Acquisition Transaction, in form and substance acceptable to the Agent.

         "Purchase Agreement" means the Stock Purchase Agreement between GS Technologies Operating Co., Inc. and the Borrower dated November 19, 1999, with only such amendments thereto as shall have been disclosed to and consented to by the Agent.

         "Rate Hedging Obligations" means, without duplication, any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; (ii) all other "derivative instruments" as defined in FASB 133 and which are subject to the reporting requirements of FASB 133; and (iii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

         "Registrar" means, with respect to any Subsidiary Securities, any Person authorized or obligated to maintain records of the registration of ownership or transfer of ownership of interests in such Subsidiary Securities, and in the event no such Person shall have been expressly designated by the related Subsidiary, shall mean (i) as to any corporation or limited liability company, its Secretary (or comparable official), and (ii) as to any partnership, its general partner (or managing general partner if one shall have been appointed).

         "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

         "Reimbursement Obligation" shall mean at any time, the obligation of the Borrower with respect to any Letter of Credit to reimburse the Issuing Bank and the Lenders to the extent of their respective Participations (including by the receipt by the Issuing Bank of proceeds of Loans pursuant to Section 2.2(c)(iii)) for amounts theretofore paid by the Issuing Bank pursuant to a drawing under such Letter of Credit.

         "Repurchase Agreement" means a repurchase agreement entered into with any financial institution whose debt obligations or commercial paper are rated "A" by either of S&P or Moody's or "A-1" by S&P or "P-1" by Moody's.

         "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating (i) if there shall be fewer than five (5) Lenders, 75% of the aggregate Credit Exposures of all Lenders on such date, and (ii) if there shall be five (5) or more Lenders 66 2/3% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal at all times (a) other than following the occurrence and during the continuance of an Event of Default, to the sum of its Revolving Credit Commitment and Term Loan Commitment, and (b) following the occurrence and during the continuance of an Event of Default, to the sum of (i) the amount of such Lender's Applicable Commitment Percentage of Term Loan Outstandings plus (ii) the aggregate principal amount of such Lender's Applicable Commitment Percentage of Revolving Credit Outstandings plus (iii) the amount of such Lender's Applicable Commitment Percentage of Letter of Credit Outstandings and Swing Line Outstandings; provided that, for the purpose of this definition only, (A) if any Lender shall have failed to fund its Applicable Commitment Percentage of any Advance, then the Term Loan Commitment or Revolving Credit Commitment, as applicable, of such Lender shall be deemed reduced by the amount it so failed to fund for so long as such failure shall continue and such Lender's Credit Exposure attributable to such failure shall be deemed held by any Lender making more than its Applicable Commitment Percentage of such Advance to the extent it covers such failure, (B) if any Lender shall have failed to pay to the Issuing Bank upon demand its Applicable Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation (whether by funding its Participation therein or otherwise), such Lender's Credit Exposure attributable to all Letter of Credit Outstandings shall be deemed to be held by the Issuing Bank until such Lender shall pay such deficiency amount to the Issuing Bank together with interest thereon as provided in Section 4.9 and
(C) if any Lender shall have failed to pay to Bank of America on demand its Applicable Commitment Percentage of any

Swing Line Loan (whether by funding its Participation therein or otherwise), such Lender's Credit Exposure attributable to all Swing Line Outstandings shall be deemed to be held by Bank of America until such Lender shall pay such deficiency amount to Bank of America together with interest thereon as provided in Section 4.9;

         "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

         "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower or any Subsidiary Securities of its Subsidiaries (other than those payable or distributable solely to the Borrower) now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower or any of its Subsidiaries (other than those payable or distributable solely to the Borrower) now or hereafter outstanding;
(c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any Subsidiary Securities of its Subsidiaries now or hereafter outstanding; and (d) any issuance and sale of Subsidiary Securities of any Subsidiary of the Borrower (or any option, warrant or right to acquire such stock) other than to the Borrower.

         "Revolver Reserve" means $1,500,000 which amount shall be adjusted downward based upon information received by the Agent and approved by the Required Lenders demonstrating that a reduction in the level of the reserve is justified as the result of the partial or total remediation or elimination of environmental problems.

         "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment.

         "Revolving Credit Facility" means the facility described in Section 2.2 hereof providing for Loans to the Borrower by the Lenders in the aggregate principal amount of the Total Revolving Credit Commitment.

         "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Revolving Loans then outstanding.

         "Revolving Credit Termination Date" means (i) the Stated Termination Date or (ii) such earlier date of termination of Lenders' obligations pursuant to Section 11.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrower may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings, Swing Line Outstandings and Letter of Credit Outstandings and cancellation of all Letters of Credit, together with all accrued and unpaid interest and fees thereon.

         "Revolving Loan" means any borrowing pursuant to an Advance under the Revolving Credit Facility in accordance with Section 2.2.

         "Revolving Notes" means, collectively, the promissory notes of the Borrower evidencing Revolving Loans executed and delivered to the Lenders as provided in Section 2.4 substantially in the form of Exhibit G-1, with appropriate insertions as to amounts, dates and names of Lenders.

         "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

         "SRP" means Structural Reinforcement Products, Inc., a Delaware corporation.

         "Security Agreement" means, collectively (or individually as the context may indicate), (i) each Security Agreement dated as of the date hereof by the Borrower and its Subsidiaries to the Agent, and (ii) any additional Security Agreement delivered to the Agent pursuant to Section 9.20, as hereafter modified, amended or supplemented from time to time.

         "Security Instruments" means, collectively, the Pledge Agreement, the Security Agreement, the Intellectual Property Security Agreement, the Mortgage, the Assignment of Leases, the Warehouseman's Estoppel Certificate and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower or any Subsidiary shall grant or convey to the Agent or the Lenders a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented from time to time.

         "Segment" means a portion of the Term Loan (or all thereof) with respect to which a particular interest rate is (or is proposed to be) applicable.

         "Solvent" means, when used with respect to any Person, that at the time of determination:

         (a) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and

         (b) it is then able and expects to be able to pay its debts as they mature; and

         (c) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

          "Stated Termination Date" means January 31, 2005.

         "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding Voting Securities or more than 50% of all equity interests is owned or controlled directly or indirectly by the Borrower and/or by one or more of the Borrower's Subsidiaries.

         "Subsidiary Securities" means the shares of capital stock or the other equity interests issued by or equity participations in any Subsidiary, whether or not constituting a "security" under Article 8 of the Uniform Commercial Code as in effect in any jurisdiction.

         "Swap Agreement" means one or more agreements between the Borrower and any Person with respect to Indebtedness evidenced by any or all of the Notes, on terms mutually acceptable to Borrower and such Person and approved by the Required Lenders, which agreements create Rate Hedging Obligations; provided, however, that no such approval of the Lenders shall be required to the extent such agreements are entered into between the Borrower and any Lender or any affiliate of any Lender.

         "Swing Line" means the revolving line of credit established by Bank of America in favor of the Borrower pursuant to Section 2.5.

         "Swing Line Loans" means loans made by Bank of America to the Borrower pursuant to Section 2.5.

         "Swing Line Note" means the promissory note of the Borrower evidencing the Swing Line executed and delivered to Bank of America as provided in Section
2.4 substantially in the form of Exhibit G-2.

         "Swing Line Outstandings" means, as of any date of determination, the aggregate principal amount of all Swing Line Loans then outstanding.

         "Term Loan" means the loan made pursuant to the Term Loan Facility in accordance with Section 2.1.

         "Term Loan Commitment" means, with respect to each Lender, the obligation of such Lender to make the Term Loan to the Borrower in a principal amount equal to such Lender's

Applicable Commitment Percentage of the Total Term Loan Commitment as set forth on Exhibit A.

          "Term Loan Facility" means the facility described in Section 2.1 providing for a Term Loan to the Borrower by the Lenders in the original principal amount of $80,000,000.

          "Term Loan Maturity Date" means January 31, 2005.

          "Term Loan Outstandings" means, as of any date of determination, the aggregate principal amount of the Term Loan then outstanding and all interest accrued thereon.

          "Term Loan Termination Date" means (i) the Term Loan Maturity Date or
(ii) such earlier date of termination of Lenders' obligations pursuant to
Section 11.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrower may voluntarily and permanently terminate the Term Loan Facility by payment in full of all Obligations incurred in connection with the Term Loan.

          "Term Notes" means, collectively, the promissory notes of the Borrower evidencing Term Loans executed and delivered to the Lenders as provided in
Section 2.4 substantially in the form of Exhibit G-3, with appropriate insertions as to amounts, dates and names of Lenders.

          "Termination Event" means: (i) a "Reportable Event" described in
Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4062(e) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under
Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA; or
(x) any event or condition with respect to any Employee Benefit Plan which is regulated by any Foreign Benefit Law that results in the termination of such Employee Benefit Plan or the revocation of such Employee Benefit Plan's authority to operate under the applicable Foreign Benefit Law.

         "Title Policy" means, with respect to each Mortgaged Property, the mortgagee title insurance policy (together with such endorsements as the Agent may reasonably require) issued to the Agent in respect of such Mortgaged Property by an insurer selected by the Borrower and reasonably acceptable to the Agent, insuring (in an amount satisfactory to the Agent) the Lien of the Agent for the benefit of the Agent and the Lenders on such Mortgaged Property to be duly perfected and of first priority, subject only to such exceptions as shall be acceptable to the Agent.

         "Total Letter of Credit Commitment" means an amount not to exceed $10,000,000.

         "Total Revolving Credit Commitment" means a principal amount equal to $60,000,000, as reduced from time to time in accordance with Section 2.2(e).

         "Total Term Loan Commitment" means a principal amount equal to $80,000,900.

         "Transaction Documents" means, collectively, the Purchase Agreement and all other documents, agreements and instruments executed and delivered in connection with the Acquisition Transaction.

         "Type" shall mean any type of Loan (i.e., a Base Rate Loan or a Eurodollar Rate Loan).

         "Voting Securities" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

         "Warehouseman's Estoppel Certificate" means, collectively, each of the Warehouseman's Estoppel Certificates required to be delivered by the warehouseman holding Inventory of the Borrower or its Subsidiaries or arising after the Closing Date and delivered by the Borrower or a Subsidiary, as applicable, pursuant to Article V, substantially in the form of Exhibit N, or in such other form as the Agent shall approve, as the same may be amended, modified, supplemented or amended and restated from time to time.

         "Woltz Family" means each of Howard O. Woltz, Jr. and John E. Woltz, the lineal descendants of each of them, any spouse, parent and any trust established for the benefit of any of the foregoing persons so long as such trust is controlled directly or indirectly by one or more of the foregoing persons.

         "Year 2000 Compliant" means all computer applications (including those affected by information received from its suppliers and vendors) that are material to the Borrower's or any of its Subsidiaries' business and operations are able to perform properly date-sensitive functions involving all dates on and after January 1, 2000;

         "Year 2000 Problem" means the risk that computer applications used by the Borrower or any of its Subsidiaries (including those affected by information received from its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates on and after January 1, 2000.

1.2      Rules of Interpretation.

         (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

         (b) Each term defined in Articles 1, 8 or 9 of the North Carolina Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

         (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

         (d) Except as otherwise expressly provided, references in any Loan Document to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to such Loan Document.

         (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

         (f) When used herein or in any other Loan Document, words such as "hereunder," "hereto," "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

         (g) References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

         (h) Except as otherwise expressly provided, all dates and times of day specified herein shall refer to such dates and times at Charlotte, North Carolina.

         (i) Whenever interest rates or fees are established in whole or in part by reference to a numerical percentage expressed as "_%," such arithmetic expression shall be interpreted in accordance with the convention that 1%=100 basis points.

         (j) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

         (k) Any reference to an officer of the Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

         (l) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

                                   ARTICLE II

                              The Credit Facilities

2.1       Term Loan.

         (a) Funding. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make an Advance of the Term Loan to the Borrower on the Closing Date on a pro rata basis determined by its Applicable Commitment Percentage up to the Term Loan Commitment of such Lender. The principal amount of each Segment of the Term Loan outstanding hereunder from time to time shall bear interest and the Term Loan shall be repayable as herein provided. No amount of the Term Loan repaid or prepaid by the Borrower may be reborrowed hereunder, and no subsequent Advances of Term Loan amounts shall be made by any Lender after the initial such Advance.

         (b) Term Loan Advance. Not later than 1:00 P.M., on the Closing Date, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Term Loan Advance to be made by it on such day available by wire transfer to the Agent in the amount of its Term Loan Commitment. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of immediately available, freely transferable Dollars. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed by the Authorized Representative and reasonably acceptable to the Agent.

         (c) Payment of Principal. The principal amount of the Term Loan shall be repaid in twenty (20) consecutive quarterly installments on the dates and in the amounts set forth below:

            Date                                     Amount
-----------------------------                 ---------------------
  March 31, 2000                                    $2,000,000

  June 30, 2000                                     $2,000,000

  September 30, 2000                                $2,000,000

  December 31, 2000                                 $2,000,000

  March 31, 2001                                    $2,500,000

  June 30, 2001                                     $2,500,000

  September 30, 2001                                $2,500,000

  December 31, 2001                                 $2,500,000

  March 31, 2002                                     $4,250,000

  June 30, 2002                                      $4,250,000

  September 30, 2002                                 $4,250,000

  December 31, 2002                                  $4,250,000

  March 31, 2003                                     $4,750,000

  June 30, 2003                                      $4,750,000

  September 30, 2003                                 $4,750,000

  December 31, 2003                                  $4,750,000

  March 31, 2004                                     $6,500,000

  June 30, 2004                                      $6,500,000

  September 30, 2004                                 $6,500,000

  Term Loan Maturity Date                            $6,500,000

provided, however, that the entire amount of Term Loan Outstandings shall be due and payable in full on the Term Loan Termination Date.

         (d) Optional Prepayments. The Borrower may prepay the Term Loan in whole or in part from time to time on any Business Day, without penalty or premium, upon at least three (3) Business Days' telephonic notice from an Authorized Representative (effective upon receipt) to the Agent prior to 10:30 A.M., which notice shall be irrevocable. The Authorized Representative shall provide the Agent written confirmation of each such telephonic notice but failure to provide such confirmation shall not affect the validity of such telephonic notice. Any prepayment, whether of a Base Rate Segment or a Eurodollar Rate Segment, shall be made at a prepayment price equal to (i) the amount of principal to be prepaid, plus (ii) all accrued and unpaid interest on the amount so prepaid, to the date of prepayment. All prepayments under this
Section 2.1(d) shall be made in the minimum principal amount of $3,000,000 or any integral multiple of $1,000,000 in excess thereof (or in the entire remaining principal balance of the Term Loan), and all such prepayments of principal shall be applied to installments of principal in inverse order of their maturities.

         (e) Mandatory Prepayments. In addition to the required payments of principal of the Term Loan set forth in Section 2.1(c) and any optional payments of principal of the Term Loan or reductions of the Revolving Credit Facility effected under Section 2.1(d) or Section 2.2(e), the Borrower shall make, or shall cause each applicable Subsidiary to make, a prepayment from the proceeds of (i) each private or public offering of equity securities of the Borrower or any Subsidiary (other than securities issued to the Borrower or a Guarantor) in an amount equal to fifty percent (50%) of the Net Proceeds of each issuance of equity securities of the Borrower or any Subsidiary (including without limitation any security not constituting Indebtedness exchangeable, exercisable or convertible for or into equity securities), (ii) the issuance of any Indebtedness for Money Borrowed permitted by the Required Lenders, in an amount equal to one hundred percent (100%) of the Net Proceeds from the issuance of such Indebtedness excluding Indebtedness permitted to be issued under Section 10.5(a), (iii) each Asset Disposition permitted under Section 10.6(c), (f) and (g) in an amount equal to one hundred percent (100%) of the Net Proceeds of such Asset Disposition, and (iv) one hundred percent (100%) of the amount of any Price Adjustment received by the Borrower, each such prepayment to be made within fifteen (15) Business Days of receipt of such proceeds and upon not less than five (5) Business Days' written notice to the Agent, which notice shall include a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of such prepayment;

         The Agent shall give each Lender, within one (1) Business Day, telefacsimile notice of each notice of prepayment described in this Section 2.1(e). All mandatory prepayments made pursuant to this Section 2.1(e) shall be applied (i) to installments of principal of the Term Loan in inverse order of their maturities (as adjusted to give effect to any prior payments or prepayments of principal), and (ii) in the event that the Term Loan shall have been fully repaid, to the Revolving Credit Outstandings; provided that the Total Revolving Credit Commitment shall not be permanently reduced by any such prepayment except that prepayments of Revolving Credit Outstandings pursuant to
Section 2.1(e)(iii) above shall permanently reduce the Total Revolving Credit Commitment by the amount of such prepayment.

2.2      Revolving Loans.

         (a) Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances to the Borrower under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender, provided, however, that the Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default; provide further, however, that immediately after giving effect to each such Advance, the amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings shall not exceed the lesser of the Borrowing Base and the Total Revolving Credit Commitment. Within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow under the Revolving Credit Facility on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date.

         (b) Amounts. Except as otherwise permitted by the Lenders from time to time, the amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings shall not exceed at any time the lesser of the Borrowing Base and the Total Revolving Credit Commitment, and, in the event there shall be outstanding any such excess, the Borrower shall immediately make such payments and prepayments as shall be necessary to comply with this restriction. Each Advance under the Revolving Credit Facility, other than Base Rate Refunding Loans, shall be in an amount of at least $3,000,000, and, if greater than $3,000,000, an integral multiple of $1,000,000.

         (c)      Advances.

                  (i) An Authorized Representative shall give the Agent (1) at least three (3) Business Days' irrevocable telephonic notice of each Eurodollar Rate Loan (whether representing an additional borrowing or the Continuation of a borrowing hereunder or the Conversion of a borrowing hereunder from a Base Rate Loan to a Eurodollar Rate Loan) prior to 11:00 A.M. and (2) irrevocable telephonic notice of each Base Rate Loan (other than Base Rate Refunding Loans to the extent the same are effected without notice pursuant to Section 2.2(c)(iii) and whether representing an additional borrowing hereunder or the Conversion of borrowing hereunder from Eurodollar Rate Loans to Base Rate Loans) prior to 11:00 A.M. on the day of such proposed Revolving Loan. Each such notice shall be effective upon receipt by the Agent, shall specify the amount of the borrowing, the type of Revolving Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. The Authorized Representative shall provide the Agent written confirmation of each such telephonic notice in the form of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions but failure to provide such confirmation shall not affect the validity of such telephonic notice. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of an Advance requested thereunder, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 11:00 A.M.) not later than 1:00 P.M. on the same day as the Agent's receipt of such notice.

                  (ii) Not later than 2:00 P.M. on the date specified for each borrowing under this Section 2.2, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Revolving Loan or Revolving Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof to the Borrower's

          Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative and reasonably acceptable to the Agent.

                  (iii) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit, such drawing is honored by the Issuing Bank, and the Borrower shall not immediately fully reimburse the Issuing Bank in respect of such drawing from other funds available to the Borrower, (A) provided that the conditions to making a Revolving Loan as herein provided shall then be satisfied, the Reimbursement Obligation arising from such drawing shall be paid to the Issuing Bank by the Agent without the requirement of notice to or from the Borrower from immediately available funds which shall be advanced as a Base Rate Refunding Loan to the Agent at its Principal Office by each Lender under the Revolving Credit Facility in an amount equal to such Lender's Applicable Commitment Percentage of such Reimbursement Obligation, and
         (B) if the conditions to making a Revolving Loan as herein provided shall not then be satisfied, each of the Lenders shall fund by payment to the Agent (for the benefit of the Issuing Bank) at its Principal Office in immediately available Rinds the purchase from the Issuing Bank of their respective Participations in the related Reimbursement Obligation based on their respective Applicable Commitment Percentages of the Total Letter of Credit Commitment. If a drawing is presented under any Letter of Credit in accordance with the terms thereof and the Borrower shall not immediately reimburse the Issuing Bank in respect thereof, then notice of such drawing or payment shall be provided promptly by the Issuing Bank to the Agent and the Agent shall provide notice to each Lender by telephone or telefacsimile transmission. If notice to the Lenders of a drawing under any Letter of Credit is given by the Agent at or before 12:00 noon on any Business Day, each Lender shall either make a Base Rate Refunding Loan or fund the purchase of its Participation as specified above in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 2:30 P.M. on the same Business Day. If such notice to the Lenders is given by the Agent after 12:00 noon on any Business Day, each Lender shall either make such Base Rate Refunding Loan or fund such purchase before 12:00 noon on the next following Business Day.

                  (d) Repayment of Revolving Loans The principal amount of each Revolving Loan shall be due and payable to the Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any Revolving Loan may be prepaid in whole or in part on any Business Day, upon (A) at least five (5) Business Days' irrevocable telephonic notice in the case of each Revolving Loan that is a Eurodollar Rate Loan from an Authorized Representative (effective upon receipt) to the Agent prior to 11:00 A.M. and (B) irrevocable telephonic notice in the case of each Revolving Loan that is a Base Rate Loan from an Authorized Representative (effective upon receipt) to the Agent prior to 11:00 A.M. on the day of such proposed repayment. The Authorized Representative shall provide the Agent written confirmation of each such telephonic notice but failure to provide such confirmation shall not effect the validity of such telephonic notice. All prepayments of Revolving Loans made by the Borrower shall be in the amount of $3,000,000 or such greater amount which is an integral multiple of $1,000,000, or the amount equal to all Revolving Credit Outstandings, or such other amount as necessary to comply with Section 2.2(b).

                  (e) Reductions. The Borrower shall, by notice from an Authorized Representative, have the right from time to time but not more frequently than once each calendar month, upon not less than five
         (5) Business Days' written notice to the Agent, effective upon receipt, to reduce the Total Revolving Credit Commitment. The Agent shall give each Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $3,000,000 or such greater amount which is in an integral multiple of $1,000,000, or the entire remaining Total Revolving Credit Commitment and shall permanently reduce the Total Revolving Credit Commitment. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Revolving Loans (and, if necessary, cancellation of outstanding Letters of Credit) to the extent that the principal amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings exceeds the Total Revolving Credit Commitment after giving effect to such reduction, together with accrued and unpaid interest and fees on the amounts prepaid. In addition to the foregoing, Revolving Credit Outstandings shall be subject to mandatory prepayment and the Total Revolving Credit Commitment shall be permanently reduced as provided in Section 2.1(e).

2.3      Use of Proceeds.

         (a) The proceeds of the Loans shall be used by the Borrower exclusively (i) to repay Existing Indebtedness; (ii) to pay the cash portion of the purchase price for the Acquired Company pursuant to the Transaction Documents; (iii) to pay fees and expenses incurred in connection with the Acquisition Transaction; and (iv) to provide for working capital, Capital Expenditures and other general corporate purposes of the Borrower and its Subsidiaries.

2.4      Notes.

         (a) Revolving Notes. Revolving Loans made by each Lender shall be evidenced by the Revolving Note payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Total Revolving Credit Commitment, which Revolving Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

         (b) Term Notes. The portion of the Term Loan made by each Lender shall be evidenced by the Term Note payable to the order of such Lender in the respective amount of its Term Loan Commitment, which Term Notes shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

         (c) Swing Line Note. The Swing Line Outstandings shall be evidenced by a separate Swing Line Note payable to the order of Bank of America in the amount of the Swing Line, which Note shall be dated the Closing Date and shall be duly completed, executed and delivered by the Borrower.

 2.5      Swing Line.

         (a) Notwithstanding any other provision of this Agreement to the contrary, in order to administer the Revolving Credit Facility in an efficient manner and to minimize the transfer of funds between the Agent and the Lenders, Bank of America shall make available Swing Line Loans to the Borrower prior to the Revolving Credit Termination Date. Bank of America shall not be obligated to make any Swing Line Loan pursuant hereto (i) if to the actual knowledge of Bank of America, the Borrower is not in compliance with all the conditions to the making of Revolving Loans set forth in this Agreement, (ii) if after giving effect to such Swing Line Loan, the Swing Line Outstandings exceed $5,000,000, or (iii) if after giving effect to such Swing Line Loan, the sum of the Swing Line Outstandings, Revolving Credit Outstandings and Letter of Credit Outstandings exceeds the Total Revolving Credit Commitment. The Borrower may, subject to the conditions set forth in the preceding sentence, borrow, repay and reborrow under this Section 2.5. Unless notified to the contrary by Bank of America, borrowings under the Swing Line shall be made in the minimum amount of $100,000 or, if greater, in amounts which are integral multiples of $50,000, or in the amount necessary to effect a Base Rate Refunding Loan, upon written request by telefacsimile transmission, effective upon receipt, by an Authorized Representative of the Borrower made to Bank of America not later than 12:30 P.M. on the Business Day of the requested borrowing. Each such Borrowing Notice shall specify the amount of the borrowing and the date of borrowing, and shall be in the form of Exhibit E-2, with appropriate insertions. Unless notified to the contrary by Bank of America, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000 or the aggregate amount of all Swing Line Outstandings.

         (b) The interest payable on Swing Line Loans is solely for the account of Bank of America. Swing Line Loans shall bear interest solely at the Base Rate. From and after the occurrence of an Event of Default, Swing Line Loans shall accrue interest at the Default Rate, and all accrued and unpaid interest on Swing Line Loans shall be payable, on the dates and in the manner provided in Sections 4.3 with respect to interest on Base Rate Loans.

         (c) Upon the making of a Swing Line Loan, each Lender shall be deemed to have purchased from Bank of America a Participation therein in an amount equal to that Lender's Applicable Commitment Percentage of such Swing Line Loan. Upon demand made by Bank of America, each Lender shall, according to its Applicable Commitment Percentage of such Swing Line Loan, promptly provide to Bank of America its purchase price therefor in an amount equal to its Participation therein. Any Advance made by a Lender pursuant to demand of Bank of America of the purchase price of its Participation shall when made be deemed to be (i) provided that the conditions to making Revolving Loans shall be satisfied, a Base Rate Refunding Loan under Section 2.2, and (ii) in all other cases, the funding by each Lender of the purchase price of its Participation in such Swing Line Loan. The obligation of each Lender to so provide its purchase price to Bank of America shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

         The Borrower, at its option and subject to the terms hereof, may request an Advance pursuant to Section 2.2 in an amount sufficient to repay Swing Line Outstandings on any date and the Agent shall provide from the proceeds of such Advance to Bank of America the amount necessary to repay such Swing Line Outstandings (which Bank of America shall then apply to such repayment) and credit any balance of the Advance in immediately available funds in the manner directed by the Borrower pursuant to Section 2.2(c)(ii). The proceeds of such Advances shall be paid to Bank of America for application to the Swing Line Outstandings and the Lenders shall then be deemed to have made Loans in the amount of such Advances. The Swing Line shall continue in effect until the Revolving Credit Termination Date, at which time all Swing Line Outstandings and accrued interest thereon shall be due and payable in full.

                                   ARTICLE III

                                Letters of Credit

         3.1 Letters of Credit. The Issuing Bank agrees, subject to the terms and conditions of this Agreement, upon request of the Borrower or the Borrower and a Subsidiary (in which case the Borrower shall be fully liable for all Reimbursement Obligations arising under such Letter of Credit) to issue from time to time for the account of the Borrower or the Borrower and a Subsidiary, as the case may be, Letters of Credit upon delivery to the Issuing Bank of an Application and Agreement for Letter of Credit relating thereto in form and content acceptable to the Issuing Bank; provided, that (i) the Issuing Bank shall not be obligated to issue (or renew) any Letter of Credit if it has been notified by the Agent or has actual knowledge that a Default or Event of Default has occurred and is continuing, (ii) the Letter of Credit Outstandings shall not exceed the Total Letter of Credit Commitment and (iii) no Letter of Credit shall be issued (or renewed) if, after giving effect thereto, Letter of Credit Outstandings plus Revolving Credit Outstandings plus Swing Line Outstandings shall exceed the Total Revolving Credit Commitment. No Letter of Credit shall have an expiry date (including all rights of the Borrower or any beneficiary named in such Letter of Credit to require renewal) or payment date occurring later than the earlier to occur of one year after the date of its issuance or the seventh Business Day prior to the Stated Termination Date.

         3.2      Reimbursement and Participations.

                  (a) The Borrower hereby unconditionally agrees to pay to the Issuing Bank immediately at the Principal Office all amounts required to pay all drafts drawn or purporting to be drawn under the Letters of Credit and all reasonable expenses incurred by the Issuing Bank in connection with the Letters of Credit, and in any event and without demand to place in possession of the Issuing Bank (which shall include Advances under the Revolving Credit Facility if permitted by
         Section 2.2 and Swing Line Loans if permitted by Section 2.5) sufficient funds to pay all debts and liabilities arising under any Letter of Credit. The Issuing Bank agrees to give the Borrower prompt notice of any request for a draw under a Letter of Credit. The Issuing Bank may charge any account the Borrower may have with it for any and all amounts the Issuing Bank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by the Issuing Bank and the Borrower; provided that to the extent permitted by
         Section 2.2(c)(iii) and Section 2.5, amounts shall be paid pursuant to Advances under the Revolving Credit Facility or, if the Borrower shall elect, by Swing Line Loans. The Borrower agrees to pay the Issuing Bank interest on any Reimbursement Obligations not paid when due hereunder at the Default Rate.

                  (b) In accordance with the provisions of Section 2.2(c), the Issuing Bank shall notify the Agent of any drawing under any Letter of Credit promptly following the receipt by the Issuing Bank of such drawing.

                  (c) Each Lender (other than the Issuing Bank) shall automatically acquire on the date of issuance thereof, a Participation in the liability of the Issuing Bank in respect of each

         Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage of such liability, and to the extent that the Borrower is obligated to pay the Issuing Bank under Section 3.2(a), each Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Issuing Bank, its Applicable Commitment Percentage of the liability of the Issuing Bank under such Letter of Credit in the manner and with the effect provided in Section 2.2(c)(iii).

                  (d) Simultaneously with the making of each payment by a Lender to the Issuing Bank pursuant to Section 2.2(c)(iii)(B), such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the Lender made its payment) in the related Reimbursement Obligation of the Borrower. Each Lender's obligation to make payment to the Agent for the account. of the Issuing Bank pursuant to Section 2.2(c)(iii) and Section 3.2(c), and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. In the event the Lenders have purchased Participations in any Reimbursement Obligation as set forth above, then at any time payment (in fully collected, immediately available funds) of such Reimbursement Obligation, in whole or in part, is received by the Issuing Bank from the Borrower, the Issuing Bank shall promptly pay to each Lender an amount equal to its Applicable Commitment Percentage of such payment from the Borrower.

                  (e) Promptly following the end of each calendar quarter, the Issuing Bank shall deliver to the Agent a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to the Agent, and the Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each Letter of Credit outstanding.

                  (f) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in
         Article VII, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be satisfactory to the Issuing Bank consistent with the then current practices and procedures of the Issuing Bank with respect to similar letters of credit, and the Borrower shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as the Issuing Bank shall have requested consistent with such practices and procedures. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 or, if the Issuing Bank shall elect by express reference in an affected Letter of Credit, the International Chamber of Commerce International Standby Practices commonly referred to as "ISP98," or any subsequent amendment or revision of either thereof.

                  (g) The Borrower agrees that the Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

                  (h)      Without limiting the generality of the provisions of
         Section 13.9, the Borrower hereby agrees to indemnify and hold harmless the Issuing Bank, each other Lender and the Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which the Issuing Bank, such other Lender or the Agent may incur (or which may be claimed against the Issuing Bank, such other Lender or the Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify the Issuing Bank, any other Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified as determined in a final, non-appealable judgment by a court of competent jurisdiction or (ii) caused by the failure of the Issuing Bank to pay under any Letter of Credit after the presentation to it of a request for payment strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree. The indemnification and hold harmless provisions of this
         Section 3.2(h) shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date, the Facility Termination Date and expiration or termination of this Agreement.

                  (i)      Without limiting Borrower's rights as set forth in
         Section 3.2(h), the obligation of the Borrower to immediately reimburse the Issuing Bank for drawings made under Letters of Credit and the Issuing Bank's right to receive such payment shall be absolute, unconditional and irrevocable, and such obligations of the Borrower shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Application and Agreement for any Letter of Credit, under all circumstances whatsoever, including the following circumstances:

                  (i) any lack of validity or enforceability of the Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related LC Documents");

                  (ii) any amendment or waiver of or any consent to or departure from all or any of the Related LC Documents;

                  (iii) the existence of any claim, setoff, defense (other than the defense of payment in accordance with the terms of this Agreement) or other rights which the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

                  (iv) any breach of contract or other dispute between the Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person;

                  (v) any draft, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                  (vi) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by the Agent, with or without notice to or approval by the Borrower in respect of any of Borrower's Obligations under this Agreement; or

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

                                   ARTICLE IV

                Eurodollar Funding, Fees, and Payment Conventions

         4.1 Interest Rate Options. Eurodollar Rate Loans and Base Rate Loans may be outstanding at the same time and, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the option to elect the Type of Loan and the duration of the initial and any subsequent Interest Periods and to Convert Revolving Loans and Segments of the Term Loan in accordance with Sections 2.2(c)(i) and 4.2, as applicable; provided, however, (a) there shall not be outstanding at any one time Eurodollar Rate Loans having more than eight (8) different Interest Periods, (b) each Eurodollar Rate Loan (including each Conversion into and each Continuation as a Eurodollar Rate Loan) shall be in an amount of $3,000,000 or, if greater than $3,000,000, an integral multiple of $ 1,000,000, and (c) no Eurodollar Rate Segment shall have an Interest Period that extends beyond the Term Loan Termination Date and no other Eurodollar Rate Loan shall have an Interest Period that extends beyond the Stated Termination Date. If the Agent does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of Conversion of any Loan to or Continuation of a Loan as a Eurodollar Rate Loan by the time prescribed by Sections 2.2(c)(i) and 4.2, as applicable, the Borrower shall be deemed to have elected to obtain or Convert such Loan to (or Continue such Loan as) a Base Rate Loan until the Borrower notifies the Agent in accordance with Section 4.2. The Borrower shall not be entitled to elect to Continue any Loan as or Convert any Loan into a Eurodollar Rate Loan if a Default or Event of Default shall have occurred and be continuing.

         4.2 Conversions and Elections of Subsequent Interest Periods. Subject to the limitations set forth in the definition of "Interest Period" and in Section 4.1 and Article VI, the Borrower may:

                  (a) upon delivery of telephonic notice to the Agent (which shall be irrevocable) on or before 11:00 A.M. on any Business Day, Convert any Eurodollar Rate Loan to a Base Rate Loan on the last day of the Interest Period for such Eurodollar Rate Loan; and

                  (b) provided that no Default or Event of Default shall have occurred and be continuing, upon delivery of telephonic notice to the Agent (which shall be irrevocable on or before 11:00 A.M. three (3) Business Days' prior to the date of such Conversion or Continuation:

                           (i) elect a subsequent Interest Period for any Eurodollar Rate Loan to begin on the last day of the then current Interest Period for such Eurodollar Rate Loan; or

                           (ii) Convert any Base Rate Loan to a Eurodollar Rate Loan on any Business Day.

Each such notice shall be effective upon receipt by the Agent, shall specify the amount of the Eurodollar Rate Loan affected, the type of Loan (Revolving Loan or Segment of the Term Loan) affected, and, if a Continuation as or Conversion into a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. The Authorized Representative shall provide the Agent written confirmation of each such telephonic notice in the form of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions but failure to provide such confirmation shall not affect the validity of such telephonic notice. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 11:00 A.M.) not later than 3:00 P.M. on the same day as the Agent's receipt of such notice. All such Continuations or Conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

         4.3 Payment of Interest. The Borrower shall pay interest on the outstanding and unpaid principal amount of each Segment of the Term Loan and on each Revolving Loan, commencing on the first date of such Segment or Revolving Loan until such Segment or Revolving Loan, as the case may be, shall be repaid, at the applicable Base Rate or Eurodollar Rate as designated by the Borrower in the related Borrowing Notice or Interest Rate Selection Notice or as otherwise provided hereunder. Interest on each Segment and on each Revolving Loan shall be paid on the earlier of (a) in the case of any Base Rate Loan, quarterly in arrears of the last Business Day of each March, June, September and December, commencing on March 31, 2000, until, as to any Base Rate Segment, the Term Loan Termination Date, and as to any other Base Rate Loans, the Revolving Credit Termination Date, at which date as applicable the entire principal amount of and all accrued interest on the Term Loan and the Revolving Loans, respectively, shall be paid in full, (b) in the case of any Eurodollar Rate Loan, on the last day of the applicable Interest Period for such Eurodollar Rate Loan and if such Interest Period extends for more than three (3) months, at intervals of three
(3) months after the first day of such Interest Period, and (c) upon payment in full of the Term Loan (or Segment thereof) or the related Revolving Loan; provided, however, that if any Event of Default shall occur and be continuing, all amounts outstanding hereunder shall bear interest thereafter (for so long as such Event of Default is continuing) until paid in full at the Default Rate.

         4.4 Prepayments of Eurodollar Rate Loans. Whenever any payment of principal shall be made in respect of any Loan hereunder, whether at maturity, on acceleration, by optional or mandatory prepayment or as otherwise required or permitted hereunder, with the effect that any Eurodollar Rate Loan shall be prepaid in whole or in part prior to the last day of the Interest Period applicable to such Eurodollar Rate Loan, such payment of principal shall be accompanied by the additional payment, if any, required by Section 6.5.

         4.5      Manner of Payment.

                  (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid by or on behalf of the Borrower to the Lenders, the Issuing Bank, the Agent, or Bank of America with respect to any Loan, Letter of Credit, Reimbursement Obligation, or Swing Line Loan, shall be made to the Agent at the Principal Office in Dollars in immediately available funds without condition or deduction for any setoff, recoupment, deduction or counterclaim on or before 12:30 P.M. on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of such payment from any one or more ordinary deposit accounts of the Borrower with the Agent.

                  (b) Any payment made by or on behalf of the Borrower that is not made both in Dollars in immediately available funds and prior to 12:30 P.M. on the date such payment is to be made shall constitute a non-conforming payment. Any such non-conforming payment shall not be deemed to be received until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default as otherwise provided herein. Interest shall continue to accrue at the Default Rate on any principal or fees as to which no payment or a non-conforming payment is made from the date such amount was due and payable until the later of (i) the date such funds become available funds or (ii) the next Business Day.

                  (c) In the event that any payment hereunder or under any of the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under the definition of "Interest Period"; provided, however, that interest shall continue to accrue during the period of any such extension; and provided further, however, that in no event shall any such due date be extended (i) for any Term Loan, beyond the Term Loan Termination Date, and (ii) for any Revolving Loan, beyond the Revolving Credit Termination Date.

         4.6      Fees.

                  (a) Commitment Fee. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a commitment fee equal to the Applicable Commitment Fee multiplied by the average daily amount by which the Total Revolving Credit Commitment exceeds the sum of (i) Revolving Credit Outstandings (without giving effect to Swing Line Outstandings) plus (ii) Letter of Credit Outstandings. Such fees shall be due in arrears on the last Business Day of each March, June, September and December commencing March 31, 2000 to and on the Revolving Credit Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion.

                  (b) Letter of Credit Facility Fees. The Borrower shall pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a fee on the aggregate amount available to be drawn on each outstanding Letter of Credit at a rate equal to the Applicable Margin for Eurodollar Rate Loans. Such fees shall be due with respect to each Letter of Credit quarterly in arrears on the last day of each March, June, September and December, the first such payment to be made on the first such date occurring after the date of issuance of a Letter of Credit.

                  (c) Letter of Credit Fronting and Administrative Fees. The Borrower shall pay to the Issuing Bank a fronting fee of one-eighth percent (.125%) per annum on the aggregate amount available to be drawn on each outstanding Letter of Credit, such fee to be payable quarterly in arrears with respect to each Letter of Credit on the dates established in Section 4.6(b) for the payment of Letter of Credit facility fees with respect to such Letter of Credit. The Borrower shall also pay to the Issuing Bank such administrative fee and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the Issuing Bank and the Borrower shall agree from time to time.

                  (d) Agent Fees. The Borrower agrees to pay to the Agent, for the Agent's individual account, an annual Agent's fee, such fee to be payable in such amounts and at such dates as from time to time agreed to by the Borrower and Agent in writing.

                  (e) Monitoring Fee. The Borrower agrees to pay to Bank of America, for its own account, a monthly monitoring fee, plus all fees and expenses associated with monitoring the Collateral, such fee to be in such amounts as the Borrower and Bank of America shall agree from time to time.

         4.7 Pro Rata Payments. Except as otherwise specified herein, (a) each payment on account of the principal of and interest on Loans, the fees described in Section 4.6(a) and (b), and Swing Line Loans and Reimbursement Obligations as to which the Lenders have funded their respective Participations which remain outstanding, shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, and (b) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrower.

         4.8 Computation of Rates and Fees. Except as may be otherwise expressly provided (i) the Prime Rate shall be computed on the basis of a year of 365/366 days and computed for actual days elapsed, and (ii) all other interest rates (including the Federal Funds Rate, each Eurodollar Rate, and the Default Rate) and fees shall be computed on the basis of a year of 360 days and calculated for actual days elapsed.

         4.9 Deficiency Advances; Failure to Purchase Participations. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan or Advance hereunder or to fund its purchase of any Participation hereunder nor shall the Revolving Credit Commitment, Term Loan Commitment or Letter of Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing or the provisions of Section 4.10, in the event any Lender shall fail to advance funds to the Borrower as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the applicable Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such Advance under its

Note; provided that, (i) such defaulting Lender shall not be entitled to receive payments of principal, interest or fees with respect to such deficiency advance until such deficiency advance (together with interest thereon as provided in clause (ii)) shall be paid by such Lender and (ii) upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by a Borrower on each Loan comprising the deficiency advance at the Federal Funds Rate, then such payment shall be credited against the applicable Note of the Agent in full payment of such deficiency advance and such Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by such Borrower thereon. In the event any Lender shall fail to fund its purchase of a Participation after notice from the Issuing Bank or Bank of America as the Swing Line lender, as applicable, such Lender shall pay to the Issuing Bank or Bank of America as the Swing Line lender, as applicable, such amount on demand, together with interest at the Federal Funds Rate on the amount so due from the date of such notice to the date such purchase price is received by the Issuing Bank or Bank of America as the Swing Line lender, as applicable.

         4.10 Intraday Funding. Without limiting the provisions of Section 4.9, unless the Borrower or any Lender has notified the Agent not later than 12:00 Noon of the Business Day before the date any payment (including in the case of Lenders any Advance) to be made by it is due, that it does not intend to remit such payment, the Agent may, in its discretion, assume that Borrower or each Lender, as the case may be, has timely remitted such payment in the manner required hereunder and may, in its discretion and in reliance thereon, make available such payment (or portion thereof) to the Person entitled thereto as otherwise provided herein. If such payment was not in fact remitted to the agent in the manner required hereunder, then:

                  (i) if Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent at the Federal Funds Rate; and

                  (ii) if any Lender failed to make such payment, the Agent shall be entitled to recover such corresponding amount forthwith upon the Agent's demand therefor, the Agent promptly shall notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent in immediately available funds upon receipt of such demand. The Agent also shall be entitled to recover interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, (A) from such Lender at a rate per annum equal to the daily Federal Funds Rate or (B) from the Borrower, at a rate per annum equal to the interest rate applicable to the Loan which includes such corresponding amount. Until the Agent shall recover such corresponding amount together with interest thereon, such corresponding amount shall constitute a deficiency advance within the meaning of Section 4.9. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                                    ARTICLE V

                                    Security

         5.1 Security. As security for the full and timely payment and performance of all Obligations, the Borrower shall, and shall cause all other Credit Parties to, on or before the Closing Date, do or cause to be done all things necessary in the opinion of the Agent and its counsel to grant to the Agent for the benefit of the Agent and the Lenders a duly perfected first priority security interest in all Collateral subject to no prior Lien or other encumbrance or restriction on transfer (other than matters appearing as exceptions on the Title Policies and acceptable to the Agent, Liens described in and permitted under Section 8.7 and Section 10.4 and restrictions on transfer imposed by applicable securities laws). Without limiting the foregoing, the Borrower and each Subsidiary having rights in any Subsidiary Securities shall on the Closing Date deliver to the Agent, in form and substance reasonably acceptable to the Agent, (A) a Pledge Agreement which shall pledge to the Agent for the benefit of the Agent and the Lenders all of the Subsidiary Securities of each Domestic Subsidiary, (B) if such Subsidiary Securities are in the form of certificated securities, such certificated securities, together with undated stock powers or other appropriate transfer documents endorsed in blank pertaining thereto, (C) if such Subsidiary Securities do not constitute securities and the Subsidiary has not elected to have such interests treated as securities under Article 8 of the Uniform Commercial Code, a control agreement (containing the provisions described in Section 9.20) from the Registrar of such Subsidiary Securities and (D) Uniform Commercial Code financing statements reflecting the Lien in favor of the Agent on such Subsidiary Securities, each in form and substance acceptable to the Agent, and shall take such further action and deliver or cause to be delivered such further documents as required by the Security Instruments or otherwise as the Agent may request to effect the transactions contemplated by this Article V. The Borrower shall, and shall cause each Subsidiary to, pledge to the Agent for the benefit of the Agent and the Lenders (and as appropriate to reaffirm its prior pledge of) all of the Pledged Interests of any Domestic Subsidiary acquired or created after the Closing Date and to deliver to the Agent all of the documents and instruments in connection therewith as are required pursuant to the terms of section 9.20 and of the Security Instruments.

         5.2 Further Assurances. At the request of the Agent, the Borrower will or will cause all other Credit Parties, as the case may be, to execute, by its duly authorized officers, alone or with the Agent, any certificate, instrument, financing statement, control agreement, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Agent reasonably deems necessary from time to time to create, continue or preserve the liens and security interests in Collateral (and the perfection and priority thereof) of the Agent contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by the Borrower or other Credit Party after the Closing Date. The Agent is hereby irrevocably authorized to execute and file or cause to be filed, with or if permitted by applicable law without the signature of the Borrower or any Credit Party appearing thereon, all Uniform Commercial Code financing statements reflecting the Borrower or any other Credit Party as "debtor" and the Agent as "secured party", and continuations thereof and amendments thereto, as the Agent reasonably deems necessary or advisable to give effect to the transactions contemplated hereby and by the other Loan Documents.

         5.3 Information Regarding Collateral. The Borrower represents, warrants and covenants that (i) the chief executive office of the Borrower and each other Person providing Collateral pursuant to a Security Instrument (each, a "Grantor") at the Closing Date is located at the address or addresses specified on Schedule 5.3, and (ii) Schedule 5.3 contains a true and complete list of (a) the exact legal name, jurisdiction of formation, and address of each Grantor and of each other Person that has effected any merger or consolidation with a Grantor or contributed or transferred to a Grantor any property constituting Collateral having an aggregate value of greater than $500,000 at any time since October 1, 1994 (excluding Persons making sales in the ordinary course of their businesses to a Grantor of property constituting inventory in the hands of such seller), (b) the exact legal name, jurisdiction of formation, and each location of the chief executive office of each Grantor at any time since October 1, 1994, (c) each location in which goods constituting Collateral are or have been located since October 1, 1994 (together with the name of each owner of the property located at such address if not the applicable Grantor, and a summary description of the relationship between the applicable Grantor and such Person) other than locations where goods were formerly, but no longer, held on consignment, and (d) each trade style used by any Grantor since October 1, 1994 and the purposes for which it was used. Borrower shall not change, and shall not permit any other Grantor to change, its name, jurisdiction of formation (whether by reincorporation, merger or otherwise), the location of its chief executive office or any location specified in clause (c) of the immediately preceding sentence, or use or permit any other Grantor to use, any additional trade style, except upon giving not less than thirty (30) days' prior written notice to the Agent and taking or causing to be taken all such action at Borrower's or such other Grantor's expense as may be reasonably requested by the Agent to perfect or maintain the perfection of the Lien of the Agent in Collateral.

         5.4 Mortgages. Without limiting the generality of Section 5.1, the Borrower (as security for all Obligations now existing or hereafter arising) and each Subsidiary (as security for the Guarantor's Obligations (as defined in the Facility Guaranty to which such Guarantor is or becomes a party)), as applicable, shall deliver to the Agent (a) on the Closing Date, with respect to each parcel of real property owned by the Borrower or a Subsidiary and leased property of a subsidiary located in Delaware, a Mortgage and the related Mortgaged Property Support Documents, and (b) thereafter, with respect to each parcel of real property owned, acquired or leased by the Borrower or a Subsidiary, a Mortgage (to the extent permitted as to leased property) with respect to such parcel of real property and the related Mortgaged Property Support Documents.

         5.5 Warehouseman's Estoppel Certificates. As security for the full and timely payment and performance of (i) all Obligations now existing or hereafter arising and (ii) if applicable, the Guarantors' Obligations under the Facility Guaranty, the Borrower shall, and shall cause each Subsidiary to, on the Closing Date deliver to the Agent, in form and substance reasonably acceptable to the Agent, to the extent obtainable on the exercise of reasonable efforts by the Borrower, the Warehouseman's Estoppel Certificates. The Warehouseman's Estoppel Certificates shall be delivered on the Closing Date and, subject to Section 9.20, thereafter within 30 days after any new or additional warehouse space under the control of a warehouseman is leased by the Borrower or any Subsidiary to the extent obtainable on the exercise of reasonably diligent efforts by the Borrower.

         5.6 Collection Account and Lock Box Arrangement. The Agent and the Borrower shall, upon the request of the Agent, establish and maintain one or more special lockbox or blocked accounts for the collection of the Accounts Receivable. Each such special account shall be with either the Agent or other financial institution acceptable to the Agent (which may be an affiliate of the Agent or other subagent designated by the Agent) and shall be subject to the Agent's standard form of documentation. Any checks or other remittances against Accounts Receivable which are received by the Borrower shall be held in trust for the Agent and turned over by the Borrower to the Agent or to a Person designated by the Agent in the identical form received (except for any necessary endorsement) promptly upon receipt.

                                   ARTICLE VI

                            Change in Circumstances

         6.1      Increased Cost and Reduced Return.

                  (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                           (i)      shall subject such Lender (or its
                  Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Rate Loans, its Note, or its obligation to make Eurodollar Rate Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Rate Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                           (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, compulsory loan, or similar requirement (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Term Loan Commitment or Revolving Credit Commitment of such Lender hereunder; or

                           (iii)    shall impose on such Lender (or its
                  Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

         and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Rate Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 6.1(a), the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 6.4 shall be applicable);

         provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

                  (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 6.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 6.1 shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         6.2 Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Rate Loan:

                  (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (b) the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

         6.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Rate Loans and to Convert other Types of Loans into Eurodollar Rate Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Loans (in which case the provisions of Section 6.4 shall be applicable).

         6.4 Treatment of Affected Loans. If the obligation of any Lender to make a Eurodollar Rate Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Section 6.1 or 6.3 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 6.3 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 6.1 or 6.3 hereof that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 6.1 or 6.3 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 6.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Term Loan Commitments and Revolving Credit Commitments.

         6.5 Compensation. Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any actual loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

                  (a) any payment, prepayment, or Conversion of a Eurodollar Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 11.1) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article VII to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Rate Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

         6.6      Taxes.

                  (a)      Any and all payments by the Borrower to or for the

         account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent,
         (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.6) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 13.2, the original or a certified copy of a receipt evidencing payment thereof.

                  (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 6.6) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                  (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

                  (e) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to Section 6.6(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 6.6(a) or 6.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes (because of its failure) to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                  (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 6.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

                  (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

                  (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 6.6 shall survive the termination of the Revolving Credit Commitments, Term Loan Commitments and the payment in full of the Notes and the Facility Termination Date.

                                   ARTICLE VII

            Conditions to Making Loans and Issuing Letters of Credit

         7.1 Conditions of Term Loan and Initial Advance. The obligation of the Lenders to make the Term Loan and the initial Advance under the Revolving Credit Facility, and of the Issuing Bank to issue any Letter of Credit, and of Bank of America to make any Swing Line Loan, is subject to the conditions precedent that:

                  (a) the Agent shall have received on the Closing Date, in form and substance satisfactory to the Agent and Lenders, the following:

                           (i)      executed originals of each of this
                  Agreement, the Notes, the initial Facility Guaranties, the Security Instruments, the LC Account Agreement, and the other Loan Documents, together with all schedules and exhibits thereto;

                           (ii) evidence that the Acquisition Transaction shall have been consummated for an aggregate purchase price not in excess of $68,500,000, subject to the Price Adjustment, in accordance with the terms of the Transaction Documents as furnished to and approved by the Agent (without any amendment thereto or waiver of any condition therein contained except with the prior written consent of the Agent), and in compliance with applicable law and regulatory approvals (including the expiration or early termination of any applicable waiting or regulatory review period without further action or inquiry by any applicable regulatory agency), including copies (certified by an officer of the Borrower to be true, correct and complete) of the Transaction Documents, of which the Purchase Agreement shall contain indemnification provisions for environmental issues from Ivaco, Inc. to the benefit of the Borrower and any successor owner of the property subject to the Purchase Agreement;

                           (iii) the favorable written opinion or opinions with respect to the Loan Documents and the transactions contemplated thereby of counsel to the Credit Parties and of local counsel dated the Closing Date, addressed to the Agent and the Lenders and satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Agent, substantially in the form of Exhibit H;

                           (iv) resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of each Credit Party and, to the extent necessary, the shareholders or other equity owners of each Credit Party, certified by its secretary or assistant secretary as of the Closing Date, approving the Acquisition Transaction and approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

                           (v) specimen signatures of officers or other appropriate representatives executing the Loan Documents on behalf of each of the Credit Parties, certified by the secretary or assistant secretary of such Credit Party;

                           (vi) the Organizational Documents of each of the Credit Parties certified as of a recent date by the Secretary of State of its state of organization;

                           (vii) Operating Documents of each of the Credit Parties certified as of the Closing Date as true and correct by its secretary or assistant secretary;

                           (viii) certificates issued as of a recent date by the Secretaries of State of the respective jurisdictions of formation of each of the Credit Parties as to the due existence and good standing of such Person;

                           (ix) appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of each of the Credit Parties as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect;

                           (x) notice of appointment of the initial Authorized Representative(s);

                           (xi) certificate of an Authorized Representative dated the Closing Date giving historical pro forma effect to the Acquisition Transaction and demonstrating compliance with the financial covenants contained in Sections 10.1(a) through 10.1(c) and 10.3 as of the end of the fiscal quarter most recently ended prior to the Closing Date, substantially in the form of Exhibit I;

                           (xii) evidence that the Existing Indebtedness and all fees and other obligations associated therewith shall have been paid in full contemporaneously with the initial advance hereunder and the credit facilities (and all related Liens) under which the Existing Indebtedness was outstanding shall have been irrevocably terminated;

                           (xiii) evidence of all insurance required by the Loan Documents;

                           (xiv) executed counterpart of a Rod Supply Agreement between the Acquired Company and GS Industries, Inc. and a letter agreement regarding limited application material ("LAM") pursuant to which the Acquired Company is granted a right of first refusal to purchase LAM, each containing terms and conditions acceptable to the Agent together with an assignment of such agreements to the Agent as security for the Obligations and a consent to such assignment by GS Industries, Inc.;

                           (xv) shareholders agreements and management documents of the Borrower and its Subsidiaries, including but not limited to, employment contracts;

                           (xvi) an initial Borrowing Notice, if any, and, if elected by the Borrower, Interest Rate Selection Notice;

                           (xvii) receipt of Uniform Commercial Code financing statements required to be filed in all places required by applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien (subject to no other Liens except for those permitted in the Loan Documents) as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of (other actions as may be) necessary under applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien in and to such other Collateral as the Agent may require, including without limitation:

                                    (i)      delivery of all Mortgages and the
                           issuance of the Title Policies (or marked up commitment therefor with all conditions to issuance of the final Title Policy deleted) related thereto; and

                                    (ii)     the delivery by the Borrower of all
                           stock certificates evidencing Pledged Interests, accompanied in each case by duly executed stock powers (or other appropriate transfer documents) in blank affixed thereto;

                           (xviii)  the Historical Financial Statements and
                  Historical Pro Forma Financial Statements;

                           (xix)    the Pro Forma Projections;

                           (xx) evidence that all fees payable by the Borrower on the Closing Date to the Agent, BAS and the Lenders have been paid in full;

                           (xxi) evidence that (A) the Acquired Company, its subsidiaries, the Borrower and its Subsidiaries have taken all necessary and appropriate steps to successfully address, business and financial risks, if any, resulting from the Year 2000 Problem, including risks resulting from the failure of key vendors and customers of the Acquired Company, the Borrower and their respective subsidiaries to successfully address the Year 2000 Problem, and (B) the Acquired

                  Company's, the Borrower's and their respective subsidiaries' material computer applications and those of their key vendors and customers have adequately addressed the Year 2000 Problem in all material respects;

                           (xxii) Uniform Commercial Code search results showing only those Liens as are acceptable to the Lenders;

                           (xxiii)  Uniform Commercial Code termination
                  statements sufficient to release all Liens securing the Existing Indebtedness;

                           (xxiv)   the initial Borrowing Base Certificate; and

                           (xxv)    such other documents, instruments,
                  certificates and opinions as the Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby; and

                  (b)      In the good faith judgment of the Agent and the
         Lenders:

                           (i) there shall not have occurred or become known to the Agent or the Lenders any event, condition, situation or status since October 2, 1999 in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries or since January 1, 2000 in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Acquired Company and its subsidiaries other than as described in writing to the Lenders, or in the facts and information regarding such entities as represented as of the Closing Date that has had or could reasonably be expected to result in a Material Adverse Effect;

                           (ii) there shall not exist (A) any order, decree, judgment, ruling or injunction which restrains the consummation of the Acquisition Transaction in the manner contemplated by the Transaction Documents, and (B) any pending or threatened action, suit, investigation or proceeding, which, if adversely determined, could materially and adversely affect the Borrower or its Subsidiaries or any Guarantor (including the Acquired Company and its subsidiaries) from performing their respective obligations under the Transaction Documents or the Loan Documents or the ability of the Lenders to exercise their rights under the Loan Documents; and

                           (iii) the Credit Parties shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the Acquisition Transaction and the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any

                  Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which any of the Credit Parties is a party or by which any of them or their properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which will not have a Material Adverse Effect.

         7.2 Conditions of Revolving Loans and Letter of Credit. The obligations of the Lenders to make any Revolving Loans, and the Issuing Bank to issue (or renew) Letters of Credit and Bank of America to make Swing Line Loans, hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

                  (a) the Agent or, in the case of Swing Line Loans, Bank of America shall have received a Borrowing Notice if required by
         Article II;

                  (b) the representations and warranties of the Credit Parties set forth in Article VIII and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, Swing Line Loan or Letter of Credit issuance or renewal, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 8.6(a) shall be deemed (solely for the purpose of the representation and warranty contained in such Section 8.6(a) but not for the purpose of any cross reference to such Section 8.6(a) or to the financial statements described therein contained in any other provision of Section 8.6 or elsewhere in Article 8) to be those financial statements most recently delivered to the Agent and the Lenders pursuant to Section 9.1 from the date financial statements are delivered to the agent and the Lenders in accordance with such Section;

                  (c) in the case of the issuance of a Letter of Credit, the borrower shall have executed and delivered to the Issuing Bank an Application and Agreement for Letter of Credit in form and content acceptable to the Issuing Bank together with such other instruments and documents as it shall request;

                  (d) at the time of (and after giving effect to) each Advance, Swing Line Loan or the issuance of a Letter of Credit, no Default or Event of Default specified in Article XI shall have occurred and be continuing; and

                  (e)      immediately after giving effect to:

                           (i) a Revolving Loan, the aggregate principal balance of all outstanding Revolving Loans for each Lender shall not exceed such Lender's Revolving Credit Commitment;

                           (ii) a Letter of Credit or renewal thereof, the aggregate principal balance of all outstanding Participations in Letters of Credit and Reimbursement Obligations (or in the case of the Issuing Bank, its remaining interest after deduction of all Participations in Letters of Credit and Reimbursement Obligations of other Lenders) for each Lender and in the aggregate shall not exceed, respectively, (X) such Lender's Letter of Credit Commitment or (Y) the Total Letter of Credit Commitment;

                           (iii)    a Swing Line Loan, the Swing Line
                  Outstandings shall not exceed $5,000,000; and

                           (iv) a Revolving Loan, Swing Line Loan or a Letter of Credit or renewal thereof, the sum of Letter of Credit Outstandings plus Revolving Credit Outstandings plus Swing Line Outstandings shall not exceed the lesser of the Borrowing Base and the Total Revolving Credit Commitment.

                                  ARTICLE VIII

                         Representations and Warranties

          The Borrower represents and warrants with respect to itself and to its Subsidiaries (and giving effect to the Acquisition Transaction) (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

          8.1      Organization and Authority.

                  (a) The Borrower and each Subsidiary is a corporation, limited liability company or partnership duly organized and validly existing under the laws of the jurisdiction of its formation;

                  (b) The Acquisition Transaction has been consummated in accordance with the terms of the Transaction Documents;

                  (c) The Borrower and each Subsidiary (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

                  (d) The Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

                  (e) Each Credit Party (other than the Borrower) has the power and authority to execute, deliver and perform the Facility Guaranty and each of the other Loan Documents to which it is a party; and

                  (f) When executed and delivered, each of the Loan Documents to which any Credit Party is a party will be the legal, valid and binding obligation or agreement, as the case may be, of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity).

         8.2 Loan Documents. The execution, delivery and performance by each Credit Party of each of the Loan Documents to which it is a party:

                  (a) have been duly authorized by all requisite Organizational Action of such Credit Party required for the lawful execution, delivery and performance thereof;

                  (b) do not violate any provisions of (i) any applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on such Credit Party or its properties, or (iii) the Organizational Documents or Operating Documents of such Credit Party;

                  (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which such Credit Party is a party, or by which the properties or assets of such Credit Party are bound; and

                  (d) does not and will not result in the creation or imposition of any Lien upon any of the properties or assets of such Credit Party or any Subsidiary except any Liens in favor of the Agent and the Lenders created by the Security Instruments, which Liens and Security Interests under the Security Instruments have been perfected.

         8.3 Solvency. Each Credit Party is Solvent after giving effect to the transactions contemplated by the Loan Documents.

         8.4 Subsidiaries and Stockholders. The Borrower has no Subsidiaries other than those Persons listed as Subsidiaries in Schedule 8.4 and additional Subsidiaries created or acquired after the Closing Date in compliance with Section 9.20; Schedule 8.4 states as of the date hereof the organizational form of each entity, the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or other equity interest owned by Borrower or by any such Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; and Borrower and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 8.4, free and clear of any Lien.

         8.5 Ownership Interests. Borrower owns no equity or other ownership interest in any Person other than the Persons listed in Schedule 8.4, equity investments in Persons not constituting Subsidiaries permitted under
Section 10.7 and additional Subsidiaries created or acquired after the Closing Date in compliance with Section 9.20.

         8.6      Financial Condition.

                  (a) The Borrower has heretofore furnished to each Lender the Historical Financial Statements. The Historical Financial Statements (including the notes thereto) present fairly the financial condition of the Borrower and its Subsidiaries as of the end of such Fiscal Years and interim periods and results of their operations and the changes in stockholders' equity for the respective fiscal years and interim periods then ended, all in conformity with GAAP applied on a Consistent Basis, subject however, in the case of unaudited interim statements to year end audit adjustments;

                  (b) the Borrower has heretofore furnished each Lender (i) the Historical Pro Forma Financial Statements, which fairly present the combined historical pro forma financial condition and results of operations of the Borrower and its Subsidiaries and the Acquired Company and its subsidiaries as of the dates and for the periods set forth therein, in each case in accordance with GAAP applied on a Consistent Basis (except as set forth therein) and (ii) five-year Pro Forma Projections of the Borrower and its Subsidiaries, which Pro Forma Projections were prepared in good faith based upon assumptions as to future performance which were reasonable as of the date of preparation of such Pro Forma Projections and remain reasonable as of the Closing Date.

                  (c) since the later of (i) the date of the most recent audited financial statements delivered pursuant to Section 8.6(a) hereof or (ii) the date of the audited financial statements most recently delivered pursuant to Section 9.1(a) hereof, there has been no material adverse change in the condition, financial or otherwise, of the Borrower or any of its Subsidiaries or in the businesses, properties, performance, prospects or operations of the Borrower or its Subsidiaries, nor have such businesses or properties been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God; and

                  (d) except as set forth in the most recent financial statements referred to in Section 8.6(a) or in Schedule 8.6 or permitted by Section 10.5, neither the Borrower nor any Subsidiary has incurred, other than in the ordinary course of business, any material Indebtedness, Contingent Obligation or other commitment or liability which remains outstanding or unsatisfied.

         8.7 Title to Properties. The Borrower and each of its Subsidiaries and each other Credit Party has good and marketable title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for the transfer restrictions and Liens described in Schedule 8.7 and Liens permitted by Section 10.4.

         8.8 Taxes. Except as set forth in Schedule 8.8, the Borrower and each of its Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements described in Section 8.6(a) or Sections 9.1(a) or (b) and satisfactory to the Borrower's independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due.

          8.9      Other Agreements. No Credit Party nor any Subsidiary is

                   (a) a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

                   (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which such Credit Party or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect.

         8.10 Litigation. Except as set forth in Schedule 8.10, there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary or other Credit Party or affecting the Borrower or any Subsidiary or other Credit Party or any properties or rights of the Borrower or any Subsidiary or other Credit Party, which could reasonably be likely to have a Material Adverse Effect.

         8.11 Margin Stock. The proceeds of the borrowings made hereunder will be used by the Borrower only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 221) of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof.

          8.12 Investment Company. No Credit Party is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss.80a- 1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower and the other Credit Parties of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof.

          8.13 Patents. Etc. The Borrower and each other Credit Party owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person.

          8.14 No Untrue Statement. Neither (a) this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Borrower or any other Credit Party in accordance with or pursuant to any Loan Document nor (b) any statement, representation, or warranty provided to the Agent in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading.

          8.15 No Consents, Etc. Neither the respective businesses or properties of the Credit Parties or any Subsidiary, nor any relationship among the Credit Parties or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of any Credit Party as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be.

         8.16     Employee Benefit Plans.

                  (a) The Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401 (b) of the Code has not yet expired. Each Employee

Benefit Plan that is intended to be qualified under Section 401 (a) of the Code has been determined or the Borrower or its Subsidiaries is in the process of obtaining a determination by the Internal Revenue Service to be so qualified, each trust related to such plan has been determined to be exempt under Section 501 (a) of the Code, and each Employee Benefit Plan subject to any Foreign Benefit Law has received the required approvals by any Governmental Authority regulating such Employee Benefit Plan. No material liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

          (b) Neither the Borrower nor any ERISA Affiliate has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or
Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA, (ii) incurred any accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, (iv) failed to make a required installment or other required payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Employee Benefit Plan, or (v) failed to make a required contribution or payment, or otherwise failed to operate in compliance with any Foreign Benefit Law regulating any Employee Benefit Plan;

          (c) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, and neither the Borrower nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan;

          (d) The present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA, or the funding of which is regulated by any Foreign Benefit Law did not, as of the most recent valuation date for all such plans of the Borrower and its Subsidiaries, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits by more than $1,250,000;

          (e) To the best of the Borrower's knowledge, each Employee Benefit Plan which is subject to Title IV of ERISA or the funding of which is regulated by any Foreign Benefit Law, maintained by the Borrower or any ERISA Affiliate, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA, applicable Foreign Benefit Law and other applicable laws, regulations and rules;

                   (f) The consummation of the Loans and the issuance of the Letters of Credit provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

                   (g) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan;

         8.17 No Default. As of the date hereof, there does not exist any Default or Event of Default hereunder.

         8.18 Environmental Laws. Except as listed on Schedule 8.18, the Borrower and each Subsidiary is in compliance with all applicable Environmental Laws and has been issued and currently maintains all required federal, state and local permits, licenses, certificates and approvals. Except as listed on
Schedule 8.18, neither the Borrower nor any Subsidiary has been notified of any pending or threatened action, suit, proceeding or investigation, and neither the Borrower nor any Subsidiary is aware of any facts, which (a) calls into question, or could reasonably be expected to call into question, compliance by the Borrower or any Subsidiary with any Environmental Laws, (b) seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of the Borrower's or any Subsidiary's business or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (c) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of the Borrower or any Subsidiary or other Credit Party to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law.

         8.19     Employment Matters.

                  (a) Except as set forth on Schedule 8.19, none of the employees of the Borrower or any Subsidiary is subject to any collective bargaining agreement and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the best knowledge of the Borrower, threatened against the Borrower or any Subsidiary or between the Borrower or any Subsidiary and any of its employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

                  (b) Except to the extent a failure to maintain compliance would not have a Material Adverse Effect, the Borrower and each Subsidiary is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending or threatened any litigation, administrative proceeding nor, to the knowledge of the Borrower, any investigation, in respect of such matters which, if decided adversely, could reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

          8.20 RICO. Neither the Borrower nor any Subsidiary is engaged in or has engaged in any course of conduct that could subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws.

          8.21 Year 2000 Compliance. The Borrower reasonably believes that all computer applications (including those affected by information received from its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations are Year 2000 Compliant, except to the extent that a failure to be so could not reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE IX

                              Affirmative Covenants

         Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and where applicable will cause each Subsidiary to:

         9.1      Financial Reports, Etc.

                  (a) As soon as practical and in any event within 90 days after the end of each Fiscal Year of the Borrower, deliver or cause to be delivered to the Agent and each Lender (i) consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto, and the related consolidated and consolidating statements of income, stockholders' equity and cash-flows, and the respective notes thereto, for such Fiscal Year, setting forth (other than for consolidating statements) comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing, with respect to the consolidated financial statements, opinions of Arthur Andersen LLP, or other such independent certified public accountants selected by the Borrower and approved by the Agent, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Borrower and without any exception not acceptable to the Lenders, and (ii) a certificate of an Authorized Representative demonstrating compliance with Sections 10.1(a) through 10.1(c) and 10.3, which certificate shall be in the form of Exhibit I;

                  (b) as soon as practical and in any event within 45 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal Year), deliver to the Agent and each Lender (i) consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards set forth in Section 8.6(a) with respect to interim financial statements, and (ii) a certificate of an Authorized Representative containing computations for such quarter comparable to that required pursuant to Section 9.1(a)(ii);

                  (c) together with each delivery of the financial statements required by Section 9.1(a)(i), deliver to the Agent and each Lender a letter from the Borrower's accountants specified in Section 9.1(a)(i) stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 9.1(a)(i), they obtained no knowledge of any Default or Event of Default by the Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

                   (d) promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by the Borrower or any Subsidiary to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit of the Borrower or any Subsidiary; and

                   (e) not later than the last Business Day of each Fiscal Year, deliver to the Agent and each Lender a capital and operating expense budget and consolidated financial projections for the Borrower and its Subsidiaries for the next Fiscal Year, prepared in accordance with GAAP applied on a Consistent Basis;

                   (f) not less frequently than weekly, but in any event within two (2) Business Days of the request by the Agent, furnish to the Agent a Borrowing Base Certificate setting forth the Borrowing Base as at a date within three (3) Business Days of the date of delivery of such certificate;

                   (g) as soon as practical and in any event within 15 days after the end of each month deliver to the Agent (i) an Accounts Receivable trial balance aged from the date of invoice, (ii) an accounts payable trial balance aged from the date of invoice, and
          (iii) a list of the Inventory summarized as required by the Agent, each of the foregoing to be in form and detail acceptable to the Agent.

                   (h) promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding Borrower's and any Subsidiary's operations, business affairs and financial condition as the Agent or such Lender may reasonably request;

         The Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any Governmental Authority having jurisdiction over the Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement.

         9.2 Maintain Properties. Maintain all properties necessary to its operations in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices.

          9.3 Existence, Qualification, Etc. Except as otherwise expressly permitted under Section 10.8, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary except where the failure to so qualify would not have a Material Adverse Effect.

         9.4 Regulations and Taxes. Comply in all material respects with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of its properties except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves acceptable to the Borrower's independent certified public accountants have been established unless and until any Lien resulting therefrom attaches to any of its property and becomes subject to execution against such property.

         9.5 Insurance. (a) Keep all of its insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards to the extent and in the manner as are customarily insured against by similar businesses owning such properties similarly situated and otherwise as required by the Security Instruments, (b) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property and (c) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes) and against loss by reason by business interruption such policies of insurance to have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverages than that specified in Schedule 9.5, such insurance policies to be in form reasonably satisfactory to the Agent. Each of the policies of insurance described in this Section 9.5 shall provide that the insurer shall give the Agent not less than thirty (30) days' prior written notice before any such policy shall be terminated, lapse or be altered in any manner.

         9.6 True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

          9.7 Year 2000 Compliance. The Borrower will promptly notify the Agent and the Lenders in the event the Borrower discovers or determines that any computer application (including those affected by information received from its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations is not Year 2000 Compliant, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

          9.8 Right of Inspection and Field Examinations. Permit any Person designated by any Lender or the Agent to visit and inspect any of the properties, corporate books and financial reports of the Borrower or any Subsidiary and to conduct field evaluations and valuations of Inventory and Accounts Receivables and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at reasonable times during normal business hours, at reasonable intervals and with reasonable prior notice, such field evaluations and valuations to be at Borrower's expense; provided, however, that prior to the occurrence and continuation of a Default or Event of Default, only one such field evaluation of the Inventory and Accounts Receivables or valuation shall be made in a fiscal quarter at the expense of Borrower.

          9.9 Observe all Laws. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business.

          9.10 Governmental Licenses. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and as contemplated by the Loan Documents, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          9.11 Covenants Extending to Other Persons. Cause each of its Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Borrower in Sections 9.2 through 9.11, and 9.20 inclusive.

          9.12 Officer's Knowledge of Default. Upon any officer of the Borrower obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of the Borrower or any Subsidiary or other Credit Party to any Lender, or any event, development or occurrence which could reasonably be expected to have a Material Adverse Effect, cause such officer or an Authorized Representative to promptly notify the Agent of the nature thereof, the period of existence thereof, and what action the Borrower or such Subsidiary or other Credit Party proposes to take with respect thereto.

          9.13 Suits or Other Proceedings. Upon any officer of the Borrower obtaining knowledge of any litigation or other proceedings being instituted against the Borrower or any Subsidiary or other Credit Party, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary or other Credit Party, making a claim or claims in an aggregate amount greater than $1,000,000 not otherwise covered by insurance, promptly deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

         9.14 Notice of Environmental Complaint or Condition. Promptly provide to the Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims or citations received by the Borrower or any Subsidiary relating to any (a) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Law; (b) release or threatened release by the Borrower or any Subsidiary, or by any Person handling, transporting or disposing of any Hazardous Material on behalf of the Borrower or any Subsidiary, or at any facility or property owned or leased or operated by the Borrower or any Subsidiary, of any Hazardous Material, except where occurring legally pursuant to a permit or license; or (c) liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.

         9.15 Environmental Compliance. If the Borrower or any Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation alleging that the Borrower or any Subsidiary has violated any Environmental Law, has released any Hazardous Material, or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower and any Subsidiary shall, within the time period permitted and to the extent required by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability, unless and only during the period that the applicability of the Environmental Law, the fact of such violation or liability or the action required to remove or remedy such violation is being contested by the Borrower or the applicable Subsidiary by appropriate proceedings diligently conducted and all reserves with respect thereto as may be required under Generally Accepted Accounting Principles, if any, have been made, and no Lien in connection therewith shall have attached to any property of the Borrower or the applicable Subsidiary which shall have become subject to execution against such property.

         9.16 Indemnification. Without limiting the generality of Section 13.9, the Borrower hereby agrees to indemnify and hold the Agent and the Lenders and any affiliate of any Lender party to a Swap Agreement, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including assessment and cleanup costs and reasonable attorneys', consultants' or other expert fees, expenses and disbursements) arising directly or indirectly from, out of or by reason of (a) the violation of any Environmental Law by the Borrower or any Subsidiary or with respect to any property owned, operated or leased by the Borrower or any Subsidiary or (b) the handling, storage, transportation, treatment, emission, release, discharge or disposal of any Hazardous Materials by or on behalf of the Borrower or any Subsidiary, or on or with respect to property owned or leased or operated by the Borrower or any Subsidiary, except to the extent that such claim, loss, penalty, liability, damage or expense is solely the result of any gross negligence or willful misconduct by the Agent or Lenders. The provisions of this Section 9.16 shall survive repayment of the Obligations and the Facility Termination Date and expiration or termination of this Agreement.

         9.17 Further Assurances. At the Borrower's cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement, the Security Instruments and the other Loan Documents.

         9.18     EMPLOYEE BENEFIT PLANS.

                  (a) With reasonable promptness, and in any event within thirty
         (30) days thereof, give notice to the Agent of (a) the establishment of any new Pension Plan (which notice shall include a copy of such plan),
         (b) the commencement of contributions to any Employee Benefit Plan to which the Borrower or any of its ERISA Affiliates was not previously contributing, (c) any material increase in the benefits of any existing Employee Benefit Plan, (d) each funding waiver request filed with respect to any Pension Plan and all communications received or sent by the Borrower or any ERISA Affiliate with respect to such request and
         (e) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code (in the case of Employee Benefit Plans regulated by the Code or ERISA) or under any Foreign Benefit Law (in the case of Employee Benefit Plans regulated by any Foreign Benefit Law) by the due date;

                  (b) Promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any (a) Termination Event or (b) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Employee Benefit Plan or any trust created thereunder, deliver to the Agent a notice specifying the nature thereof, what action the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

                  (c) With reasonable promptness but in any event within fifteen
         (15) days for purposes of clauses (a), (b) and (c), deliver to the Agent copies of (a) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (b) all notices received by the

         Borrower or any ERISA Affiliate of the PBGC's or any Governmental Authority's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (c) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Employee Benefit Plan and (d) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. The Borrower will notify the Agent in writing within five (5) Business Days of the Borrower or any ERISA Affiliate obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

         9.19 Continued Operations. Continue at all times to conduct its business and engage, principally in the same or related line or lines of business substantially as heretofore conducted.

         9.20 New Subsidiaries. Within thirty (30) days of the acquisition or creation of any Domestic Subsidiary, cause to be delivered to the Agent each of the following:

                  (a) a Facility Guaranty executed by such Subsidiary substantially in the form of Exhibit J;

                  (b) the Security Instruments, including (i) a Security Agreement of such Subsidiary substantially in the form of Exhibit K,
         (ii) such Uniform Commercial Code financing statements on Form UCC-1 or otherwise duly executed by such Subsidiary as "Debtor" and naming the Agent for the benefit of the Agent and the Lenders as "Secured Party," in form, substance and number sufficient in the reasonable opinion of the Agent and its special counsel to be filed in all Uniform Commercial Code filing offices in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Agent for the benefit of the Agent and the Lenders the Lien on Collateral conferred under such Security Instrument to the extent such Lien may be perfected by Uniform Commercial Code filing, (iii) an Intellectual Property Security Agreement, substantially in the form of Exhibit L, (iv) the Mortgages, and (v) the Mortgaged Property Support Documents;

                  (c) if the Subsidiary Securities issued by such Subsidiary that are, or are required to become, Pledged Interests, shall be owned by a Subsidiary who has not then executed and delivered to the Agent a Pledge Agreement granting a Lien to the Agent, for the benefit of the Agent and the Lenders, in such equity interests, a Pledge Agreement executed by the Subsidiary that directly owns such Subsidiary Securities substantially in the form attached hereto as Exhibit M (or, as to the Pledged Interests issued by any Direct Foreign Subsidiary, in a form acceptable to the Agent), and if such Subsidiary Securities shall be owned by the Borrower or a Subsidiary who has previously executed a Pledge Agreement, a Pledge Agreement Supplement in the form required by such Pledge Agreement pertaining to such Subsidiary Securities;

                  (d) if the Pledged Interests issued by such Subsidiary constitute securities under Article 8 of the Uniform Commercial Code
         (i) the certificates representing 100% of such Subsidiary Securities and (ii) duly executed, undated stock powers or other appropriate powers of assignment in blank affixed thereto;

                  (e) (i) Uniform Commercial Code financing statements on form UCC-1 or otherwise duly executed by the pledgor as "Debtor" and naming the Agent for the benefit of the Agent and the Lenders as "Secured Party," in form, substance and number sufficient in the reasonable opinion of the Agent and its special counsel to be filed in all Uniform Commercial Code filing offices and in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Agent for the benefit of the Agent and the Lenders the Lien on such Subsidiary Securities and (ii) if the Pledged Interests issued by such Subsidiary do not constitute securities and such Subsidiary has not elected to have such interests treated as securities under Article 8 of the applicable Uniform Commercial Code, a control agreement from the Registrar of such Subsidiary, in form and substance acceptable to the Agent and in which the Registrar (1) acknowledges that the pledgor is at the date of such acknowledgment the sole record, and to its knowledge, beneficial owner of such Subsidiary Securities, (2) acknowledges the Lien in favor of the Agent conferred under the Pledge Agreement and that such Lien will be reflected on the registry for such Subsidiary Securities, (3) agrees that it will not register any transfer of such Subsidiary Securities nor acknowledge any Lien in favor of any other Person on such Subsidiary Securities, without the prior written consent of the Agent, in each instance, until it receives notice from the Agent that all Liens on such Collateral in favor of the Agent for the benefit of the Agent and the Lenders have been released or terminated, and (4) agrees that upon receipt of notice from the Agent that an Event of Default has occurred and is continuing and that the Subsidiary Securities identified in such notice have been transferred to a transferee identified in such notice, it will duly record such transfer of Subsidiary Securities on the appropriate registry without requiring further consent from the pledgor and shall thereafter treat the transferee as the sole record and beneficial owner of such Subsidiary Securities pending further transfer, notwithstanding any contrary instruction received from the pledgor;

                  (f) a supplement to the appropriate schedule attached to the appropriate Security Instruments listing the additional Collateral, certified as true, correct and complete by the Authorized Representative (provided that the failure to deliver such supplement shall not impair the rights conferred under the Security Instruments in after acquired Collateral);

                  (g) an opinion or opinions of counsel to the Subsidiary (including local counsel in each jurisdiction where Mortgaged Property is located) dated as of the date of delivery of the Facility Guaranty and other Loan Documents provided for in this

         Section 9.20 and addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent (which opinion may include assumptions and qualifications of similar effect to those contained in the opinions of counsel delivered pursuant to Section 7. 1 (a)), to the effect that:

                           (i) such Subsidiary is duly organized, validly
                  existing and in good standing in the jurisdiction of its formation, has the requisite power and authority to own its properties and conduct its business as then owned and then conducted and proposed to be conducted and to execute, deliver and perform the Facility Guaranty and other Loan Documents described in this Section 9.20 to which such Subsidiary is a signatory, and is duly qualified to transact business and is in good standing as a foreign corporation or partnership in each other jurisdiction in which the character of the properties owned or leased, or the business carried on by it, requires such qualification and the failure to be so qualified would reasonably be likely to result in a Material Adverse Effect;

                           (ii) the execution, delivery and performance of the
                  Facility Guaranty and other Loan Documents described in this
                  Section 9.20 to which such Subsidiary is a signatory have been duly authorized by all requisite corporate or partnership action (including any required shareholder or partner approval), each of such agreements has been duly executed and delivered and constitutes the valid and binding agreement of such Subsidiary, enforceable against such Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity); and

                           (iii) the Subsidiary Securities of such Subsidiary
                  are duly authorized, validly issued, fully paid and nonassessable, and free of any preemptive rights, and the applicable Security Instrument is effective to create a valid security interest in favor of the Agent for the benefit of the Agent and the Lenders in such Subsidiary Securities as constitute Pledged Interests; and

                           (iv) the Uniform Commercial Code financing statements
                  on Form UCC-1 delivered to the Agent by the Subsidiary in connection with the delivery of the Security Instruments of such Subsidiary have been duly executed by the Subsidiary and are in form, substance and number sufficient for filing in all Uniform Commercial Code filing offices in all jurisdictions in which filing is necessary to perfect in favor of the Agent for the benefit of the Agent and the Lenders the Lien on Collateral conferred under such Security Instruments to the extent such Lien may be perfected by Uniform Commercial Code filing; and

                           (v) each Mortgage is in appropriate form for due
                  recordation and upon recordation shall constitute a valid and effective, fully perfected Lien on the real property and fixtures described therein;

                  (h) current copies of the Organizational Documents and Operating Documents of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such Organizational Documents, Operating Documents or applicable law, of the shareholders, members or partners) of such Subsidiary authorizing the actions and the execution and delivery of documents described in this Section 9.20.

         9.21 Rate Hedging Obligations. Within ninety (90) days of the Closing Date, enter into one or more Swap Agreements which limit the risk of interest rate fluctuations with respect to not less than $50,000,000 of Indebtedness arising under this Agreement.

                                    ARTICLE X

                               Negative Covenants

         Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it permit any Subsidiary to:

         10.1     Financial Covenants.

                  (a) Consolidated Net Worth. Permit Consolidated Net Worth to be less than (i) $70,000,000 from the Closing Date until (but excluding) the last day of the fiscal quarter that includes the Closing Date (the "Closing Date Quarter"), and (ii) as at the last day of each fiscal quarter of the Borrower ending after the Closing Date and until (but excluding) the last day of the next following fiscal quarter of the Borrower, the sum of (A) the amount of Consolidated Net Worth required to be maintained pursuant to this Section 10.1(a) as at the end of the immediately preceding fiscal quarter (or, in the case of the Closing Date Quarter, required to be maintained as of the Closing
         Date), plus (B) 50% of Consolidated Net Income (with no reduction for net losses during any period) for the fiscal quarter of the Borrower ending on such day (including within "Consolidated Net Income" certain items otherwise excluded, as provided for in the definition of "Consolidated Net Income"), plus (C) 100% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Borrower resulting from the issuance of equity securities or other capital investments.

                  (b) Consolidated Leverage Ratio. Permit at any time during the respective periods set forth below the Consolidated Leverage Ratio to be greater than that set forth opposite each such period:

                 Period                                                    Consolidated Leverage Ratio
          --------------------------                                       ---------------------------

          Closing Date through                                                    3.50 to 1.00
          September 29, 2000

          September 30, 2000 through                                              3.25 to 1.00
          March 3 0, 2001

          March 31, 2001 and                                                      3.00 to 1.00
          thereafter

                  (c) Consolidated Fixed Charge Ratio. Permit during the respective periods set forth below the Consolidated Fixed Charge Ratio to be less than that set forth opposite each such period:


                        Period                                               Fixed Charge Ratio Must Exceed
            ----------------------------                                     ------------------------------

            Closing Date through                                                    1.10 to 1.00
            September 30, 2000

            From October 1, 2000 through                                            1.15 to 1.00
            June 30, 2001

            On and after September 29, 2001                                         1.25 to 1.00

                   (d) Adjusted Consolidated EBITA. For the purpose of Section 10.1(b) and (c) only, for the Four-Quarter Periods ending January 1, 2000, April 1, 2000, July 1, 2000 and September 30, 2000, there shall be a one-time, non recurring addition as of such fiscal quarter end for such Four Quarter Period to Consolidated EBITDA of $2,000,000 $1,500,000, $1,000,000 and $500,000, respectively.

          10.2 Acquisitions. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person to be acquired are substantially the same or related as one or more line or lines of business conducted by the Borrower and its Subsidiaries, (ii) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition and the Borrower shall have furnished to the Agent (A) pro forma historical financial statements as of the end of the most recently completed Fiscal Year of the Borrower and most recent interim fiscal quarter, if applicable giving effect to such Acquisition and (B) a certificate in the form of Exhibit I prepared on a historical pro forma basis as of the most recent date for which financial statements have been furnished pursuant to Section 8.6a or
Section 9.1(a) or (b) giving effect to such Acquisition, which certificate shall demonstrate that no Default or Event of Default would exist immediately after giving effect thereto, (iii) the Person acquired shall be a Subsidiary, or be merged into the Borrower or a wholly-owned Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be the Borrower or a Subsidiary), (iv) if the Cost of Acquisition shall exceed $10,000,000, the Required Lenders shall consent to such Acquisition in their discretion, and (v) after giving effect to such Acquisition, the aggregate Costs of Acquisition incurred in any Fiscal Year (on a noncumulative basis, with the effect that amounts not incurred in any Fiscal Year may not be carried forward to a subsequent period) shall not exceed $20,000,000.

          10.3 Capital Expenditures. Make or become committed to make Capital Expenditures, excluding Costs of Acquisitions, which exceed in the aggregate in any Fiscal Year of the Borrower described below (on a noncumulative basis, with the effect that amounts not expended in any Fiscal Year may not be carried forward to a subsequent period), the amount set forth opposite each such period:


           Fiscal Year Ending:                                    Capital Expenditures Not to Exceed:
           ------------------                                     -----------------------------------

           September 30, 2000                                                   $15,000,000

           Each Fiscal Year
           thereafter                                                           $12,000,000

          10.4 Liens. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary, other than

                  (a) Liens created under the Security Instruments in favor of the Agent and the Lenders, and otherwise existing as of the date hereof and as set forth in Schedule 8.7;

                  (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, which, except as expressly so specified on Schedule 8.7, are inferior in respect of the Collateral to the Liens conferred under the Security Instruments, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet subject to execution against the property to which such Lien attaches;

                  (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, which, except as expressly so specified on
         Schedule 8.7 are inferior in respect of the Collateral to the Liens conferred under the Security Instruments, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet subject to execution against the property to which such Lien attaches;

                  (d) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

                  (e) easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower or any Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Subsidiary;

                  (f) purchase money Liens to secure Indebtedness permitted under Section 10.5(d) and incurred to purchase fixed assets, provided such Indebtedness represents not less than 75% of the purchase price of such assets as of the date of purchase thereof and no property other than the assets so purchased secures such Indebtedness; and

                  (g) Liens arising in connection with Capital Leases permitted under Section 10.5(d); provided that no such Lien shall extend to any Collateral or to any other property other than the assets subject to such Capital Leases.

          10.5 Indebtedness. Incur, create, assume or permit to exist any Indebtedness, howsoever evidenced, except:

                  (a) Indebtedness existing as of the Closing Date as set forth in Schedule 8.6; provided, none of the instruments and agreements evidencing or governing such Indebtedness shall be amended, modified or supplemented after the Closing Date to change any terms of subordination, repayment or rights of enforcement, conversion, put, exchange or other rights from such terms and rights as in effect on the Closing Date;

                  (b) Indebtedness owing to the Agent or any Lender in connection with this Agreement, any Note or other Loan Document;

                  (c) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (d) purchase money Indebtedness and Capital Leases described in Section 10.4(h) and (g) not to exceed an aggregate outstanding principal amount at any time of $1,000,000;

                  (e) Indebtedness arising from Rate Hedging Obligations permitted under Section 9.21;

                  (f) unsecured intercompany Indebtedness for loans and advances made by the Borrower or any Guarantor to the Borrower or any Guarantor; and

                  (g) additional unsecured Indebtedness for Money Borrowed not otherwise covered by clauses (a) through (f) above, provided that the aggregate outstanding principal amount of all such other Indebtedness permitted under this clause (g) shall in no event exceed $1,000,000 at any time.

         10.6 Transfer of Assets. Sell, lease, transfer or otherwise dispose of any assets of Borrower or any Subsidiary other than (a) dispositions of inventory in the ordinary course of business, (b) dispositions of equipment which, in the aggregate during any Fiscal Year, have a fair market value or book value, whichever is less, of $1,000,000 or less and is not replaced by equipment having at least equivalent value, and (c) dispositions of property that is substantially worn, damaged, obsolete or, in the judgment of the Borrower, no longer best used or useful in its business or that of any Subsidiary so long as the Net Proceeds are applied as required in Section 2.1(e), (d) transfers of assets necessary to give effect to merger or consolidation transactions permitted by Section 10.8, (e) the disposition of Eligible Securities in the ordinary course of management of the investment portfolio of the Borrower and its Subsidiaries, (f) dispositions of assets to the extent permitted under
Section 10.14 provided that the proceeds there from shall be applied as provided in Section 2. 1 (e) and (g) any other Asset Disposition(~J of less than all or substantially all of the assets of the Borrower and its Subsidiaries approved by the Required Lenders, provided that the proceeds therefrom shall be applied as provided in Section 2.1(e).

         10.7 Investments. Purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, except that Borrower may maintain investments or invest in:

                  (a) securities of any Person acquired in an Acquisition permitted hereunder;

                  (b)      Eligible Securities;

                  (c)      investments described in Schedule 8.4;

                  (d) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss; and

                  (e)      investments in Subsidiaries which are Guarantors;

                  (f) loans between the Borrower and the Guarantors described in Section 10.5(f); and

                  (g) other loans, advances and investments in an aggregate principal amount at any time outstanding not to exceed $5,000,000.

          10.8 Merger or Consolidation. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it, or (c) sell, transfer or lease or otherwise dispose of all or substantially all of its assets (other than sales permitted under Section 10.6); provided, however, (i) any Subsidiary of the Borrower may merge or transfer all or substantially all of its assets into or consolidate with the Borrower or any wholly-owned Subsidiary of the Borrower, and (ii) any other Person may merge into or consolidate with the Borrower or any wholly-owned Subsidiary and any Subsidiary may merge into or consolidate with any other Person in order to consummate an Acquisition permitted by Section 10.2, provided further, that any resulting or surviving entity shall execute and deliver such agreements and other documents, including a Facility Guaranty, and take such other action as the Agent may require to evidence or confirm its express assumption of the obligations and liabilities of its predecessor entities under the Loan Documents.

          10.9 Restricted Payments. Make any Restricted Payment or apply or set apart any of their assets therefor or agree to do any of the foregoing; provided, however, the Borrower may pay cash dividends to holders of its common stock and redeem its capital stock, so long as the aggregate amount of such cash dividends and stock redeemed does not exceed $3,000,000 in any Fiscal Year (on a non-cumulative basis, with the effect that amounts not paid in any Fiscal Year may not be carried over for payment in a subsequent period) if immediately prior to and immediately after giving effect thereto no Default or Event of Default shall exist or occur and be continuing.

          10.10 Transactions with Affiliates. Other than transactions described on Schedule 10.10 and transactions permitted under Sections 10.7 and 10.8, enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Borrower, except (a) that such Persons may render services to the Borrower or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that the Borrower or any Subsidiary may render services to such Persons for compensation at the same rates generally charged by the Borrower or such Subsidiary and (c) in either case in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's (or any Subsidiary's) business consistent with past practice of the Borrower and its Subsidiaries and upon fair and reasonable terms no less favorable to the Borrower (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

          10.11 Compliance with ERISA, the Code and Foreign Benefit Laws. With respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

                  (a) permit the occurrence of any Termination Event which would result in a liability on the part of the Borrower or any ERISA Affiliate to the PBGC or to any Governmental Authority; or

                   (b) permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities; or

                   (c) permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived; or

                   (d) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

                   (e) engage, or permit any Borrower or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to
          Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed; or

                   (f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits; or

                   (g) establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to the Borrower or any ERISA Affiliate or increase the obligation of the Borrower or any ERISA Affiliate to a Multiemployer Plan which annual liability or increase, individually or together with all similar liabilities and increases, is in excess of $ 1,000,000; or

                   (h) fail, or permit the Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof.

          10.12  Fiscal Year. Change its Fiscal Year.

          10.13 Dissolution, etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with a merger or consolidation permitted pursuant to Section 10.8.

          10.14 Limitations on Sales and Leasebacks. Enter into any arrangement or arrangements with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property, whether now owned or hereafter acquired in a single transaction or series of related transactions, which has been or is to be sold or transferred by the Borrower or any Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any Subsidiary; provided, however, so long as no Default or Event of Default has occurred and is continuing or would exist as a result of such transaction, the Borrower and its Subsidiaries shall be permitted to enter into sale and leaseback transactions so long as (i) the aggregate net cash proceeds received for all such sales or dispositions does not exceed $5,000,000 during the term of this Agreement and (ii) the purchase price for each such sale and leaseback is no less than the fair market value of the applicable asset at the time of sale.

          10.15 Change in Control. Cause, suffer or permit to exist or occur any Change of Control.

          10.16 Rate Hedging Obligations. Except as set forth in Section 9.21, incur any Rate Hedging Obligations or enter into any agreements, arrangements, devices or instruments relating to Rate Hedging Obligations except Rate Hedging Obligations incurred to limit risks of currency or interest rate fluctuations to which the Borrower or its Subsidiaries are otherwise subject by operation of their respective businesses and not for speculative purposes.

          10.17 Negative Pledge Clauses. Enter into or cause, suffer or permit to exist any agreement with any Person other than the Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of any of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, provided that the Borrower and any Subsidiary may enter into such an agreement in connection with, and that applies only to, property subject to any Lien permitted by this Agreement and not released after the date hereof, when such prohibition or limitation is by its terms effective only against the assets subject to such Lien.

         10.18    Prepayments, Etc. of Indebtedness.

                  (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness; or

                  (b) amend, modify or change in any manner any term or condition of any Indebtedness described in Section 10.5(a) or any lease so that the terms and conditions thereof are less favorable to the Agent and the Lenders than the terms of such Indebtedness or leases as of the Closing Date.

                                   ARTICLE XI

                       Events of Default and Acceleration

          11.1 Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

                  (a) if default shall be made in the due and punctual payment of the principal of any Loan, Reimbursement Obligation or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article 11 or Article III or Article IV, at maturity, by acceleration or otherwise; or

                  (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan, Reimbursement Obligation or other Obligation or of any fees or other amounts payable to any of the Lenders or the Agent on the date on which the same shall be due and payable; or

                  (c) if default shall be made in the performance or observance of any covenant set forth in Section 9.8, 9.12, 9.13, 9.20 or
         Article X;

                  (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for thirty (30) or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent or an officer of the Borrower becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent or any of the Lenders or delivered to the Agent or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than as expressly provided for hereunder or thereunder or with the express written consent of the Agent), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than as expressly provided for hereunder or thereunder or with the express written consent of the Agent); or

                  (e) if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to any Indebtedness (other than the Loans and other Obligations) of the Borrower or any Subsidiary in an amount not less than $1,000,000 in the aggregate outstanding, or
         (ii) a default, which is not waived, in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, or (iii) any other event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, and such default or event of default shall continue for more than the period of grace, if any, therein specified, or such default or event of default shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

                  (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of the Borrower or any other Credit Party pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

                  (g) if the Borrower or any Subsidiary or other Credit Party shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute or have entered against it an order for relief under the federal bankruptcy laws; or

                  (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or any Subsidiary or other Credit Party or of the whole or any substantial part of its properties and such order, judgment or decree continues in effect for a period of sixty (60) days, or approve a petition filed against the Borrower or any Subsidiary seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or any Subsidiary or other Credit Party or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Borrower or any Subsidiary or other Credit Party any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if the Borrower or any Subsidiary or other Credit Party takes any action to indicate its consent to or approval of any such proceeding or petition; or

                  (i) if (i) one or more judgments or orders where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $100,000 is rendered against the Borrower or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of the Borrower's or Subsidiaries' properties for any amount in excess of $100,000 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

                  (j) if the Borrower or any Subsidiary shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, for a period of more than 30 days; or

                  (k) if there shall occur and not be waived an Event of Default as defined in any of the other Loan Documents after the expiration of any applicable grace period;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

                  (A)      either or both of the following actions may be taken:
         (i) the Agent may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders and the Issuing Bank to make further Revolving Loans and Swing Line Loans or to issue additional Letters of Credit terminated, whereupon the obligation of each Lender to make further Revolving Loans, of Bank of America to make further Swing Line Loans, and of the Issuing Bank to issue additional Letters of Credit, hereunder shall terminate immediately, and (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make Revolving Loans, of Bank of America to make Swing Line Loans, and of the Issuing Bank to issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders;

                  (B) The Borrower shall, upon demand of the Agent or the Required Lenders, deposit cash with the Agent in an amount equal to the amount of any Letter of Credit Outstandings, as collateral security for the repayment of any future drawings or payments under such Letters of Credit, and such amounts shall be held by the Agent pursuant to the terms of the LC Account Agreement; and

                  (C) the Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

         11.2 Agent to Act. In case any one or more Events of Default shall occur and not have been waived, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

         11.3 Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         11.4 No Waiver. No course of dealing between the Borrower and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

         11.5 Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to Article XI hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder, shall be applied by the Agent in the following order:

                  (a) the reasonable expenses incurred in connection with retaking, holding, preserving, processing, maintaining or preparing for sale, lease or other disposition of, any Collateral, including reasonable attorney's fees and legal expenses pertaining thereto;

                  (b) amounts due to the Lenders and the Issuing Bank pursuant to Sections 4.6(a), 4.6(b), 4.6(c), 4.6(d) and 13.5;

                  (c)      amounts due to the Agent pursuant to Section 4.6(e);

                  (d) payments of interest on Loans, Swing Line Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to Bank of America);

                  (e) payments of principal of Loans, Swing Line Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to Bank of America);

                  (f) payments of cash amounts to the Agent in respect of outstanding Letters of Credit pursuant to Section 11.1(B);

                  (g) amounts due to the Issuing Bank, the Agent and the Lenders pursuant to Sections 3.2(h), 9.16 and 13.9;

                  (h) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders;

                  (i) amounts due to any of the Lenders or their affiliates in respect of Obligations consisting of liabilities under any Swap Agreement with any of the Lenders or their affiliates on a pro rata basis according to the amounts owed; and

                  j) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.

                                   ARTICLE XII

                                    The Agent

         12.1 Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 12.5 and the first sentence of Section 12.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents):

                  (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender;

                  (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder;

                  (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition;

                  (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document except, subject to Section 12.2, at the direction of the Required Lender; and

                  (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct.

The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         12.2 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telefacsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 13.1 hereof. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

         12.3 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 12.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

         12.4 Rights as Lender. With respect to its Revolving Credit Commitment and Term Loan Commitment and the Loans made by it and Letters of Credit issued by it, Bank of America (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Bank of America (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or affiliates as if it were not acting as Agent, and Bank of America (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         12.5 Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 13.9 hereof, but without limiting the obligations of the Borrower under such Section) ratably in accordance with their respective Revolving Credit Commitments and Term Loan Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Loan Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under Section 13.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements contained in this Section 12.5 shall survive payment in full of the Loans and all other amounts payable under this Agreement.

         12.6 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

         12.7 Resignation of Agent. The Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent with, so long as no Default or Event of Default has occurred and is continuing, the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                                  ARTICLE XIII

                                  Miscellaneous

13.1     Assignments and Participations.

                  (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note, its Revolving Credit Commitment and its Term Loan Commitment); provided, however, that

                           (i) each such assignment shall be to an Eligible Assignee;

                           (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

                           (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Notes (except that any assignment by Bank of America shall not include its rights, benefits or duties as the Issuing Bank or as the provider of Swing Line Loans); and

                           (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit B hereto, together with any Note subject to such assignment and a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 6.6.

                  (b) The Agent shall maintain at its address referred to in Section 13.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit

         Commitments and Term Loan Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

                  (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment or Term Loan Commitment or its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article VI (other than to the extent such Lender was or is subject to increased costs or yield limitations at the time of the sale of such participation) and the right of set-off contained in Section 13.3, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Revolving Credit Commitment or Term Loan Commitments).

                  (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (f) Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

                  (g) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Agent, the Lenders, or any of them. The Borrower may not assign or otherwise transfer to any other Person any right, power, benefit, or privilege (or any interest therein) conferred hereunder or under any of the other Loan Documents, or delegate (by assumption or otherwise) to any other Person any duty, obligation, or liability arising hereunder or under any of the other Loan Documents, and any such purported assignment, delegation or other transfer shall be void.

         13.2 Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of transmission to such party, in the case of notice by telefacsimile (where the proper transmission of such notice is either acknowledged by the recipient or electronically confirmed by the transmitting device), or (iii) on the fifth Business Day after the day on which mailed to such party, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

                  (a)      if to the Borrower:

                           Insteel Industries, Inc.
                           1373 Boggs Drive
                           Mount Airy, North Carolina 27030
                           Attn: H.O. Woltz, III
                           Telephone:     (336) 786-2141
                           Telefacsimile: (336) 786-2144

                           with a copy to:

                           Michael Gazmarian, Chief Financial Officer
                           Insteel Industries, Inc.
                           1373 Boggs Drive
                           Mount Airy, North Carolina 27030

                  (b)      if to the Agent:

                           Bank of America, N.A.
                           101 North Tryon Street, 15th Floor

                           NC1-001-15-04
                           Charlotte, North Carolina 28255
                           Attention: Agency Services
                           Telephone:     (704) 388-2374
                           Telefacsimile: (704) 409-0015

                           with a copy to:

                           Bank of America, N.A.
                           113 W. Broad Street
                           Statesville, North Carolina 28677
                           Attention: Michael J. Bennett
                           Telephone:     (704) 838-4032
                           Telefacsimile: (704) 838-4035

                  (c)      if to the Lenders:

                           At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance;

                  (d) if to any other Credit Party, at the address set forth on the signature page of the Facility Guaranty or Security Instrument executed by such Credit Party, as the case may be.

         13.3     Right of Set-off; Adjustments.

                  (a) Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this
         Section 13.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

                  (b) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender or is repaid in whole or in part by such benefitted Lender in good faith settlement of a pending or threatened avoidance claim, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery or settlement payment, but without interest. The Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this Section 13.3 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrower in the amount of such participation.

         13.4 Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any Revolving Credit Commitment or Term Loan Commitment hereunder or the Borrower has continuing obligations hereunder unless otherwise provided herein.

         13.5 Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the fees and expenses of counsel for the Agent and BAS with respect thereto and with respect to due diligence and advising the Agent as to its rights and responsibilities under the Loan Documents. The Borrower further agrees to pay on demand the reasonable costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

         13.6 Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower or other applicable Credit Party to such Loan Document and either the Required Lenders or (as to Loan Documents other than the Credit Agreement) the Agent on behalf of the Required Lenders (and, if Article XII or the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Lenders affected thereby, (i) increase the Revolving Credit Commitments or

Term Loan Commitments of the Lenders, the Total Revolving Credit Commitment or the Total Term Loan Commitment (ii) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Revolving Credit Commitment or Term Loan Commitment, or (iv) change the percentage of the Revolving Credit Commitment or Term Loan Commitment or of the unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this
Section 13.6 or any other provision of this Agreement, or (v) release all or substantially all of the Guarantors or all or substantially all of the Collateral except as expressly contemplated in the Loan Documents, or (vi) amend the definition of "Borrowing Base" to increase any percentage set forth therein; and provided, further, that no such amendment or waiver that affects the rights, privileges or obligations of Bank of America as provider of Swing Line Loans, shall be effective unless signed in writing by Bank of America or that affects the rights, privileges or obligations of the Issuing Bank as issuer of Letters of Credit, shall be effective unless signed in writing by the Issuing Bank;

          No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

         13.7 Counterparts: Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart. Signatures on communications and other documents may be transmitted by facsimile only with the consent of the Agent in its sole and absolute discretion in each instance. The effectiveness of any such signatures accepted by the Agent shall, subject to applicable law, have the same force and effect as manual signatures and shall be binding on all parties. The Agent may also require that any such signature be confirmed by a manually-signed hardcopy thereof. Each party hereto hereby adopts as an original executed signature page each signature page hereafter furnished by such party to the Agent (or an agent of the Agent) bearing (with the consent of the Agent) a facsimile signature by or on behalf of such party. Nothing contained in this Section shall limit the provisions of Section 12.2.

         13.8 Termination. The termination of this Agreement shall not affect any rights of the Borrower, the Lenders or the Agent or any obligation of the Borrower, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) or the Borrower has furnished the Lenders and the Agent with an indemnification satisfactory to the Agent and each Lender with respect thereto. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold the Agent or such Lender harmless for, the amount of such payment surrendered until the Agent or such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         13.9     Indemnification; Limitation of Liability.

                  (a) The Borrower agrees to indemnify and hold harmless the Agent, BAS and each Lender and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees and expenses and settlement costs) that may be incurred by or asserted or awarded against any Indemnified Party (and will reimburse each Indemnified Party as the same are incurred), in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Acquisition Transaction, the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.9 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, any Guarantor, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final nonappealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower agrees not to assert any claim against the Agent, any Lender, any of their affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans. In no event shall the Borrower be responsible for the fees and expenses of more than one counsel for all Indemnified Parties, so long as the counsel selected is acceptable to the Indemnified Parties. In the event of the assertion against any Indemnified Party of any claim or the commencement of any such action or proceeding, the Indemnified Party will use its best efforts to keep the Borrower advised of such claim, action or proceeding and the status thereof and will permit the Borrower to suggest appropriate responses and actions that may be reasonably made and taken by the Indemnified Party in respect thereof. In addition, an Indemnified
         Party shall not refuse to settle or compromise in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may( be sought hereunder if such settlement, compromise or consent is fully paid by the Borrower and includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

                  (b) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 13.9 shall survive the payment in full of the Loans and all other amounts payable under this Agreement.

         13.10 Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

         13.11 Entire Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto (except that those provisions (if any) which by the express terms of the commitment letter dated as of September 17, 1999, executed by Bank of America and BAS and accepted by the Borrower, survive the closing of the Revolving Credit Facility, Letter of Credit Facility and Term Loan Facility, shall survive and continue in effect).

          13.12 Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

         13.13 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         13.14 Payments. All principal, interest, and other amounts to be paid by the Borrower under this Agreement and the other Loan Documents shall be paid to the Agent at the Principal Office in Dollars and in immediately available funds, without setoff, recoupment, deduction or counterclaim. Subject to the definition of "Interest Period" herein, whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest and fees, as applicable, and as the case may be.

         13.15 Confidentiality. The Administrative Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by the Borrower pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the Revolving Credit Facilities provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement or through disclosure by any other Person whom the Administrative Agent or such Lender has reason to believe disclosed such information in violation or contrary to the confidentiality, requirements or policies of the Borrower or a Subsidiary, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this Section 13.15, to any actual or proposed participant or assignee.

         13.16    Governing Law; Waiver of Jury Trial.

                  (A) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE SECURITY INSTRUMENTS WHICH EXPRESSLY PROVIDE THAT THEY SHALL BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

                  (B) THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF MECKLENBURG, STATE OF NORTH CAROLINA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                  (C) THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION 13.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER

         THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NORTH CAROLINA.

                  (D) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE BORROWER OR ANY OF THE BORROWER'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

                  (E) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWER, THE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

                  (F) THE BORROWER HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

                         [Signatures on following pages]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

                                  INSTEEL INDUSTRIES, INC., as Borrower

WITNESS:

/s/ Christopher Leon              By: /s/ H. O. Woltz III
------------------------------        ----------------------------------------
                                  Name:  H. O. Woltz III
/s/ Richard N. Drake              Title: President and Chief Executive Officer
------------------------------



                             Signature Page 1 of 5

                                   BANK OF AMERICA, N.A.,
                                   as Agent for the Lenders

                                   By: /s/ Michael J. Bennett
                                      -----------------------------------------
                                   Name:  Michael J. Bennett
                                   Title: Senior Vice President

                                   BANK OF AMERICA, N.A.

                                   By: /s/ Michael J. Bennett
                                      -----------------------------------------
                                   Name:  Michael J. Bennett
                                   Title: Senior Vice President

                                   Lending Office for Base Rate Loans:
                                            Bank of America, N.A.
                                            101 North Tryon Street, 15th Floor
                                            NC1-001-15-04
                                            Charlotte, North Carolina 28255
                                            Attention: Agency Services
                                            Telephone:(704) 388-2374
                                            Telefacsimile:(704) 409-0015

                                   Wire Transfer Instructions:
                                            Bank of America, N.A.
                                            ABA# 053000196
                                            Account No.: 000683260102
                                            Reference: Insteel Industries, Inc.
                                            Attention: Agency Services

                                   Lending Office for Eurodollar Rate Loans:
                                            Bank of America, N.A.
                                            101 North Tryon Street, 15th Floor
                                            NC1-001-15-04
                                            Charlotte, North Carolina 28255
                                            Attention: Agency Services
                                            Telephone:(704) 388-2374
                                            Telefacsimile:(704) 409-0015

                                   Wire Transfer Instructions:
                                            Bank of America, N.A.
                                            ABA# 053000196
                                            Account No.: 000683260102
                                            Reference: Insteel Industries, Inc.
                                            Attention: Agency Services

                              Signature Page 2 of 5

                                   BRANCH BANKING AND TRUST COMPANY

                                   By: /s/ Steven G. Bullard
                                       -------------------------------
                                   Name: Steven G. Bullard
                                   Title: Vice President

                                   Lending Office:
                                   200 W. Second Street
                                   Winston-Salem, North Carolina 27102



                                   Wire Transfer Instructions:
                                   Branch Banking and Trust Company
                                   Mt. Airy, North Carolina
                                   ABA #053101121
                                   Account #4580022222
                                   Attention: Hope Fulk
                                   Reference: Insteel Industries, Inc.


                             Signature Page 3 of 5

                                   FIRST UNION NATIONAL BANK

                                   By: /s/ William A. Luther
                                      -----------------------------------------
                                   Name: William A. Luther
                                   Title: Senior Vice President

                                   Lending Office:
                                   301 S. College Street
                                   Charlotte, North Carolina 28288

                                   Wire Transfer Instructions:
                                   First Union National Bank
                                   Charlotte, North Carolina
                                   ABA #053000219
                                   Account #1459160000005
                                   Account Name: Loan Support
                                   Attention: Ellen Wirt
                                   Reference: Insteel Industries, Inc.





                             Signature Page 4 of 5

                          NATIONAL BANK OF CANADA,
                          A CANADIAN CHARTERED BANK

                          By: /s/ Charles Collie
                             --------------------------------------------------
                          Name:  Charles Collie
                          Title: Vice President and Manager

                          By: /s/ Alex M. Council IV
                             --------------------------------------------------
                          Name:  Alex M. Council IV
                          Title: Vice President

                          Wire Transfer Instructions:
                          National Bank of Canada
                          (Receiving Bank: Bankers Trust-NY)
                          New York, New York
                          ABA #021001033
                          Account #04223535
                          Attention:NBC-Charlotte Office for Insteel Industries Account Name: National Bank of Canada-New York
                          Reference: Insteel Industries, Inc.




                             Signature Page 5 of 5

                                   EXHIBIT J

                           Form of Facility Guaranty

         THIS GUARANTY AGREEMENT (this "Guaranty Agreement), dated as of __________ is made by EACH OF THE UNDERSIGNED (each a "Guarantor" and collectively the "Guarantors") to BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, as administrative agent (in such capacity, the "Agent") for each of the lenders (the "Lenders" and collectively with the Agent, the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

                                  WITNESSETH:

         WHEREAS, the Secured Parties have provided to Insteel Industries, Inc. (the "Borrower") certain credit facilities, including a term loan facility and revolving credit facility with a letter of credit and swing line sublimit pursuant to the terms of that certain Credit Agreement dated as of January 31, 2000, among the Borrower, the Agent and the Lenders (as from time to time amended, modified, supplemented or restated, the "Credit Agreement"); and

         WHEREAS, each Guarantor is, directly or indirectly, a Subsidiary of the Borrower and will materially benefit from the Loam and Advances made and to be made, and the Letters of Credit issued and to be issued, under the Credit Agreement; and

         WHEREAS, each Guarantor is required to enter into this Guaranty Agreement pursuant to the terms of the Credit Agreement; and

         WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Secured Parties was the obligation of the Borrower to cause each Guarantor to enter into this Guaranty Agreement, and the Secured Parties are unwilling to extend and maintain the credit facilities provided under the Loan Documents unless the Guarantors enter into this Guaranty Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

         1. GUARANTY. Each Guarantor hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to the Agent for the benefit of the Secured Parties the payment and performance in full of the Borrower's Liabilities (as defined below). For all purposes of this Guaranty Agreement, "Borrower's Liabilities" means: (a) the Borrower's prompt payment in full, when due or declared due and at all such times. of all Obligations and all other amounts pursuant to the terms of the Credit Agreement, the Notes, and all other Loan Documents heretofore.

now or at any time or times hereafter owing, arising, due or payable from the Borrower to any one or more of the Secured Parties, including principal, interest, premiums and fees (including, but not limited to, loan fees and attorneys' fees and expenses); (b) the Borrower's prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by the Borrower under the Credit Agreement and all other Loan Documents; and (c) the Borrower's prompt payment in full, when due or declared due and at all such times, of Rate Hedging Obligations now or hereafter arising under Swap Agreements. The Guarantors' obligations to the Secured Parties under this Guaranty Agreement are hereinafter collectively referred to as the "Guarantors' Obligations" and, with respect to each Guarantor individually, the "Guarantor's Obligations". Notwithstanding the foregoing, the liability of each Guarantor individually with respect to its Guarantor's Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

         Each Guarantor agrees that it is jointly and severally, directly and primarily liable (subject to the limitation in the immediately preceding sentence) for the Borrower's Liabilities.

         The Guarantors' Obligations are secured by various Security Instruments referred to in the Credit Agreement, including without limitation the Security Agreement, the Intellectual Property Security Agreement, the Pledge Agreement, the Mortgages and the Assignments of Leases.

         2. PAYMENT. If the Borrower shall default in payment or performance of any of the Borrower's Liabilities, whether principal, interest, premium, fee (including, but not limited to, loan fees and attorneys' fees and expenses), or otherwise, when and as the same shall become due, and after expiration of any applicable grace period, whether according to the terms of the Credit Agreement, by acceleration, or otherwise, or upon the occurrence and during the continuance of any Event of Default under the Credit Agreement, then any or all of the Guarantors will, upon demand thereof by the Agent fully pay to the Agent, for the benefit of the Secured Parties, subject to any restriction on each Guarantor's Obligations set forth in Section 1 hereof, an amount equal to all the Borrower's Liabilities then due and owing.

         3. ABSOLUTE RIGHTS AND OBLIGATIONS. This is a guaranty of payment and not of collection. The Guarantors' Obligations under this Guaranty Agreement shall be joint and several, absolute and unconditional irrespective of, and each Guarantor hereby expressly waives, to the extent permitted by law, any defense to its obligations under this Guaranty Agreement and all Security Instruments to which it is a party by reason of:

              (a) any lack of legality, validity or enforceability of the Credit Agreement, of any of the Notes, of any other Loan Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the Guarantors' Obligations, any of the Borrower's Liabilities, or any other guaranty of any of the Borrower's Liabilities (the Loan

         Documents and all such other agreements and instruments being collectively referred to as the "RELATED Agreements");

              (b) any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided;

              (c) any acceleration of the maturity of any of the Borrower's Liabilities, of the Guarantor's Obligations of any other Guarantor, or of any other obligations or liabilities of any Person under any of the Related Agreements;

              (d) any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Borrower's Liabilities, for any of the Guarantor's Obligations of any Guarantor, or for any other obligations or liabilities of any Person under any of the Related Agreements;

              (e) any dissolution of the Borrower or any Guarantor or any other party to a Related Agreement or the combination or consolidation of the Borrower or any Guarantor or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of the Borrower or any Guarantor or any other party to a Related Agreement;

              (f) any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, and any acceptance of late or partial payments under, the Credit Agreement, any of the Notes or any other Loan Document or any other Related Agreement, in whole or in part;

              (g) the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the Borrower's Liabilities (including without limitation the Guarantor's Obligations of any other Guarantor and obligations arising under any other Facility Guaranty now or hereafter in effect);

              (h) any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in the Credit Agreement, any other Loan Document or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of the Borrower's Liabilities, any of the Guarantor's Obligations of any other Guarantor, or any of the obligations or liabilities of any party to any other Related Agreement;

              (i) any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor) which may or might in any manner or to any extent vary the risks of such Guarantor, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation any right to require or claim that resort be had to the Borrower or any other Credit Party or to any collateral in respect of the Borrower's Liabilities or Guarantors' Obligations, whether arising under North Carolina General Statutes Sections 26-7 and 26-9 or otherwise.

It is the express purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantors' Obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

         4. CURRENCY AND FUNDS OF PAYMENT. All Guarantors' Obligations will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Borrower's Liabilities, or the rights of any Secured Party with respect thereto as against the Borrower, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Borrower of any or all of the Borrower's Liabilities.

         5. EVENTS OF DEFAULT. Without limiting the provisions of Section 2 hereof, in the event that there shall occur and be continuing an Event of Default, then notwithstanding any collateral or other security or credit support for the Borrower's Liabilities, at the Agent's election and without notice thereof or demand therefor, the Guarantors' Obligations shall immediately be and become due and payable.

         6. SUBORDINATION. Until this Guaranty Agreement is terminated in accordance with Section 23 hereof, each Guarantor hereby subordinates all present and future debts, liabilities or obligations now or hereafter owing to such Guarantor (i) of the Borrower, to the payment in full of the Borrower's Liabilities, (ii) of every other Guarantor (an "obligated guarantor"), to the payment in full of the Guarantors' Obligations of such obligated guarantor, and
(iii) of each other Person now or hereafter constituting a Credit Party, to the payment in full of the obligations of such Credit Party owing to any Secured Party and arising under the Loan Documents; provided, however, that each Guarantor may make payments in the ordinary course of business so long as no Default or Event of Default has occurred. All amounts due under such subordinated debts, liabilities, or obligations shall, upon the occurrence and during the continuance of an Event of Default, be collected and, upon request by the Agent, paid over forthwith to the Agent for the benefit of the Secured Parties on account of the Borrower's Liabilities, the Guarantors' Obligations, or such other obligations, as applicable, and, after such request and pending such payment, shall be held by such Guarantor as agent and bailee of the Secured Parties separate and apart from all other funds, property and accounts of such Guarantor.

         7. SUITS. Each Guarantor from time to time shall pay to the Agent for the benefit of the Secured Parties, on demand, at the Agent's place of business set forth in the Credit Agreement or such other address as the Agent shall give notice of to such Guarantor, the Guarantors' Obligations as they become or are declared due, and in the event such payment is not made forthwith, The Agent may proceed to suit against any one or more or all of the Guarantors. At the Agent's election, one or more and successive or concurrent suits may be brought hereon by the Agent against any one or more or all of the Guarantors, whether or not suit has been commenced against the Borrower, any other Guarantor, or any other Person and whether or not the Secured Parties have taken or failed to take any other action to collect all or any portion of the Borrower's Liabilities or have taken or failed to take any actions against any collateral securing payment or performance of all or any portion of the Borrower's Liabilities, and irrespective of any event, occurrence, or condition described in Section 3 hereof

         8. SET-OFF AND WAIVER. Each Guarantor waives any right to assert against any Secured Party as a defense, counterclaim, set-off or cross claim, any defense (legal or equitable) or other claim which such Guarantor may now or at any time hereafter have against the Borrower or the Secured Parties without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Guarantor. Each Guarantor agrees that each Secured Party shall have a lien for all the Guarantor's Obligations upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts, now or hereafter pledged, mortgaged, transferred or assigned to such Secured Party or otherwise in the possession or control of such Secured Party for any purpose (other than solely for safekeeping) for the account or benefit of such Guarantor, including any balance of any deposit account or of any credit of such Guarantor with the Secured Party, whether now existing or hereafter established, and hereby authorizes each Secured Party from and after the occurrence of an Event of Default at any time or times with or without prior notice to apply such balances or any part thereof to such of the Guarantor's Obligations to the Secured Parties then due and in such amounts as provided for in the Credit Agreement or otherwise as they may elect. For the purposes of this Section 8, all remittances and property shall be deemed to be in the possession of a Secured Party as soon as the same may be put in transit to it by mail or carrier or by other bailee.

         9.   WAIVER OF NOTICE: SUBROGATION.

              (a) Each Guarantor hereby waives to the extent permitted by law notice of the following events or occurrences: (i) acceptance of this Guaranty Agreement; (ii) the Lenders' heretofore, now or from time to time hereafter making Loans and issuing Letters of Credit and otherwise loaning monies or giving or extending credit to or for the benefit of the Borrower, whether pursuant to the Credit Agreement or the Notes or any other Loan Document or Related Agreement or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) presentment, demand, default, non-payment, partial payment and protest; and (iv) any other event, condition, or occurrence described in Section 3 hereof. Each Guarantor agrees that each Secured Party may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Secured Party, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Guarantor from its Guarantor's Obligations, and each Guarantor hereby consents to each and all of the foregoing events or occurrences.

              (b) Each Guarantor hereby agrees that payment or performance by such Guarantor of its Guarantor's Obligations under this Guaranty Agreement may be enforced by the Agent on behalf of the Secured Parties upon demand by the Agent to such Guarantor without the Agent being required, such Guarantor expressly waiving to the extent permitted by law any right it may have to require the Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against the Borrower or any other Guarantor or any other guarantor of the Borrower's Liabilities, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Agent or any Lender or other party to a Related Agreement by the Borrower, any other Guarantor or any other Person on account of the Borrower's Liabilities or any guaranty thereof, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY SUCH GUARANTOR THAT DEMAND UNDER THIS GUARANTY AGREEMENT MAY BE MADE BY THE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THE CREDIT AGREEMENT.

              (c) Each Guarantor further agrees with respect to this Guaranty Agreement that it shall have no right of subrogation, reimbursement, contribution or indemnity, nor any right of recourse to security for the Borrower's Liabilities unless and until 93 days immediately following the Facility Termination Date shall have elapsed without the filing or commencement, by or against any Credit Party, of any state or federal action, suit, petition or proceeding seeking any reorganization, liquidation or other relief or arrangement in respect of creditors of, or the appointment of a receiver, liquidator, trustee or conservator in respect to, such Credit Party or its assets. This waiver is expressly intended to prevent the existence of any claim within the meaning of Section 101 of the Bankruptcy Code in respect to such subrogation, reimbursement, contribution or indemnity by any Guarantor against the estate of any other Credit Party, in the event of a subsequent case involving any other Credit Party. If an amount shall be paid to any Guarantor on account of such rights at any time prior to termination of this Guaranty Agreement in accordance with the provisions of Section 23 hereof, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Agent, for the benefit of the Secured Parties, to be credited and applied upon the Guarantors' Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or otherwise as the Secured Parties may elect. The agreements in this subsection shall survive repayment of all of the Guarantors' Obligations, the termination or expiration of this Guaranty Agreement in any manner, including but not limited to termination in accordance with Section 23 hereof, and occurrence of the Facility Termination Date.

         10. EFFECTIVENESS: ENFORCEABILITY. This Guaranty Agreement shall be effective as of the date first above written and shall continue in full force and effect until termination in accordance with Section 23 hereof. Any claim or claims that the Secured Parties may at any time hereafter have against a Guarantor under this Guaranty Agreement may be asserted by the Agent on behalf of the Secured Parties by written notice directed to such Guarantor in accordance with Section 25 hereof

         11. REPRESENTATIONS AND WARRANTIES. Each Guarantor warrants and represents to the Agent, for the benefit of the Secured Parties, that it is duly authorized to execute, deliver and perform this Guaranty Agreement; that this Guaranty Agreement has been duly executed and delivered on behalf of such Guarantor by its duly authorized representatives; that this Guaranty

Agreement is legal, valid, binding and enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and that such Guarantor's execution, delivery and performance of this Guaranty Agreement do not violate or constitute a breach of any of its Operating Documents or Organizational Documents, any agreement or instrument to which such Guarantor is a party, or any law, order, regulation. decree or award of any governmental authority or arbitral body to which it or its properties or operations is subject.

         12. EXPENSES Each Guarantor agrees to be jointly and severally liable for the payment of all reasonable fees and expenses, including attorneys' fees, incurred by any Secured Party in connection with the enforcement of this Guaranty Agreement whether or not suit be brought.

         13. REINSTATEMENT. Each Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by any Secured Party in respect of any Borrower's Liabilities is rescinded or must be restored for any reason or is repaid in whole or in part in good faith settlement of upending or threatened avoidance claim.

         14. ATTORNEY-IN-FACT To the extent permitted by law, each Guarantor hereby appoints the Agent, for the benefit of the Secured Parties, as such Guarantor's attorney-in-fact for the purposes of carrying out the provisions of this Guaranty Agreement and making any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided that the Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default.

         15. RELIANCE. Each Guarantor represents and warrants to the Agent, for the benefit of the Secured Parties, that: (a) such Guarantor has adequate means to obtain on a continuing basis (i) from the Borrower, information concerning the Borrower and the Borrower's financial condition and affairs and
(ii) from other reliable sources, such other information as it deems material in deciding to provide this Guaranty Agreement ("Other Information"), and has full and complete access to the Borrower's books and records and to such Other Information; (b) such Guarantor is not relying on any Secured Party or its or their employees, directors, agents or other representatives or affiliates, to provide any such information, now or in the future: (c) such Guarantor has been furnished with and reviewed the terms of the Credit Agreement and such other Loan Documents as it has requested, is executing this Guaranty Agreement freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty Agreement; (d) such Guarantor has relied solely on the Guarantor's own independent investigation, appraisal and analysis of the Borrower, the Borrower's financial condition and affairs, the "Other Information", and such other matters as it deems material in deciding to provide this Guaranty Agreement and is fully aware of the same; and (e) such Guarantor has not depended or relied on any Secured Party or its or their employees. directors, agents or other representatives or affiliates, for any information whatsoever concerning the Borrower or the Borrower's financial condition and affairs or any other matters material to such

Guarantor's decision to provide this Guaranty Agreement or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision. Each Guarantor agrees that no Secured Party has any duty or responsibility whatsoever, now or in the future, to provide to such Guarantor any information concerning the Borrower or the Borrower's financial condition and affairs, or any Other Information, other than as expressly provided herein, and that, if such Guarantor receives any such information from any Secured Party or its or their employees, directors, agents or other representatives or affiliates, such Guarantor will independently verify the information and will not rely on any Secured Party or its or their employees, directors, agents or other representatives or affiliates, with respect to such information.

         16. RULES OF INTERPRETATION. The rules of interpretation contained in Sections 1.2(c) through 1.2(l) of the Credit Agreement shall be applicable to this Guaranty Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or guaranteed hereby.

         17. ENTIRE AGREEMENT. This Guaranty Agreement, together with the Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements, understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Except as provided in Section 23, neither this Guaranty Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

         18. BINDING AGREEMENT; ASSIGNMENT. This Guaranty Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective heirs, legal representatives, successors and assigns; provided, however, that no Guarantor shall be permitted to assign any of its rights, powers, duties or obligations under this Guaranty Agreement or any other interest herein without the prior written consent of the Agent. Without limiting the generality of the foregoing sentence of this Section 18, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including Article XII thereof (concerning the Agent) and
Section 13.1 thereof concerning assignments and participations. All references herein to the Agent shall include any successor thereof.

         19. SWAP AGREEMENTS. All obligations of the Borrower under Swap Agreements to which any Lender or its affiliates are a party shall be deemed to be Borrower's Liabilities, and each Lender or affiliate of a Lender party to any such Swap Agreement shall be deemed to be a Secured Party hereunder with respect to such Borrower's Liabilities; provided, however, that such obligations shall cease to be Borrower's Liabilities at such time as such Person (or affiliate of such Person) shall cease to be a "Lender" under the Credit Agreement.

         20. SEVERABILITY. The provisions of this Guaranty Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Guaranty Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

         21. COUNTERPARTS. This Guaranty Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Guaranty Agreement to produce or account for more than one such counterpart executed by the Guarantor against whom enforcement is sought.

         22. INDEMNIFICATION. Without limitation of Section 13.9 of the Credit Agreement or any other indemnification provision in any Loan Document, each Guarantor agrees to indemnify and hold harmless each Secured Party and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party') from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or other extension of credit under the Loan Documents, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 22 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by such Guarantor or any other Credit Party, any of their respective directors, shareholders or creditors, or an Indemnified Party or any other Person, or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Each Guarantor agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its subsidiaries or affiliates, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct. Each Guarantor agrees not to assert any claim against any Secured Party, any of its affiliates, or any of their directors, officers, employees, attorneys, agents, or advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated therein or the actual or proposed use of the proceeds of the Loans or other extension of credit under the Loan Documents. The agreements in this
Section 22 shall survive repayment of all of the Guarantors' Obligations and the termination or expiration of this Guaranty Agreement in any manner, including but not limited to termination upon occurrence of the Facility Termination Date.

         23. TERMINATION. Subject to reinstatement pursuant to Section 13 hereof, this Guaranty Agreement and all of the Guarantors' Obligations hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate on the Facility Termination Date.

         24. REMEDIES CUMULATIVE: LATE PAYMENTS. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Agent or any other Secured Party provided by law or under the Credit Agreement, the other Loan Documents or other applicable agreements or instruments. The making of the Loans and other extensions of credit to the Borrower pursuant to the Credit Agreement shall be conclusively presumed to have been made or extended, respectively, in reliance upon each Guarantor's guaranty of the Borrower's Liabilities pursuant to the terms hereof. Any amounts not paid when due under this Guaranty Agreement shall bear interest at the Default Rate.

         25. NOTICES. Any notice required or permitted hereunder shall be given, (a) with respect to each Guarantor, at the address of the Borrower indicated in Section 13.2 of the Credit Agreement and (b) with respect to the Agent or any other Secured Party, at the Agent's address indicated in
Section 13.2 of the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in
Section 13.2 of the Credit Agreement.

         26.  Governing Law: Venue: Waiver of Jury Trial.

              (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

              (b) EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES
         AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF MECKLENBURG, STATE OF NORTH CAROLINA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, SUCH GUARANTOR EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

              (c) EACH GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE
         BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF FOR NOTICES TO SUCH GUARANTOR IN EFFECT PURSUANT TO SECTION 25 HEREOF, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NORTH CAROLINA.

              (d) NOTHING CONTAINED IN SUBSECTIONS (b) or (c) HEREOF SHALL PRECLUDE THE AGENT FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE ANY GUARANTOR OR ANY OF SUCH GUARANTOR'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

              (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY
         RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, EACH GUARANTOR AND THE AGENT ON BEHALF OF THE SECURED PARTIES HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT ANY SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

              (f) EACH GUARANTOR HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

                           [Signature page follows)

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Guaranty Agreement as of the day and year first written above.


                                GUARANTORS:

                                insert Name(s) of Guarantor(s)
                                -------------------------------------



WITNESS:


                                By:
---------------------------        ----------------------------------

                                Name:
---------------------------          --------------------------------

                                Title:
                                      -------------------------------



                                AGENT:

                                BANK OF AMERICA, N.A., as Agent for the Lenders


                                By:
                                   ----------------------------------

                                Name:
                                     --------------------------------

                                Title:
                                      -------------------------------



                             Signature Page 1 of 1

                                    EXHIBIT K

                           Form of Security Agreement

         THIS SECURITY AGREEMENT (this "Security Agreement") is made and entered into as of ____________, ____________ by INSTEEL INDUSTRIES, INC., a North Carolina corporation (the "Borrower" and a "Grantor"), and EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE BORROWER (each a "Guarantor" and a "Grantor", and collectively with the Borrower, the "Grantors"), and BANK OF AMERICA, N. A., a national banking association, as administrative agent (in such capacity, the "Agent") for each of the lenders (the "Lenders" and collectively with the Agent, the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein or pursuant to Section 1 hereof shall have the respective meanings assigned thereto in the Credit Agreement (as defined below).

                                   WITNESSETH:

         WHEREAS, the Secured Parties have provided to the Borrower a certain term loan facility and revolving credit facility with a letter of credit sublimit and swing line facility pursuant to the Credit Agreement dated as of January 31, 2000 by and among the Borrower, the Agent and the Lenders (as from time to time amended, revised, modified, supplemented or amended and restated, the "Credit Agreement"); and

         WHEREAS, as collateral security for payment and performance of its Obligations, the Borrower is willing to grant to the Agent for the benefit of the Secured Parties a security interest in all of its personal property and assets described herein; and

         WHEREAS, each Guarantor will materially benefit from the Loans and Advances to be made, and the Letters of Credit to be issued, under the Credit Agreement and each Guarantor is a party to a Facility Guaranty pursuant to which each Guarantor guarantees the Obligations of the Borrower; and

         WHEREAS, as collateral security for payment and performance by each Guarantor of its Guarantor's Obligations (as defined in the Facility Guaranty to which such Guarantor is a party), each Guarantor is willing to grant to the Agent for the benefit of the Secured Parties a security interest in all of its personal property and assets pursuant to the terms of this Security Agreement; and

         WHEREAS, the Secured Parties are unwilling to enter into the Loan Documents unless the Borrower and the Guarantors enter into this Security Agreement;

         NOW, THEREFORE, in order to induce the Secured Parties to enter into the Loan Documents and to make Loans and issue Letters of Credit, and in further consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

         1. CERTAIN DEFINITIONS. Terms used in this Security Agreement, not otherwise expressly defined herein or in the Credit Agreement, and for which meanings are provided in the Uniform Commercial Code of the State of North Carolina (the "UCC"), shall have such meanings. The parties agree that with respect to terms that describe items or types of Collateral, the parties intend to and do hereby give effect, upon their respective effective dates, to revisions to the UCC effective after the date hereof to the extent, but only to the extent, such revisions either (i) provide meanings of terms not previously defined as items or types of property or (ii) expand the items of or interests in property that are included within a previously defined term, with the effect that each of such terms describing items or types of property shall at all times be interpreted in its broadest sense. The term "Qualifying Control Agreement" shall have the meaning set forth on Schedule 1 hereto.

         2. GRANT OF SECURITY INTEREST. The Borrower hereby grants as collateral security for the payment, performance and satisfaction of all of the Borrower's Obligations, and each Guarantor hereby grants as collateral security for the payment, performance and satisfaction of all of its Guarantor's Obligations (as defined in its Facility Guaranty) and the prompt payment and performance when due of its obligations and liabilities hereunder (collectively, the "Secured Obligations"), to the Agent for the benefit of the Secured Parties a continuing first priority security interest in and to, and collaterally assigns to the Agent for the benefit of the Secured Parties, all of the personal property of such Grantor or in which such Grantor has or may have or acquire an interest, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, including the following:

                  (a) All accounts, and including accounts receivable, contracts, bills, acceptances, choses in action, and other forms of monetary obligations at any time owing to such Grantor arising out of property sold, leased, licensed, assigned or otherwise disposed of or for services rendered or to be rendered by such Grantor, and all of such Grantor's rights with respect to any property represented thereby, whether or not delivered, property returned by customers and all rights as an unpaid vendor or lienor, including rights of stoppage in transit and of recovering possession by proceedings including replevin and reclamation (collectively referred to hereinafter as "Accounts");

                  (b) All inventory, including all goods manufactured or acquired for sale or lease, and any piece goods, raw materials, work in process and finished merchandise, component materials, and all supplies, goods, incidentals, office supplies, packaging materials and any and all items used or consumed in the operation of the business of such Grantor or which may contribute to the finished product or to the sale, promotion and shipment thereof, in which such Grantor now or at any time hereafter may have an interest, whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of such Grantor or is held by such Grantor or by others for such Grantor's account (collectively referred to hereinafter as "Inventory");

                  (c) All goods, including all machinery, equipment, motor vehicles, parts, supplies, apparatus, appliances, tools, patterns, molds, dies, blueprints, fittings, furniture, furnishings, fixtures and articles of tangible personal property of every description (collectively referred to hereinafter as "Equipment");

                  (d) All general intangibles, including all rights now or hereafter accruing to such Grantor under contracts, leases, agreements or other instruments to perform or receive services, to purchase or sell goods, to hold or use land or facilities, and to enforce all rights thereunder, all causes of action, corporate or business records, inventions, designs, goodwill, trade names, trade secrets, trade processes, licenses, permits, franchises, customer lists, computer programs and software, all payment intangibles, all claims under guaranties, tax refund claims, all rights and claims against carriers and shippers, leases, all claims under insurance policies, all interests in general and limited partnerships and limited liability companies, all rights to indemnification and all other intangible personal property and intellectual property of every kind and nature (collectively referred to hereinafter as "General Intangibles");

                  (e) All chattel paper, including tangible chattel paper, electronic chattel paper, or any hybrid thereof (collectively referred to hereinafter as "Chattel Paper");

                  (f) All instruments, including all promissory notes (collectively referred to hereinafter as "Instruments");

                  (g) All documents, including warehouse receipts, bills of lading and other documents of title (collectively referred to hereinafter as "Documents");

                  (h) All supporting obligations pertaining to any of the foregoing, including all letter of credit rights (including rights to proceeds of letters of credit), and all guaranties and other Contingent Obligations of any Person (collectively referred to hereinafter as "Supporting Obligations");

                  (i) The commercial tort claims identified on Schedule 9(i) hereto, as such Schedule may be supplemented from time to time in accordance with the terms hereof (collectively referred to hereinafter as "Commercial Tort Claims");

                  (j) All books and records relating to any of the forgoing (including customer data, credit files, ledgers, computer programs, printouts, and other computer materials and records (and all media on which such data, files, programs, materials and records are or may be stored)); and

                  (k) All proceeds, products and replacements of, accessions to, and substitutions for, any of the foregoing, including without limitation proceeds of insurance policies insuring any of the foregoing.

         All of the property and interests in property described in subsections
(a) through (k) are herein collectively referred to as the "Collateral."

         3. PERFECTION. At the time of execution of this Security Agreement, each Grantor shall have:

                  (a) furnished the Agent with properly executed financing statements in form, number and substance suitable for filing, sufficient under applicable law, and satisfactory to the Agent in order that upon the filing of the same the Agent, for the benefit of the Secured Parties, shall have a duly perfected security interest in all Collateral in which a security interest can be perfected by the filing of financing statements;

                  (b) to the extent expressly required by the terms hereof or of the Credit Agreement, or otherwise as the Agent may request, furnished the Agent with properly executed Qualifying Control Agreements, registrars' certificates, issuer acknowledgments of the Agent's interest in letter of credit rights, and evidence of the electronic identification of the Agent's interest in electronic chattel paper and of the placement of a restrictive legend on tangible chattel paper, as appropriate, with respect to Collateral in which either (i) a security interest can be perfected only by control or such electronic identification or restrictive legending, or (ii) a security interest perfected by control or accompanied by such electronic identification or restrictive legending shall have priority as against a security interest perfected by Persons not having control or not accompanied by such electronic identification or restrictive legending, in each case in form and substance acceptable to the Agent and sufficient under applicable law so that the Agent, for the benefit of the Secured Parties, shall have a security interest in all such Collateral perfected by control; and

                  (c) to the extent expressly required by the terms hereof or of the Credit Agreement, or otherwise as the Agent may request, delivered to the Agent or, if the Agent shall specifically consent in each instance, an agent or bailee of the Agent who has acknowledged such status in a properly executed Qualifying Control Agreement possession of all Collateral with respect to which either a security interest can be perfected only by possession or a security interest perfected by possession shall have priority as against Persons not having possession, and including in the case of Instruments and Documents, duly executed endorsements or stock powers in blank, as the case may be, affixed thereto in form and substance acceptable to the Agent and sufficient under applicable law so that the Agent, for the benefit of the Secured Parties, shall have a security interest in all such Collateral perfected by possession;

subject in each case only to Liens allowed to exist and have priority under
Section 10. of the Credit Agreement ("Permitted Liens"). All financing statements (including all amendments thereto and continuations thereof), control agreements, certificates, acknowledgments, stock powers and other documents, electronic identification, restrictive legends, and instruments furnished in connection with the creation, enforcement, protection, perfection or priority of the Agent's security interest in Collateral, including such items as are described above in this Section 3 are sometimes referred to herein as "Perfection Documents." The delivery of possession of items of or evidencing Collateral, causing other Persons to execute and deliver Perfection Documents as appropriate, the filing or recordation of Perfection Documents, and the taking of such other actions as may be necessary or advisable in the determination of the Agent to create, enforce, protect, perfect, or establish or maintain the priority of, the security interest of the Agent for the benefit of the Secured Parties in the Collateral is sometimes referred to herein as "Perfection Action."

         4.       MAINTENANCE OF SECURITY INTEREST; FURTHER ASSURANCES.

                  (a) Each Grantor will from time to time at its own expense, deliver specific assignments of Collateral or such other Perfection Documents, and take such other or additional Perfection Action, as may be required by the terms of the Loan Documents or as the Agent may reasonably request in connection with the administration or enforcement of this Security Agreement or related to the Collateral or any part thereof in order to carry out the terms of this Security Agreement, to perfect, protect, maintain the priority of or enforce the Agent's security interest in the Collateral, subject only to Permitted Liens, or otherwise to better assure and confirm unto the Agent its rights, powers and remedies for the benefit of the Secured Parties hereunder. Without limiting the foregoing, if upon request by the Agent, any Grantor does not furnish duly executed financing statements to the Agent, such Grantor hereby irrevocably authorizes the Agent to execute and file (with, or to the extent permitted by applicable law, without the signature of the Grantor appearing thereon) financing statements or other Perfection Documents (including copies thereof) showing such Grantor as "debtor" at such time or times and in all filing offices as the Agent may from time to time determine to be necessary or advisable to perfect or protect the rights of the Agent and the Secured Parties hereunder, or otherwise to give effect to the transactions herein contemplated.

                  (b) With respect to any and all Collateral, each Grantor agrees to do and cause to be done all things necessary to perfect, maintain the priority of and keep in full force the security interest granted in favor of the Agent for the benefit of the Secured Parties, including, but not limited to, the prompt payment upon demand therefor by the Agent of all reasonable fees and expenses (including documentary stamp, excise or intangibles taxes) incurred in connection with the preparation, delivery, or filing of any Perfection Document or the taking of any Perfection Action to perfect, protect or enforce a security interest in Collateral in favor of the Agent for the benefit of the Secured Parties, subject only to Permitted Liens. All amounts not so paid when due shall constitute additional Secured Obligations and (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

                  (c) Each Grantor agrees to maintain among its books and records appropriate notations or evidence of, and to make or cause to be made appropriate disclosure upon its financial statements of, the security interest granted hereunder to the Agent for the benefit of the Secured Parties.

         5. Receipt of Payment. In the event an Event of Default shall occur and be continuing and a Grantor (or any of its affiliates, subsidiaries, stockholders, directors, officers, employees or agents) shall receive any proceeds of Collateral, including without limitation monies, checks, notes, drafts or any other items of payment, each Grantor shall hold all such items of payment in trust for the Agent for the benefit of the Secured Parties, and as the property of the Agent for the benefit of the Secured Parties, separate from the funds and other property of such Grantor, and no later than the first Business Day following the receipt thereof, at the election of the Agent, such Grantor shall cause such Collateral to be forwarded to the Agent for its custody, possession and disposition on behalf of the Secured Parties in accordance with the terms hereof and of the other Loan Documents.

         6.       PRESERVATION AND PROTECTION OF COLLATERAL.

                  (a) THE AGENT SHALL be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise, except to the extent expressly contemplated under Section
         25. Each Grantor shall be responsible for the safekeeping of its Collateral, and in no event shall the Agent have any responsibility for
         (i) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause, (ii) any diminution in the value thereof, or (iii) any act or default of any carrier, warehouseman, bailee or forwarding agency thereof or other Person in any way dealing with or handling such Collateral.

                  (b) Each Grantor shall keep and maintain its tangible personal property Collateral in good operating condition and repair, ordinary wear and tear excepted. No Grantor shall permit any such items to become a fixture to real property (unless such Grantor has granted the Agent for the benefit of the Secured Parties a Lien on such real property having a priority acceptable to the Agent) or accessions to other personal property.

                  (c) Each Grantor agrees (i) to pay when due all taxes, charges and assessments against the Collateral in which has any interest, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP applied on a Consistent Basis and evidenced to the satisfaction of the Agent and provided that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed, and (ii) to cause to be terminated and released all Liens (other than Permitted Liens) on the Collateral. Upon the failure of any Grantor to so pay or contest such taxes, charges, or assessments, or cause such Liens to be terminated, the Agent at its option may pay or contest any of them or amounts relating thereto (the Agent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments) but shall not have any obligation to make any such payment or contest. All sums so disbursed by the Agent, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

         7. STATUS OF GRANTORS AND COLLATERAL GENERALLY. Each Grantor represents and warrants to, and covenants with, the Agent for the benefit of the Secured Parties, with respect to itself and the Collateral as to which it has or acquires any interest, that:

                  (a) It is (or as to Collateral acquired after the date hereof will be upon the acquisition of the same) and, except as permitted by the Credit Agreement and subsection (b) of this Section 7, will continue to be, the owner of the Collateral, free and clear of all Liens, other than the security interest hereunder in favor of the Agent for the benefit of the Secured Parties and Permitted Liens, and that it will at its own cost and expense defend such Collateral and any products and proceeds thereof against all claims and demands of all Persons (other than holders of Permitted Liens) at any time claiming the same or any interest therein adverse to the Secured Parties. Upon the failure of any Grantor to so defend, the Agent may do so at its option but shall not have any obligation to do so. All sums so disbursed by the Agent, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

                  (b) It shall not (i) sell, assign, transfer, lease, license or otherwise dispose of any of, or grant any option with respect to, the Collateral, except for dispositions permitted under the Credit Agreement, (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the security interests created by this Security Agreement and Permitted Liens, or (iii) take any other action in connection with any of the Collateral that would materially impair the value of the interest or rights of such Grantor in the Collateral taken as a whole or that would materially impair the interest or rights of the Agent for the benefit of the Secured Parties.

                  (c) It has full power, legal right and lawful authority to enter into this Security Agreement and to perform its terms, including the grant of the security interests in the Collateral herein provided for.

                  (d) No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required either (i) for the grant by such Grantor of the security interests granted hereby or for the execution, delivery or performance of this Security Agreement by such Grantor, or (ii) for the perfection of or the exercise by the Agent, on behalf of the Secured Parties, of its rights and remedies hereunder, except for action required by the Uniform Commercial Code to perfect the security interest conferred hereunder.

                  (e) No effective financing statement or other Perfection Document similar in effect, nor any other Perfection Action, covering all or any part of the Collateral purported to be granted or taken by or on behalf of such Grantor (or by or on behalf of any other Person and which remains effective as against all or any part of the Collateral) has been filed in any recording office, delivered to another Person for filing (whether upon the occurrence of a contingency or otherwise), or otherwise taken, as the case may be, except such as pertain to Permitted Liens and such as may have been filed for the benefit of, delivered to, or taken in favor of, the Agent for the benefit of the Secured Parties in connection with the security interests conferred hereunder.

                  (f) Schedule 7(f) attached hereto contains true and complete information as to each of the following: (i) the exact legal name of each Grantor as it appears in its Organizational Documents as of the date hereof and at any time during the five (5) year period ending as of the date hereof (the "Covered Period"), (ii) the jurisdiction of formation and form of organization of each Grantor, (iii) each address of the chief executive office of each Grantor as of the date hereof and at any time during the Covered Period, (iv) all trade names or trade styles used by such Grantor as of the date hereof and at any time during the Covered Period, (v) the address of each location of such Grantor at which any tangible personal property Collateral (including Account Records and Account Documents) is located at the date hereof or has been located at any time during the Covered Period, (vi) with respect to each location described in clause (v) that is not owned beneficially and of record by such Grantor, the name and address of the owner thereof; and (vii) the name of each Person other than such Grantor and the address of such Person at which any tangible personal property Collateral of such Grantor is held under any warehouse, consignment, bailment or other arrangement as of the date hereof. No Grantor shall change its name, change its jurisdiction of formation (whether by reincorporation, merger or otherwise), change the location of its chief executive office, utilize any additional location where tangible personal property Collateral (including Account Records and Account Documents) may be located, change or use any additional or different trade name or style, except in each case upon giving not less than thirty (30) days' prior written notice to the Agent and taking or causing to be taken at such Grantor's expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Agent to perfect or protect, or maintain the perfection and priority of, the Lien of the Agent for the benefit of the Secured Parties in Collateral contemplated hereunder.

                  (g) No Grantor shall engage in any consignment transaction in respect of any of the Collateral, whether as consignee or consignor, where the aggregate cost of all Collateral held on consignment and as to which all necessary Perfection Action has not been completed to the satisfaction of the Agent exceeds $500,000, without the prior written consent of the Agent in each instance.

                  (h) No Grantor shall cause, suffer or permit any of the tangible personal property Collateral having an aggregate cost in excess of $500,000 (i) to be evidenced by any document of title (except for shipping documents as necessary or customary to effect the delivery of inventory to customers in the ordinary course of business) or (ii) to be in the possession, custody or control of any warehouseman or other bailee unless there shall have been delivered to the Agent a Warehouseman's Estoppel Certificate.

                  (i) Except for a period of ninety days following the date hereof in the case of Inventory of Florida Wire and Cable, Inc. and its subsidiaries located in leased premises in Duval County, Florida, Bend County, Texas and Cook County, Illinois, no tangible personal property Collateral is or shall be located at any location that is leased by such Grantor from any other Person other than Inventory the value of which, when aggregated with all other Inventory kept at any location which is leased by all Grantors, is less than $500,000, unless (x) such location and lessor is set forth on Schedule 7(10 attached hereto or such Grantor provides not less than thirty (30) days' prior written notice thereof to the Agent, (y) such lessor acknowledges the Lien in favor of the Agent for the benefit of the Secured Parties conferred hereunder and waives its statutory and consensual liens and rights with respect to such Collateral in form and substance acceptable to the Agent and delivered in writing to the Agent prior to any Collateral being located at any such location, and (z) the Grantor shall have caused at its expense to be prepared and executed such additional Perfection Documents and to be taken such other Perfection Action as the Agent may deem necessary or advisable to carry out the transactions contemplated by this Security Agreement.

                  (j) Subject to the provision of Section 9(b)(iii) hereof, Grantor will, immediately upon learning thereof, report to Agent: any reclamation, return or repossession of goods, any loss or destruction of, or substantial damage to any of the Collateral and any other matters affecting the value, enforceability of collectibility of any of the Collateral.

                   (k) Notwithstanding any other provision of this Security Agreement, the aggregate amount of Collateral described in subsections
          (g),(h) and (i) of this Section 7 and Section 9(c)(iii) as to which the Agent does not have a perfected security interest shall not at anytime exceed $1,000,000.

         8. INSPECTION. The Agent (by any of its officers, employees and agents), on behalf of the Secured Parties, shall have the right upon prior notice to an executive officer of any Grantor, and at any reasonable times during such Grantor's usual business hours, to inspect the Collateral, all records related thereto (and to make extracts or copies from such records), and the premises upon which any of the Collateral is located, to discuss such Grantor's affairs and finances with any Person (other than Persons obligated on any Accounts ("Account Debtors") except as expressly otherwise permitted in the Loan Documents) and to verify with any Person other than (except as expressly otherwise permitted in the Loan Documents) Account Debtors the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral and, if an Event of Default has occurred and is continuing, to discuss such Grantor's affairs and finances with such Grantor's Account Debtors and to verify the amount, quality, value and condition of, or any other matter relating to, the Collateral with such Account Debtors. Upon or after the occurrence and during the continuation of an Event of Default, the Agent may at any time and from time to time employ and maintain on such Grantor's premises a custodian selected by the Agent who shall have full authority to do all acts necessary to protect the Agent's (for the benefit of the Secured Parties) interest. All expenses incurred by the Agent, on behalf of the Secured Parties, by reason of the employment of such custodian shall be paid by such Grantor on demand from time to time and shall be added to the Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

         9.     SPECIFIC COLLATERAL.

                (a) ACCOUNTS. With respect to its Accounts whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Agent for the benefit of the Secured Parties that:

                        (i) Each Grantor shall keep accurate and complete records of its Accounts ("Account Records") and from time to time at intervals designated by the Agent such Grantor shall provide the Agent with a schedule of Accounts in form and substance acceptable to the Agent describing all Accounts created or acquired by such Grantor ("Schedule of Accounts"); provided, however , that such Grantor's failure to execute and deliver any such Schedule of Accounts shall not affect or limit the Agent's security interest or other rights in and to any Accounts for the benefit of the Secured Parties. If requested by the Agent, each Grantor shall furnish the Agent with copies of proof of delivery and other documents relating to the Accounts so scheduled, including without limitation repayment histories and present status reports (collectively, "Account Documents") and such other matter and information relating to the status of then existing Accounts as the Agent shall request.

                        (ii) All Account Records and Account Documents are and shall at all times be located only at such Grantor's current chief executive office as set forth on Schedule 7(f) attached hereto, such other locations as are specifically identified on
                Schedule 7(f) attached hereto as an "Account Documents location," or as to which the Grantor has complied with Section 7(f) hereof

                        (iii) The Accounts are genuine, are in all respects what they purport to be, are not evidenced by an instrument or document or, if evidenced by an instrument or document, are only evidenced by one original instrument or document.

                        (iv) The Accounts cover bona fide sales and deliveries of Inventory usually dealt in by such Grantor, or the rendition by such Grantor of services, to an Account Debtor in the ordinary course of business.

                        (v) The amounts of the face value of any Account shown or reflected on any Schedule of Accounts, invoice statement, or certificate delivered to the Agent, are actually owing to such Grantor and are not contingent for any reason; and there are no setoffs, discounts, allowances, claims, counterclaims or disputes of any kind or description in an amount greater than $500,000 in the aggregate, or greater than $250,000 individually, existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except as may be stated in the Schedule of Accounts and reflected in the calculation of the face value of each respective invoice related thereto.

                        (vi) Except for conditions generally applicable to such Grantor's industry and markets, there are no facts, events, or occurrences known to such Grantor pertaining particularly to any Accounts which are reasonably expected to materially impair in any way the validity, collectibility or enforcement of Accounts that would reasonably be likely, in the aggregate, to be of material economic value, or in the aggregate materially reduce the amount payable thereunder from the amount of the invoice face value shown on any Schedule of Accounts, or on any certificate, contract, invoice or statement delivered to the Agent with respect thereto.

                        (vii) The goods or services giving rise thereto are not, and were not at the time of the sale or performance thereof, subject to any Lien, claim, encumbrance or security interest, except those of the Agent for the benefit of Secured Parties and Permitted Liens.

                        (viii) In the event any amounts due and owing in excess
                of $250,000 individually, or $500,000 in the aggregate amount, are in dispute between any Account Debtor and a Grantor (which shall include without limitation any dispute in which an offset claim or counterclaim may result), such Grantor shall provide the Agent with written notice thereof as soon as practicable, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

                (b) INVENTORY. With respect to its Inventory whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Agent for the benefit of the Secured Parties that:

                        (i) Each Grantor shall keep accurate and complete records itemizing and describing the kind, type, location and quantity of Inventory, its cost, and the daily withdrawals therefrom and additions thereto, and shall furnish to the Agent from time to time at reasonable intervals designated by the Agent, a current schedule of Inventory ("Schedule of Inventory") based upon its most recent physical inventory and its daily inventory records. Each Grantor shall conduct a physical inventory no less frequently than annually, and shall furnish to the Agent such other documents and reports thereof as the Agent shall reasonably request with respect to the Inventory.

                        (ii) All Inventory is and shall at all times be located only at such Grantor's locations as set forth on Schedule 7F attached hereto or at such other locations as to which such Grantor has complied with Section 7(f) hereof. No Grantor shall, other than in the ordinary course of business in connection with its sale, lease, license or other permitted disposition, remove any Inventory having an aggregate value in excess of that stated in the preceding sentence from such locations.

                        (iii) If any Account Debtor returns any Inventory to a
                Grantor after shipment thereof, and such return generates a credit in excess of $250,000 on any individual Account or $500,000 in the aggregate on any Accounts of such Account Debtor, such Grantor shall notify the Agent in writing of the same as soon as practicable.

                (c) EQUIPMENT. With respect to its Equipment whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Agent for the benefit of the Secured Parties that:

                        (i) The Grantors, as soon as practicable following a
                request therefor by the Agent, shall deliver to the Agent any and all evidence of ownership of any of the Equipment (including without limitation certificates of title and applications for title).

                        (ii) The Grantors shall maintain accurate, itemized
                records describing the kind, type, quality, quantity and value of its Equipment and shall furnish the Agent upon request with a current schedule containing the foregoing information, but, other than during the continuance of an Event of Default, not more often than once per fiscal quarter.

                        (iii) All Equipment, other than Equipment having a value
                of less than $500,000 in the aggregate for all locations, is and shall at all times be located only at such Grantor's locations as set forth on Schedule 7(f) attached hereto or at such other locations as to which such Grantor has complied with Section 7(f) hereof No Grantor shall, other than as expressly permitted under the Credit Agreement, sell, lease, transfer, dispose of or remove any Equipment from such locations, except that the Grantor may temporarily remove equipment for repair or transfer to another location of the Borrower where the necessary Perfection Action has been taken with respect to such location of the Borrower.

                (d) SUPPORTING OBLIGATIONS. With respect to its Supporting Obligations whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Agent for the benefit of the Secured Parties that:

                        (i) Each Grantor shall (i) maintain at all times, and
                furnish to the Agent from time to time at the Agent's request, a current list identifying in reasonable detail each Supporting Obligation relating to any Collateral from a single obligor in excess of $100,000, and (ii) upon the request of the Agent from time to time following the occurrence and during the continuance of any Default or Event of Default, deliver to the Agent the originals of all documents evidencing or constituting Supporting Obligations, together with such other documentation (executed as appropriate by the Grantor) and information as may be necessary to enable the Agent to realize upon the Supporting Obligations in accordance with their respective terms or transfer the

                Supporting Obligations as may be permitted under the Loan Documents or by applicable law.

                        (ii) With respect to each letter of credit that constitutes a Supporting Obligation and has an aggregate stated amount available to be drawn in excess of $100,000, each Grantor shall, at the request of the Agent within thirty (30) days of the issuance of each such letter of credit, use its best efforts to cause the issuer thereof to execute and deliver to the Agent a Qualifying Control Agreement.

                        (iii) With respect to each transferable letter of credit
                that constitutes a Supporting Obligation and has an aggregate stated amount available to be drawn in excess of $ 100,000, each Grantor shall, at the Agent's request upon and during the continuance of any Default or Event of Default, deliver to the Agent a duly executed, undated transfer form in blank sufficient in form and substance under the terms of the related letter of credit to effect, upon completion and delivery to the letter of credit issuer together with any required fee, the transfer of such letter of credit to the transferee identified in such form. Each Grantor hereby expressly authorizes the Agent following the occurrence and during the continuance of any Event of Default to complete and tender each such transfer form as transferor in its own name or in the name, place and stead of the Grantor in order to effect any such transfer, either to the agent or to another transferee, as the case may be, in connection with any sale or other disposition of Collateral or for any other purpose permitted under the Loan Documents or by applicable law.

                (e) CHATTEL PAPER. With respect to its Chattel Paper whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Agent for the benefit of the Secured Parties that:

                        (i) Each Grantor shall at all times retain sole physical possession of the originals of all Chattel Paper (other than electronic Chattel Paper); provided. however, that (x) upon the request of the Agent upon the occurrence and during the continuance of any Default or Event of Default, such Grantor shall immediately deliver physical possession of such Chattel Paper to the Agent or its designee, and (y) in the event that there shall be created more than one original counterpart of any document that alone or in conjunction with any other physical or electronic document constitutes Chattel Paper, then such counterparts shall be numbered consecutively starting with "1" and such Grantor shall retain the counterpart numbered "1".

                        (ii) All counterparts of all Chattel Paper shall immediately upon the creation or acquisition thereof by any Grantor be conspicuously legended as follows: "A FIRST PRIORITY SECURITY INTEREST IN THIS CHATTEL PAPER HAS BEEN GRANTED TO BANK OF AMERICA, N.A., FOR ITSELF AND AS AGENT FOR CERTAIN LENDERS PURSUANT TO A SECURITY AGREEMENT DATED AS OF ________ AS AMENDED FROM TIME TO

TIME TO TIME. NO SECURITY INTEREST OR OTHER INTEREST IN FAVOR OF ANY OTHER PERSON MAY BE CREATED BY THE TRANSFER OF PHYSICAL POSSESSION OF THIS CHATTEL PAPER OR OF ANY COUNTERPART HEREOF EXCEPT BY OR WITH THE CONSENT OF THE AFORESAID AGENT AS PROVIDED IN SUCH SECURITY AGREEMENT"; provided, however in the case of electronic Chattel Paper (including the electronic components of hybrid Chattel Paper), each Grantor may utilize other means acceptable to the Agent and sufficient under applicable law to constitute perfection by control in order to identify the interest of the Agent for the benefit of the Secured Parties.

                        (ii) Other than in the ordinary course of business and
                in keeping with reasonable and customary practice, no Grantor shall amend, modify, waive or terminate any provision of, or fail to exercise promptly and diligently each material right or remedy conferred under or in connection with, any Chattel Paper, in any case in such a manner as could reasonably be expected to materially adversely affect the value of affected Chattel Paper as collateral.

                (f) INSTRUMENTS. With respect to its Instruments whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Agent for the benefit of the Secured Parties that:

                        (i) Each Grantor shall (i) maintain at all times, and furnish to the Agent from time to time at the Agent's request, a current list identifying in reasonable detail Instruments of which such Grantor is the payee or holder and having a face amount payable in excess of $100,000, and (ii) upon the request of the Agent from time to time and in any event following the occurrence and during the continuance of any Default or Event of Default, deliver to the Agent the originals of all such Instruments, together with duly executed undated endorsements in blank affixed thereto and such other documentation and information as may be necessary to enable the Agent to realize upon the Instruments in accordance with their respective terms or transfer the Instruments as may be permitted under the Loan Documents or by applicable law.

                        (ii) Other than in the ordinary course of business and
                in keeping with reasonable and customary practice, no Grantor shall amend, modify, waive or terminate any provision of, or fail to exercise promptly and diligently each material right or remedy conferred under or in connection with, any Instrument, in any case in such a manner as could reasonably be expected to materially adversely affect the value of affected Instrument as collateral.

                (g) Commercial Tort Claims. With respect to its Commercial Tort Claims whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Agent for the benefit of the Secured Parties that:

                        (i) Schedule 9(h) attached hereto contains a true and
                complete list of all Commercial Tort Claims in which any Grantor has an interest and which have been identified by a Grantor as of the date hereof, and as to which the Pledgor believes in good faith there exists the possibility of recovery (including by way of settlement) of monetary relief in excess of $100,000 ("Grantor Claims"). Each Grantor shall furnish to the Agent quarterly, and in any event not later than the respective dates established in Sections 9.1(a) and 9.1(b) of the Credit Agreement for the delivery of financial statements, a certificate of an officer of such Grantor referring to this Section (h) and (x) identifying all Grantor Claims that are not then described on Schedule 9(h) attached hereto and stating that each of such additional Grantor Claims shall be deemed added to such Schedule 9(h) and shall constitute a Commercial Tort
                Claim, a Grantor Claim, and additional Collateral hereunder, and
                (y) summarizing the status or disposition of any Grantor Claims that have been settled, or have been made the subject of any binding mediation, judicial or arbitral proceeding, or any judicial or arbitral order on the merits, or that have been abandoned. With respect to each such additional Grantor Claim, such Grantor Claim shall be and become part of the Collateral hereunder from the date such claim is identified to the Agent as provided above without further action, and (ii) the Agent is hereby authorized at the expense of the applicable Grantor to execute and file such additional financing statements or amendments to previously filed financing statements, and take such other action as it may deem necessary or advisable, to perfect the Lien on such additional Grantor Claims conferred hereunder, and the Grantor shall, if required by applicable law or otherwise at the request of the Agent, execute and deliver such Perfection Documents and take such other Perfection Action as the Agent may determine to be necessary or advisable to perfect or protect the Lien of the Agent for the benefit of the Secured Parties in such additional Grantor Claims conferred hereunder.

        10.     CASUALTY AND LIABILITY INSURANCE REQUIRED.

                (a) Without limiting the provisions pertaining to insurance contained in any other Loan Document, each Grantor will keep the Collateral continuously insured against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar operations including:

                        (i) casualty insurance on the Inventory and the
                Equipment in an amount not less than the full insurable value thereof, against loss or damage by theft, fire, lightning and other hazards ordinarily included under uniform broad form standard extended coverage policies, limited only as may be provided in the standard broad form of extended coverage endorsement at the time in use in the states in which the Collateral is located;

                        (ii) comprehensive general liability insurance against
                claims for bodily injury, death or property damage occurring with or about such Collateral (such coverage to include provisions waiving subrogation against the Secured Parties), with the Agent and the Lenders as additional insureds thereunder, in amounts as shall be reasonably satisfactory to Agent;

                        (iii) liability insurance with respect to the operation
                of its facilities under the workers' compensation laws of the states in which such Collateral is located, in amounts as shall be reasonably satisfactory to Agent; and

                        (iv) business interruption insurance in amounts as shall
                be reasonably satisfactory to Agent.

                (b) Each insurance policy obtained in satisfaction of the requirements of Section 10(a):

                        (i) may be provided by blanket policies now or hereafter
                maintained by each or any Grantor or by the Borrower;

                        (ii) shall be issued by such insurer (or insurers) as
                shall be financially responsible, of recognized standing and reasonably acceptable to the Agent;

                        (iii) shall be in such form and have such provisions
                (including without limitation the loss payable clause, the waiver of subrogation clause, the deductible amount, if any, and the standard mortgagee endorsement clause) as are generally considered standard provisions for the type of insurance involved and are reasonably acceptable in all respects to the Agent;

                        (iv) shall prohibit cancellation or substantial
                modification, termination or lapse in coverage by the insurer without at least 30 days' prior written notice to the Agent, except for non-payment of premium, as to which such policies shall provide for at least ten (10) days' prior written notice to the Agent;

                        (v) without limiting the generality of the foregoing,
                all insurance policies where applicable under Section 10(a)(i) carried on the Collateral shall name the Agent, for the benefit of the Secured Parties, as loss payee and the Agent and Lenders as parties insured thereunder in respect of any claim for payment.

                (c) Prior to expiration of any such policy, such Grantor shall furnish the Agent with evidence satisfactory to the Agent that the policy or certificate has been renewed or replaced or is no longer required by this Security Agreement.

                (d) Each Grantor hereby makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent), for the benefit of the Secured Parties, as such Grantor's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such

        Grantor on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance, which appointment is coupled with an interest and is irrevocable; provide, however, that the powers pursuant to such appointment shall be exercisable only upon the occurrence and during the continuation of an Event of Default.

                (e) In the event such Grantor shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required hereunder or shall fail to keep any of its Collateral in good repair and good operating condition, the Agent may (but shall be under no obligation to), without waiving or releasing any Secured Obligation or Default or Event of Default by such Grantor hereunder, contract for the required policies of insurance and pay the premiums on the same or make any required repairs, renewals and replacements; and all sums so disbursed by Agent, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by such Grantor to the Agent, shall be additional Secured Obligations secured by the Collateral, and (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

                (f) Each Grantor agrees that to the extent that it shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required by Section 10(a), it shall in the event of any loss or casualty pay promptly to the Agent, for the benefit of the Secured Parties, to be held in a separate account for application in accordance with the provisions of Sections 10(h), such amount as would have been received as Net Proceeds (as hereinafter defined) by the Agent, for the benefit of the Secured Parties, under the provisions of Section 10(h) had such insurance been carried to the extent required.

                (g) The Net Proceeds of the insurance carried pursuant to the provisions of Sections 10(a)(ii) and 10(a)(iii) shall be applied by such Grantor toward satisfaction of the claim or liability with respect to which such insurance proceeds may be paid.

                (h) The Net Proceeds of the insurance carried with respect to the Collateral pursuant to the provisions of Section 10(a)(i) hereof shall be paid to such Grantor and held by such Grantor in a separate account and applied, as long as no Event of Default shall have occurred and be continuing, as follows: after any loss under any such insurance and payment of the proceeds of such insurance, each Grantor shall have a period of 30 days after payment of the insurance proceeds with respect to such loss to elect to either (x) repair or replace the Collateral so damaged, (y) deliver such Net Proceeds to the Agent, for the benefit of the Secured Parties, as additional Collateral or (z) apply such Net Proceeds to the acquisition of tangible assets constituting Collateral used or useful in the conduct of the business of such Grantor, subject to the provisions of this Security Agreement. If such Grantor elects to repair or replace the Collateral so damaged, such Grantor agrees the Collateral shall be repaired to a condition substantially similar to or of better quality or higher value than its condition prior to damage or replaced with Collateral in a condition substantially similar to or of better quality or higher value than the condition of the Collateral so replaced prior to damage. At all times during which an Event of Default shall have occurred and be continuing, the Agent shall be entitled to receive direct and immediate payment of the proceeds of such insurance and such Grantor shall take all action as the Agent may reasonably request to accomplish such payment. Notwithstanding the foregoing, in the event such Grantor shall receive any such proceeds, such Grantor shall immediately deliver such proceeds to such Agent for the benefit of the Secured Parties as additional Collateral, and pending such delivery shall hold such proceeds in trust for the benefit of the Secured Parties and keep the same segregated from its other funds.

                (i) "Net Proceeds" when used with respect to any insurance proceeds shall mean the gross proceeds from such proceeds, award or other amount, less all taxes, fees and expenses (including attorneys' fees) incurred in the realization thereof.

                (j) In case of any material damage to, destruction or loss of, or claim or proceeding against, all or any material part of the Collateral pledged hereunder by a Grantor, such Grantor shall give prompt notice thereof to the Agent. Each such notice shall describe generally the nature and extent of such damage, destruction, loss, claim or proceeding. Subject to Section 10(d), each Grantor is hereby authorized and empowered to adjust or compromise any loss under any such insurance other than losses relating to claims made directly against any Secured Party as to which the insurance described in Section 10(a)(ii) or (iii) is applicable.

                (k) The provisions contained in this Security Agreement pertaining to insurance shall be cumulative with any additional provisions imposing additional insurance requirements with respect to the Collateral or any other property on which a Lien is conferred under any Security Instrument.

        11. RIGHTS AND REMEDIES UPON EVENT OF DEFAULT. Upon and after an Event of Default, the Agent shall have the following rights and remedies on behalf of the Secured Parties in addition to any rights and remedies set forth elsewhere in this Security Agreement or the other Loan Documents, all of which may be exercised with or, if allowed by law, without notice to a Grantor:

                (a) All of the rights and remedies of a secured party under the UCC or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Security Agreement or any other Loan Document;

                (b) The right to foreclose the Liens and security interests created under this Security Agreement by any available judicial procedure or without judicial process;

                (c) The right to (i) enter upon the premises of a Grantor through self-help and without judicial process, without first obtaining a final judgment or giving such Grantor notice or opportunity for a hearing on the validity of the Agent's claim and without any obligation to pay rent to such Grantor, or any other place or places where any Collateral is located and kept, and remove the Collateral therefrom to the premises of the Agent or any agent of the Agent, for such time as the Agent may desire, in order effectively to collect or liquidate the Collateral,
        (ii) require such Grantor or any bailee or other agent of such Grantor to assemble the Collateral and make it available to the Agent at a place to be designated by the Agent that is reasonably convenient to both parties, and (iii) notify any or all Persons party to a Qualifying Control Agreement or who otherwise have possession of or control over any Collateral of the occurrence of an Event of Default and other appropriate circumstances, and exercise control over and take possession or custody of any or all Collateral in the possession, custody or control of such other Persons;

                (d) The right to (i) exercise all of a Grantor's rights and remedies with respect to the collection of Accounts Chattel Paper, Instruments, Supporting Obligations and General Intangibles (collectively, "Payment Collateral"), including the right to demand payment thereof and enforce payment, by legal proceedings or otherwise;
        (ii) settle, adjust, compromise, extend or renew all or any Payment Collateral or any legal proceedings pertaining thereto; (iii) discharge and release all or any Payment Collateral; (iv) take control, in any manner, of any item of payment or proceeds referred to in Section 5 above; (v) prepare, file and sign a Grantor's name on any Proof of Claim in bankruptcy, notice of Lien, assignment or satisfaction of Lien or similar document in any action or proceeding adverse to any obligor under any Payment Collateral or otherwise in connection with any Payment Collateral; (vi) endorse the name of a Grantor upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Collateral; (vii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to any Collateral to which a Grantor has access; (viii) open such Grantor's mail and collect any and all amounts due to such Grantor from any Account Debtors or other obligor in respect of Payment Collateral; (ix) take over such Grantor's post office boxes or make other arrangements as the Agent, on behalf of the Secured Parties, deems necessary to receive such Grantor's mail, including notifying the post office authorities to change the address for delivery of such Grantor's mail to such address as the Agent, on behalf of the Secured Parties, may designate; (x) notify any or all Account Debtors or other obligor on any Payment Collateral that such Payment Collateral has been assigned to the Agent for the benefit of the Secured Parties and that Agent has a security interest therein for the benefit of the Secured Parties (provided that the Agent may at any time give such notice to an Account Debtor that is a department, agency or authority of the United States government); each Grantor hereby agrees that any such notice, in the Agent's sole discretion, may (but need not) be sent on such Grantor's stationery, in which event such Grantor shall co-sign such notice with the Agent; and (xi) do all acts and things and execute all documents necessary, in Agent's sole discretion, to collect the Payment Collateral; and

                (e) The right to sell all or any Collateral in its then existing condition, or after any further manufacturing or processing thereof, at such time or times, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, with or without representations and warranties, all as the Agent, in its sole discretion, may deem advisable. The Agent shall have the right to conduct such sales on a Grantor's premises or elsewhere and shall have the right to use a Grantor's premises without charge for such sales for such time or times as the Agent may see fit. The Agent may, if it deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that the Agent has no obligation to preserve rights to the Collateral against prior parties or to marshall any Collateral for the benefit of any Person. The Agent for the benefit of the Secured Parties is hereby granted a license or other right to use, without charge, each Grantor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and a Grantor's rights under any license and any franchise agreement shall inure to the Agent's benefit. If any of the Collateral shall require repairs, maintenance, preparation or the like, or is in process or other unfinished state, the Agent shall have the right, but shall not be obligated, to perform such repairs, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such saleable form as the Agent shall deem appropriate, but the Agent shall have the right to sell or dispose of the Collateral without such processing and no Grantor shall have any claim against the Agent for the value that may have been added to such Collateral with such processing. In addition, each Grantor agrees that in the event notice is necessary under applicable law, written notice mailed to such Grantor in the manner specified herein ten (10) days prior to the date of public sale of any of the Collateral or prior to the date after which any private sale or other disposition of the Collateral will be made shall constitute commercially reasonable notice to such Grantor. All notice is hereby waived with respect to any of the Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale, free from any right of redemption which is hereby expressly waived by such Grantor and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations. Each Grantor recognizes that the Agent may be unable to effect a public sale of certain of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities ("Affected Collateral"), and that as a consequence of such prohibitions and restrictions the Agent may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire Affected Collateral for their own account, for investment and not with a view to the distribution or resale thereof, or (ii) to seek regulatory approval of any proposed sale or sales, or (iii) to limit the amount of Affected Collateral sold to any Person or group. Each Grantor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to such Grantor than if such Affected Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that the Agent has no obligation to delay the sale of any Affected Collateral for the period of time necessary to permit the Grantor or any other Person to register or otherwise qualify them under or exempt them from any applicable restriction, even if such Grantor or other Person would agree to register or otherwise qualify or exempt such Affected Collateral so as to permit a public sale under the Securities Act or applicable state law. Each Grantor further agrees, to the extent permitted by applicable law, that the use of private sales made under the foregoing circumstances to dispose of Affected Collateral shall be deemed to be dispositions in a commercially reasonable manner. Each Grantor hereby acknowledges that a ready market may not exist for Affected Collateral that is not traded on a national securities exchange or quoted on an automated quotation system.

The net cash proceeds resulting from the collection, liquidation, sale, or other disposition of the Collateral shall be applied first to the expenses (including all attorneys' fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Secured Obligations in accordance with the terms of Section
11.5 of the Credit Agreement. Each Grantor shall be liable to the Agent, for the benefit of the Secured Parties, and shall pay to the Agent, for the benefit of the Secured Parties, on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral.

        12. ATTORNEY-IN-FACT. Each Grantor hereby appoints the Agent as the Grantor's attorney-in-fact for the purposes of carrying out the provisions of this Security Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, that the Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right and power

                (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

                (c) to endorse such Grantor's name on any checks, notes, drafts or any other payment relating to or constituting proceeds of the Collateral which comes into the Agent's possession or the Agent's control, and deposit the same to the account of the Agent, for the benefit of the Secured Parties, on account and for payment of the Secured Obligations.

                (d) to file any claims or take any action or institute any proceedings that the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent, for the benefit of the Secured Parties, with respect to any of the Collateral; and

                (e) to execute, in connection with any sale or other disposition of Collateral provided for herein, any endorsement, assignments, or other instruments of conveyance or transfer with respect thereto.

        13. REINSTATEMENT. The granting of a security interest in the Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or is repaid in whole or in part in a good faith settlement of a pending or threatened avoidance claim, whether upon the insolvency, bankruptcy or reorganization of any Grantor or any other Credit Party or otherwise, all as though such payment had not been made. The provisions of this Section 13 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Security Agreement in any manner, including but not limited to termination upon occurrence of the Facility Termination Date.

        14. CERTAIN WAIVERS BY THE GRANTORS. Each Grantor waives to the extent permitted by applicable law (a) any right to require any Secured Party or any other obligee of the Secured Obligations to (x) proceed against any Person or entity, including without limitation any Credit Party, (y) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (z) pursue any other remedy in its power; (b) any defense arising by reason of any disability or other defense of any other Person, or by reason of the cessation from any cause whatsoever of the liability of any other Person or entity, (c) any right of subrogation, (d) any right to enforce any remedy which any Secured Party or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the Agent for the benefit of the Secured Parties. Each Grantor authorizes each Secured Party and each other obligee of the Secured Obligations without notice (except notice required by applicable law) or demand and without affecting its liability hereunder or under the Loan Documents from time to time to: (i) take and hold security, other than the Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchange, enforce, waive and release the Collateral herein described or any part thereof or any such other security; and (ii) apply such Collateral or other security and direct the order or manner of sale thereof as such Secured Party or obligee in its discretion may determine.

          The Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to a Grantor and the receipt thereof by such Grantor shall be a complete and full acquittance for the Collateral so delivered, and the Agent shall thereafter be discharged from any liability or responsibility therefor.

        15. CONTINUED POWERS. Until the Facility Termination Date shall have occurred, the power of sale and other rights, powers and remedies granted to the Agent for the benefit of the Secured Parties hereunder shall continue to exist and may be exercised by the Agent at any time and from time to time irrespective of the fact that any of the Secured Obligations or any part thereof may have become barred by any statute of limitations or that any part of the liability of any Grantor may have ceased.

        16. OTHER RIGHTS. The rights, powers and remedies given to the Agent for the benefit of the Secured Parties by this Security Agreement shall be in addition to all rights, powers and remedies given to the Agent or any Secured Party under any Related Agreement or by virtue of any statute or rule of law. Any forbearance or failure or delay by the Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived in accordance with the terms of the Credit Agreement.

        17. ANTI-MARSHALING PROVISIONS. The right is hereby given by each Grantor to the Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred hereunder, nor release any Grantor from personal liability for the Secured Obligations. Notwithstanding the existence of any other security interest in the Collateral held by the Agent, for the benefit of the Secured Parties, the Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Security Agreement. Each Grantor hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or in any Related Agreement.

        18. ENTIRE AGREEMENT. This Security Agreement, together with the Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as contained in the Loan Documents. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Security Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

        19. THIRD PARTY RELIANCE. Each Grantor hereby consents and agrees that all issuers of or obligors in respect of any Collateral, and all securities intermediaries, warehousemen, bailees, public officials and other Persons having any interest in, possession of, control over or right, privilege, duty or discretion in respect of, any Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Agent, on behalf of the Secured Parties, to exercise its rights hereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to any of such Persons.

        20. BINDING AGREEMENT; ASSIGNMENT. This Security Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that no Grantor shall be permitted to assign this Security Agreement or any interest herein or, except as expressly permitted herein or in the Credit Agreement, in the Collateral or any part thereof, or otherwise, except as expressly permitted herein or in the Credit Agreement, pledge, encumber or grant any option with respect to the Collateral or any part thereof. Without limiting the generality of the foregoing sentence of this
Section 20, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including
Article XII thereof (concerning the Agent) and Section 13.1 thereof (concerning assignments and participations). All references herein to the Agent and to the Secured Parties shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Secured Obligations.

        21. SWAP AGREEMENTS. All obligations of each Grantor under or in respect of Swap Agreements (which are not prohibited under the terms of the Credit Agreement) to which any Lender or any affiliate of any Lender is a party, shall be deemed to be Secured Obligations secured hereby, and each Lender or affiliate of a Lender party to any such Swap Agreement shall be deemed to be a Secured Party hereunder with respect to such Secured Obligations; provided, however, that such obligations shall cease to be Secured Obligations at such time as such Person (or affiliate of such Person) shall cease to he a "Lender" under the Credit Agreement.

        22. SEVERABILITY. The provisions of this Security Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Security Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

        23. COUNTERPARTS. This Security Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart executed by the Grantor against whom enforcement is sought.

        24. TERMINATION. Subject to the provisions of Section 13, this Security Agreement and all obligations of the Grantors hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party on the Facility Termination Date. Upon such termination of this Security Agreement, the Agent shall, at the request and sole expense of the Grantors, promptly deliver to the Grantors such termination statements and take such further actions as the Grantors may reasonably request to terminate of record, or otherwise to give appropriate notice of the termination of, any Lien conferred hereunder.

        25. INDEMNIFICATION. Without limitation of Section 13.9 of the Credit Agreement or any other indemnification provision in any Loan Document, the Grantors agree jointly and severally to indemnify and hold harmless each Secured Party and each of their affiliates, and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party"), from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or other extension of credit under the Loan Documents except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 25 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Grantor or any other Credit Party, any of their respective directors, shareholders or creditors, or an Indemnified Party or any other Person, or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Each Grantor agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its subsidiaries or affiliates, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein or in the other Loan Documents, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct. Each Grantor agrees not to assert any claim against any Secured Party, any of its affiliates, or any of their respective directors, officers, employees, attorneys, agents, or advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated therein or the actual or proposed use of the proceeds of the Loans or other extensions of credit under the Loan Documents. The agreements in this Section 25 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Security Agreement in any manner, including but not limited to termination upon occurrence of the Facility Termination Date.

        26. NOTICES. Any notice required or permitted hereunder shall be given (a) with respect to the Borrower, at the address for the giving of notice then in effect under the Credit Agreement, (b) with respect to any Grantor, at the address then in effect for the giving of notices to such Grantor under the Facility Guaranty to which it is a party, and (c) with respect to the Agent or a Lender, at the Agent's address indicated in Section 13.2 of the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 13.2 of the Credit Agreement.

        27. RULES OF INTERPRETATION. The rules of interpretation contained in Sections 1.2(c) through 1.2(1) of the Credit Agreement shall be applicable to this Security Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or secured hereby.

        28.     GOVERNING LAW; WAIVERS.

                 (a) THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE; PROVIDED THAT (i) WITH RESPECT TO THOSE INSTANCES IN WHICH THE APPLICABLE CHOICE OF LAWS RULES OF SUCH STATE, INCLUDING SECTION 9-103 OF THE UCC, REQUIRE THAT THE MANNER OF CREATION OF A SECURITY INTEREST IN SPECIFIC COLLATERAL OR THE MANNER OR EFFECT OF PERFECTION OR NONPERFECTION OR THE RULES GOVERNING PRIORITY OF SECURITY INTERESTS ARE TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION, THEN THE LAWS OF SUCH OTHER JURISDICTION SHALL GOVERN SUCH MATTERS, AND (ii) IN THOSE INSTANCES IN WHICH THE LAWS OF THE JURISDICTION IN WHICH COLLATERAL IS LOCATED GOVERN MATTERS PERTAINING TO THE METHODS AND EFFECT OF REALIZING ON COLLATERAL, SUCH LAWS SHALL BE GIVEN EFFECT WITH RESPECT TO SUCH MATTERS.

                 (b) EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF MECKLENBURG, STATE OF NORTH CAROLINA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

                 (c) EACH GRANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF SUCH PARTY PROVIDED IN SECTION 26 OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NORTH CAROLINA.

                 (d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE ANY SECURED PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY PLACE WHERE ANY OTHER PARTY OR ANY OF SUCH PARTY'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE

        EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE UNDER APPLICABLE LAW.

                (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS SECURITY AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY EXPRESSLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

                (f) EACH GRANTOR HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

                                  [Signature pages follow]

         IN WITNESS WHEREOF, the parties have duly executed this Security Agreement on the day and year first written above.

                                 GRANTORS

                                 [Insert Name(s) of Grantor(s)]
                                 --------------------------------------------

                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------


                             Signature Page 1 of 2

                                 AGENT:

                                 BANK OF AMERICA, N.A., as Agent for the
                                 Lenders


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------


                             Signature Page 2 of 2

                                    EXHIBIT L

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

         THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (this "Agreement") is made this _____, ___, by EACH OF THE UNDERSIGNED (each a "Grantor" and collectively the "Grantors") in favor of BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, as Agent (the "Agent") for each of the lenders (the "Lenders" and collectively with the Agent, the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement.

                              W I T N E S S E T H:

         WHEREAS, the Secured Parties have provided to Insteel Industries, Inc. (the "Borrower" and a "Grantor") a certain term loan facility and a revolving credit facility with a letter of credit sublimit, pursuant to the Credit Agreement dated as of January 31, 2000 among the Borrower, the Agent and the Lenders (as from time to time amended, revised, modified, supplemented, or amended and restated, the "Credit Agreement"); and

         WHEREAS, each Grantor will materially benefit from the Loans and Advances to be made, and the Letters of Credit to be issued, under the Credit Agreement; and

         WHEREAS, each Grantor that is a Subsidiary of the Borrower has entered or will enter into a Facility Guaranty; and

         WHEREAS, as collateral security for payment and performance of the Obligations (as defined in the Credit Agreement) and the obligations of the Grantors under the Loan Documents, each Grantor is willing to grant to the Agent for the benefit of the Secured Parties a security interest in the assets described herein; and

         WHEREAS, pursuant to the terms of the Credit Agreement, each Grantor is required to enter into this Agreement;

         NOW, THEREFORE, in order to induce the Secured Parties to enter into the Loan Documents and to make Loans and Advances and issue Letters of Credit and in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

         1. GRANT OF SECURITY. Each Grantor hereby grants a security interest in and collaterally assigns to the Agent, for the benefit of the Secured Parties, all of the following (collectively, the "Collateral"):

                  (a) all of such Grantor's right, title and interest, whether now owned or hereafter acquired, in and to all United States and foreign patents and patent applications (including without limitation the patents and patent applications identified on Schedule I attached hereto and incorporated herein by reference) and including the right to recover for all past, present and future infringements thereof and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the "Patents");

                  (b) all of such Grantor's right, title and interest, whether now owned or hereafter acquired, in and to all United States and foreign trademarks, trade names, trade dress, service marks, trademark and service mark registrations, and applications for trademark or service mark registration and any renewals thereof (including without limitation each trademark, trade name, trade dress, registration and application identified in Schedule II attached hereto and incorporated herein by reference) and including all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto (including without limitation damages for past or future infringements thereof), the right to sue or otherwise recover for all past, present and future infringements thereof, all rights corresponding thereto throughout the world (but only such rights as now exist or may come to exist under applicable local law) and all other rights of any kind whatsoever of each Grantor accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each such trademark and service mark (collectively, the "Trademarks");

                  (c) all of such Grantor's right, title and interest, whether now owned or hereafter acquired, in and to all United States and foreign copyrights and copyright applications (including without limitation the copyrights and copyright applications identified on
         Schedule III attached hereto and incorporated herein by reference) and including the right to recover for all past, present and future infringements thereof and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto (collectively, the "Copyrights");

                  (d) all license agreements regarding Patents, Trademarks or Copyrights with any other party, whether such Grantor is a licensor or licensee under any such license agreement (including without limitation the licenses listed on Schedule IV attached hereto and incorporated herein by reference), and the right to prepare for sale, sell and advertise for sale, all Inventory (as defined in the Security Agreement) now or hereafter owned by such Grantor and now or hereafter covered by such licenses (collectively, the "Licenses")); and

                  (e) all proceeds of any of the foregoing.

         In addition, each Grantor has executed in blank and delivered to the Agent an assignment of licenses and federally registered patents, trademarks and copyrights (the "IP Assignment") owned by it in the form of Exhibit A hereto. Each Grantor hereby authorizes the Agent to complete as Assignee and record with the United States Patent and Trademark Office (the "Patent and Trademark Office") and the United States Copyright Office (the "Copyright Office") each IP Assignment upon the occurrence of an Event of Default that is continuing at the time of filing.

         2. SECURITY FOR OBLIGATIONS. The security interests granted under this Agreement (the "Security Interests") by each Grantor secure the payment of all Obligations (as defined in the Credit Agreement) and all obligations of such Grantor under, in respect of or in connection with this Agreement, the Facility Guaranty and each other Loan Document to which such Grantor is or becomes a party (all such Obligations and other obligations being referred to collectively as the "Secured Obligations").

         The Security Interests granted by this Agreement are granted in conjunction with the security interests granted to the Agent, for the benefit of the Secured Parties, in other assets of each Grantor pursuant to the other Loan Documents.

         3. COLLATERAL ASSIGNMENT. In addition to, and not in limitation of, the grant of the Security Interests in the Patents, Trademarks, Copyrights and Licenses in Section I above, each Grantor hereby grants, assigns, transfers, conveys and sets over to the Agent, for the benefit of the Secured Parties, the Grantor's entire right, title and interest in and to the Patents, Trademarks, Copyrights and Licenses; provided, that such grant, assignment, transfer and conveyance shall become effective only at the election of the Agent after the occurrence of an Event of Default that is continuing at the time of such election. Each Grantor hereby agrees that after the effectiveness of such grant, assignment, transfer and conveyance of any of the Patents, Trademarks, Copyrights and License, the use by the Agent of any of such Patents, Trademarks, Copyrights and Licenses shall be without any liability for royalties or other related charges from the Agent to any Grantor.

          4.      FURTHER ASSURANCES.

                  (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable in the Agent's determination, or that the Agent may reasonably request, in order to (i) continue, perfect and protect any Security Interest granted or purported to be granted hereby, (ii) perfect the Agent's (for the benefit of the Secured Parties) Security Interest in and assign to the Agent, for the benefit of the Secured Parties, as security for the repayment and satisfaction of the Secured Obligations, all Collateral located in any foreign jurisdiction, and (iii) enable the Agent, for the benefit of the Lenders, to exercise and enforce its rights and remedies hereunder with respect to any part of the Collateral. Without limiting the generality of the foregoing, each Grantor will execute and file (with the appropriate governmental offices, authorities, agencies and regulatory bodies in the United States and any applicable foreign jurisdiction) such supplements to this Agreement and such financing or continuation statements, or amendments thereto, and such other instruments or notices, including executed IP Assignments, with the Patent and Trademark Office and the Copyright Office, as may be
necessary or desirable, or as the Agent, on behalf of the Secured Parties, may reasonably request, in order to perfect and preserve the Security Interests granted hereby.

          (b) Each Grantor hereby authorizes the Agent, on behalf of the Secured Parties, upon the occurrence and during the continuation of an Event of Default, to file, where permitted by law, one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

          (c) Each Grantor will furnish to the Agent, on behalf of the Secured Parties, from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent, on behalf of the Secured Parties, may reasonably request, all in reasonable detail.

          (d) Each Grantor agrees that, should it have or obtain an ownership interest in any United States or foreign patent or patent application that is not now identified on Schedule I, any trademark or trademark application that is not now identified on Schedule II or any copyright or copyright application that is not now identified on Schedule III or any license agreement in respect of any patent, trademark or copyright that is not now identified on Schedule IV: (i) the provisions of this Agreement shall automatically apply to such item, and such item shall automatically become part of the Collateral; (ii) such Grantor shall, within three months after acquiring or becoming aware of such ownership interest, (A) give written notice thereof to the Agent, (B) with respect to Trademarks and Patents, cause such Trademarks and Patents to be properly registered with the Patent and Trademark Office, (C) with respect to Copyrights, cause such Copyrights to be registered with the Copyright Office and (D) with respect to Patents, Trademarks, Copyrights and Licenses, prepare, execute and file in the Patent and Trademark Office, the Copyright Office or in the equivalent agencies in any foreign jurisdiction, within the requisite time period, all documents that are known by such Grantor to be necessary or that the Agent, on behalf of the Secured Parties, reasonably requests in order to perfect the Security Interest of the Agent, on behalf of the Secured Parties, therein. Each Grantor authorizes the Agent, on behalf of the Secured Parties, to execute and file such a document in the name of such Grantor if such Grantor fails to do so.

          (e) Each Grantor agrees that should any of its Subsidiaries (other than a corporation which is a party hereto and whether now or hereafter existing) obtain any ownership interest in any United States or foreign intellectual property of a nature that would be Collateral hereunder if owned by such Grantor, such Grantor shall either cause such corporation (i) to become a party hereto and a party to a Facility Guaranty and other Security Instruments in accordance with Section 9.20 of the Credit Agreement, or (ii) to transfer and assign all such corporation's ownership interests therein to such Grantor, whereupon the provisions of subsection (d) of this Section 4 shall be applicable thereto.

          (f) Each Grantor agrees: (i) to take all necessary steps in any proceeding before the Patent and Trademark Office, the Copyright Office or any similar office or agency in any other country or any political subdivision thereof or in any court, to maintain and pursue each patent application now or hereafter included in the Collateral and to maintain each patent, trademark or copyright now or hereafter included in the Collateral, including the filing of divisional, continuation, continuation-in-part and substitute applications, the filing of applications for reissue, renewal or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition and infringement proceedings; (ii) to take corresponding steps with respect to material unpatented inventions on which such Grantor is now or hereafter becomes entitled to seek protection; (iii) to bear any expenses incurred in connection with such activities; and (iv) not to abandon any right to file a material patent application, or abandon any material pending application with respect to any of the Collateral, without the prior written consent of the Agent.

          (g) No Grantor shall do any act or omit to do any act whereby any of the Collateral may become dedicated or abandoned, except where such dedication or abandonment (i) will not materially adversely affect the business, condition (financial or otherwise), operations, performance, or properties of such Grantor individually or of such Grantor and its Subsidiaries taken as a whole, and (ii) is in the ordinary course of such Grantor's business. Each Grantor agrees to notify the Agent promptly and in writing if it learns that any of the Collateral may become abandoned or dedicated or of any adverse determination or any development (including without limitation the institution of any proceeding in the Patent and Trademark Office, the Copyright Office or in the equivalent agencies in any foreign jurisdiction, or any court) regarding any material part of the Collateral.

          (h) Each Grantor agrees that in the event that any of the Collateral as to which it has granted the Security Interests is infringed or misappropriated by a third party, such Grantor shall promptly notify the Agent and shall take all reasonable steps to terminate the infringement or misappropriation, and take such other actions as such Grantor shall deem appropriate under the circumstances to protect such Collateral. Any expense incurred in connection with such activities shall be borne by such Grantor.

          (i) Each Grantor agrees to maintain the quality of any and all products in connection with which the Collateral is used, consistent with the quality standards established by such Grantor for said products as of the date of determination.

          (j) Each Grantor agrees that it will promptly correct any defect or error that may be discovered in this Agreement, any document executed pursuant hereto or the execution, acknowledgment or recordation thereof.

          (k) Each Grantor shall continue to mark its products according to statute with the numbers of all appropriate Patents.

         5. GENERAL REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants as follows:

                  (a) It has the unqualified right to enter into this Agreement and to perform its terms.

                  (b) No authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required either (i) for the grant by such Grantor of the Security Interests granted hereby (excluding such licenses which, by their terms, required the consent of the licensor to assign the license but as to which such Grantor represents and warrants such consent has been made in writing, copies of which have been delivered to the Secured Parties) or for the execution, delivery or performance of this Agreement by such Grantor, or (ii) for the perfection of or the exercise by the Agent, on behalf of the Secured Parties, of its rights and remedies hereunder, except for the filing of this Agreement with the Patent and Trademark Office, the Copyright Office and with the equivalent offices in any foreign jurisdiction with respect to each Trademark, and the filings required by the Uniform Commercial Code of the State in which such Grantor maintains its chief executive office, and except to the extent that the exercise of rights and remedies may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors rights generally or by general principles of equity.

                  (c) Set forth on Schedule IV is a list, which is complete and accurate in all material respects as of the date hereof, of Licenses of such Grantor necessary for the conduct of its business as currently conducted or utilized and material in such Grantor's operations or materially used in the selling or marketing of such Grantor's products, including the expiration date of such Licenses.

                  (d) Each License of such Grantor identified on Schedule IV is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and is, to such Grantor's knowledge, valid and enforceable. No action or proceeding is pending or threatened seeking to limit, cancel or question the validity of Collateral.

                  (e) It has notified the Agent in writing of all uses of any Patent, Trademark or Copyright, prior to such Grantor's use, of which such Grantor is aware, which would in the reasonable judgment of such Grantor lead to such item becoming invalid or unenforceable, including prior unauthorized uses by third parties and uses that were not supported by the goodwill of the business connected with such item.

                  (f) It has not granted any release, covenant not to sue, or non-assertion assurance to any third person, nor allowed any shop right to arise with respect to any third person, with respect to any part of the Collateral.

                  (g) Its products have been marked as required by statute with respect to the Collateral.

                  (h) The actions contemplated under or in connection with the Loan Documents will not impair the legal right of such Grantor to use any of the Collateral.

                  (i) Except as disclosed to the Lenders in writing prior to the date of this Agreement, such Grantor has no knowledge of the existence of any right under any patent, trademark, license agreement, trade name, trade secret, know-how, confidential research, development and commercial information, or other proprietary information held by any other Person that would preclude such Grantor from publishing, distributing, marketing, selling, or using any product currently made by it, being made for it or sold or used by it, imported by it or exported by it, as the case may be, or to use any processes currently used by it (except, in each case, to the extent that such Grantor has granted an exclusive license to another Person), or materially interfere with the ability of such Grantor to carry on its business as currently carried on, and such Grantor has no knowledge of any claim to the contrary that is likely to be made.

                  (j) Such Grantor has used consistent standards of quality in manufacturing, distribution and marketing of each product sold and provision of each service provided under any Collateral, and has taken all steps necessary to ensure that all licensed users of any Collateral use such consistent standards of quality.

                  (k) None of such Grantor's Subsidiaries (except to the extent that such Subsidiaries are also Grantors hereunder or grantors under any other Security Instrument relating to such property) has an ownership interest in any patents, patent applications, copyrights, copyright applications, trademark, trade name, trade dress, service marks, trademark or service mark registrations or any applications for trademark or service mark registration or any other intellectual property of a nature that would be Collateral hereunder if owned by such Grantor.

                  (l). No claim has been made (and, as to Collateral with respect to which such Grantor is a licensor, to the knowledge of such Grantor, no claim has been made against the third party licensee), and such Grantor has no knowledge of any claim that is likely to be made, that the use by such Grantor of any Collateral does or may violate the rights of any Person.

         6. PATENT REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants as follows:

                  (a) It is the sole legal and beneficial owner of the Patents set forth opposite its name on Schedule 1 hereto, free and clear of any Lien, security interest, option, charge, pledge, assignment (whether conditional or not), or any other encumbrance except for the security interests created or permitted by this Agreement or the Credit Agreement and certain

         Licenses and registered user agreements described on Schedule IV and no financing statement or other instrument similar in effect covering all or any part of such Collateral is on file in any recording office, except such as may have been filed in favor of the Agent, for the benefit of the Secured Parties.

                  (b) Set forth on Schedule I is a list of all of the Patents owned by such Grantor necessary for the conduct of its business as currently conducted or utilized in such Grantor's operations or used in the selling or marketing of such Grantor's products.

                  (c) Each Patent of such Grantor identified on Schedule I hereto is subsisting and has not been adjudged unpatentable, invalid or unenforceable, in whole or in part, and to the knowledge of such Grantor is patentable, valid and enforceable, and each of such Patent applications has been filed in conformity with applicable rules and procedures of the Patent and Trademark Office and of the equivalent agencies in each applicable foreign jurisdiction and will be diligently prosecuted in conformity therewith so as not to become improperly abandoned.

         7. TRADEMARK REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants as follows:

                  (a) It is the sole, legal and beneficial owner of the entire right, title and interest in and to the Trademarks purported to be granted by it hereunder, free and clear of any Lien, security interest, option, charge, pledge, registered user agreement, assignment (whether conditional or not), or covenant, or any other encumbrance, except for the Security Interests created or permitted by this Agreement or the Credit Agreement and certain Licenses and registered user agreements described on Schedule IV. No financing statement or other instrument similar in effect covering all or any part of the Trademarks purported to be granted by such Grantor hereunder is on file in any recording office, including, without limitation, the Patent and Trademark Office and the equivalent offices in any foreign jurisdiction, except such as may have been filed in favor of the Agent, for the benefit of the Secured Parties.

                  (b) Set forth on Schedule II is a list of all of the Trademarks owned by such Grantor necessary for the conduct of its business as currently conducted or utilized and material in such Grantor's operations or used in the selling or marketing of such Grantor's products.

                  (c) Each Trademark of such Grantor identified on Schedule 11 is validly subsisting and has not been abandoned or adjudged invalid, unregistrable or unenforceable, in whole or in part, and is, to such Grantor's knowledge, valid, registrable and enforceable.

         8. COPYRIGHT REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants as follows:

          (a) It is the sole, legal and beneficial owner of the entire right, title and interest in and to the Copyrights purported to be granted by it hereunder, free and clear of any Lien, security interest, option, charge, pledge, registered user agreement, assignment (whether conditional or not), or covenant or any other encumbrance, except for the Security Interests created or permitted by this Agreement or the Credit Agreement and certain Licenses and registered user agreements described on Schedule IV. No effective financing statement or other instrument similar in effect covering all or any part of the Copyrights purported to be granted by such Grantor hereunder is on file in any recording office, including, without limitation, the Copyright Office and the equivalent offices in any foreign jurisdiction, except such as may have been filed in favor of the Agent, for the benefit of the Secured Parties.

          (b) Set forth on Schedule III is a list of all of the Copyrights owned by such Grantor necessary for the conduct of its business as currently conducted or utilized and material in such Grantor's operations or materially used in the selling or marketing of such Grantor's products.

          (c) Each Copyright of such Grantor identified on Schedule III is validly subsisting and has not been abandoned or adjudged invalid, unregistrable or unenforceable, in whole or in part, and is, to such Grantor's knowledge, valid, registrable and enforceable.

9.        TRANSFERS AND OTHER LIENS. No Grantor shall:

          (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of, or grant any option with respect to, the Collateral, except as permitted by the Credit Agreement, except that any Grantor may license the Collateral (i) in the ordinary course of such Grantor's business, provided that such license is necessary or desirable in the conduct of such Grantor's business, or (ii) in connection with a sale of assets in compliance with the Credit Agreement, provided that such license shall be on terms reasonably expected to maximize the gain to such Grantor resulting from the granting of such license. The Agent, for the benefit of the Secured Parties, shall execute any documents that such Grantor may reasonably request in order to permit the Grantor to exercise its right hereunder to license the Collateral, provided that the Agent shall not be required to do anything that may, in the sole judgment of the Agent, adversely affect the validity of the Security Interests or the assignment of the Collateral located in any foreign jurisdiction;

          (b) create or suffer to exist any Lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral except for the Security Interests created by this Agreement; or

          (c) take any other action in connection with any of the Collateral that would impair the value of the interest or rights of such Grantor in the Collateral taken as a whole or that would impair the interest or rights of the Agent for the benefit of the Secured Parties.

         10. AGENT APPOINTED ATTORNEY-IN-FACT. Without limiting any other provision of this Agreement, upon the occurrence and during the continuance of an Event of Default, each Grantor hereby irrevocably appoints the Agent, for the benefit of the Secured Parties, as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Agent's discretion, to take any action and to execute any instrument that the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

                  (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

                  (c) to file any claims or take any action or institute any proceedings that the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent, for the benefit of the Secured Parties, with respect to any of the Collateral; and

                  (d) to execute, in connection with the sale provided for in
         Section 13 hereof, any endorsement, assignments, or other instruments of conveyance or transfer with respect to the Collateral.

         11.      AGENT MAY PERFORM.

                  (a) If any Grantor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by such Grantor under Section 14(b) hereof to the fullest extent permitted by applicable law.

                  (b) The Agent or its designated representatives shall have the right to the extent reasonably requested and upon reasonable prior notice, at any reasonable time during normal business hours of such Grantors and from time to time, to inspect the Grantors' premises and to examine the Grantors' books, records and operations relating to the Collateral.

         12. THE AGENT'S DUTIES. The powers conferred on the Agent, for the benefit of the Secured Parties, hereunder are solely to protect the interest of the Secured Parties in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, neither the Agent nor any Lender shall have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against other parties or any other rights pertaining to any Collateral. Each Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which such party accords its own similar property.

         13. REMEDIES UPON ACCELERATION EVENT. If an Event of Default shall have occurred and be continuing:

                  (a) The Agent, for the benefit of the Secured Parties, may exercise in respect of the Collateral of any defaulting Grantor, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code as in effect in the State of North Carolina (the "UCC") and also may (i) exercise any and all rights and remedies of such Grantor under, in connection with, or otherwise in respect of, such Collateral, including the completion and filing of the IP Assignment, (ii) require such Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the documents embodying such Collateral as directed by the Agent and make it available to the Agent, for the benefit of the Secured Parties, at a place to be designated by the Agent that is reasonably convenient to both the Agent and such Grantor, (iii) occupy any premises owned or leased by such Grantor where documents embodying such Collateral or any part thereof are assembled for a reasonable period in order to effectuate the Agent's rights and remedies hereunder or under applicable law, without obligation to such Grantor in respect of such occupation, (iv) license such Collateral or any part thereof, and (v) without notice except as specified below, sell such Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. Each Grantor agrees that at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) All payments received by any defaulting Grantor under or in connection with any of such Collateral shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds of such Grantor and shall be immediately paid over to the Agent, for the benefit of the Secured Parties, in the same form as so received (with any necessary endorsement).

                  (c) All payments made under or in connection with or otherwise in respect of the Collateral of any defaulting Grantor, and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of such Collateral may, in the discretion of the Agent, be held by the Agent, for the benefit of the Secured Parties, as collateral for, and then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 14 hereof) for the ratable benefit of the Secured Parties against all or any part of the Secured Obligations, in such order set forth in

         Section 11.5 of the Credit Agreement. Any sale or other disposition of the Collateral and the possession thereof by the Agent shall be in compliance with all provisions of applicable law (including applicable provisions of the UCC).

         14.       INDEMNITY AND EXPENSES.

                  (a) Each Grantor agrees to indemnify each of the Secured Parties from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement that are incurred thereby (including without limitation enforcement of this Agreement), except claims, losses or liabilities directly resulting from such Secured Party's gross negligence or willful misconduct. The agreements in this subsection (a) shall survive repayment of all Secured Obligations, termination or expiration of this Agreement in any manner, including but not limited to termination in accordance with Section 28 hereof, and occurrence of the Facility Termination Date.

                  (b) Each Grantor will upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, that the Agent, for the benefit of the Secured Parties, may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Parties, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

          15. ABSOLUTE RIGHTS AND OBLIGATIONS. All rights of the Secured Parties in the Security Interests granted hereunder, and each of the Secured Obligations, shall be absolute and unconditional irrespective of:

                  (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to departure from, the Credit Agreement or any other Loan Document, including, but not limited to, (i) an increase or decrease in the Secured Obligations and (ii) an amendment of any Loan Document to permit the Agent or the Lenders or any one or more of them to extend further or additional credit to any Borrower in any form including credit by way of loan, purchase of assets, guarantee or otherwise, which credit shall thereupon be and become subject to the Credit Agreement and the other Loan Documents as a Secured Obligation;

                  (b) any taking and holding of collateral or guarantees (including without limitation any collateral pledged as security for the Secured Obligations under the other Security Instruments) for all or any of the Secured Obligations; or any amendment, alteration, exchange, substitution, transfer, enforcement, waiver, subordination, termination or release of any such collateral or guarantees, or any non-perfection of any such collateral, or any consent to departure from any such guaranty;

                  (c) any manner of application of collateral, or proceeds thereof, securing payment or enforcement of all or any of the Secured Obligations, or the manner of sale of any such collateral;

                  (d) any consent by the Secured Parties to the change, restructure or termination of the corporate structure or existence of any Grantor and any corresponding restructure of the Secured Obligations, or any other restructure or refinancing of the Secured Obligations or any portion thereof;

                  (e) any modification, compromise, settlement or release by the Secured Parties, by operation of law or otherwise, collection or other liquidation of the Secured Obligations or the liability of any Grantor or any guarantor, or of any collateral for the Secured Obligations (including without limitation any collateral pledged as security for the Secured Obligations under the other Security Instruments), in whole or in part, and any refusal of payment by the Agent or any Lender in whole or in part, from any obligor or guarantor in connection with any of the Secured Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, any Grantor; or

                  (f) any other circumstance (including without limitation any statute of limitations) that might otherwise constitute a defense available to, or a discharge of, any Grantor or any guarantor.

         The granting of a Security Interest in the Collateral shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party, upon the insolvency, bankruptcy or reorganization of any Grantor or otherwise, all as though such payment had not been made.

         16. WAIVER. Each Grantor hereby waives (to the extent permitted by applicable law) presentment for payment, demand, protest, promptness, diligence, notice of acceptance, notice of protest, notice of demand, notice of default or dishonor, notice of payment or non-payment, and any other notice with respect to any of the Secured Obligations and this Agreement and any requirement that the Secured Parties protect, secure, perfect or insure any Security Interest or any Collateral subject thereto or exhaust any right or take any action against any Grantor or any other Person (including without limitation any guarantor) or any collateral securing payment of the Secured Obligations (including without limitation any collateral pledged as security for the Secured Obligations under the other Security Instruments).

         17. SUBROGATION. Each Grantor further agrees with respect to this Agreement that it shall have no right of subrogation, reimbursement or indemnity, nor any right of recourse to security for the Secured Obligations unless and until 93 days immediately following the Facility Termination Date shall have elapsed without the filing or commencement, by or against any Credit Party, of any state or federal action, suit, petition or proceeding seeking any reorganization, liquidation or other relief or arrangement in respect of creditors of, or the appointment of a receiver, liquidator, trustee or conservator in respect to, such Credit Party or its assets. This waiver is expressly intended to prevent the existence of any claim in respect to such reimbursement by any Subsidiary Grantor against the estate of any Borrower within the meaning of
Section 101 of the Bankruptcy Code, and to prevent any Subsidiary Grantor from constituting a creditor of any Borrower in respect of such reimbursement within the meaning of Section 547(b) of the Bankruptcy Code in the event of a subsequent case involving such Borrower. If an amount shall be paid to any Grantor on account of such subrogation rights at any time prior to termination of this Agreement in accordance with the provisions of Section 28 hereof, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Agent, for the benefit of the Secured Parties, to be credited and applied upon the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

         18. AMENDMENTS. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          19.     CONTINUING SECURITY INTEREST; ASSIGNMENTS UNDER THE CREDIT
AGREEMENT

                  (a) This Agreement shall create a continuing Security Interest in the Collateral and shall remain in full force and effect until terminated in accordance with the provisions of Section 28 hereof.

                  (b) Except as permitted by the Credit Agreement, no Grantor shall sell, lease, transfer or otherwise dispose of any item of Collateral during the term of this Agreement without the prior written consent of the Agent to such sale, lease, transfer or other disposition.

                  (c) Upon the termination of this agreement in accordance with
         Section 28 hereof, the Collateral shall be automatically released from the Liens created hereby, all rights to the Collateral shall automatically revert to the Grantors, and this Agreement and all obligations of the Grantors hereunder shall terminate without delivery of any instrument or performance of any act by any party. Upon such termination of this Agreement, the Agent shall reassign and redeliver such Collateral then held by or for the Secured Parties and execute and deliver to each Grantor such documents as it shall reasonably request to evidence such termination.

         20. ADDITIONAL COLLATERAL. If any Grantor shall acquire or hold any additional Patents, Trademarks, Copyrights or Licenses not listed on Schedules I, II, III or IV hereto (any such Patents, Trademarks, Copyrights or Licenses being referred to herein as the "Additional Collateral"), such Grantor shall promptly deliver to the Agent for the benefit of the Secured Parties (i) a revised Schedule I, II, III or IV hereto, as applicable, reflecting the ownership and pledge of such Additional Collateral and (ii) an Intellectual Property Security Agreement Supplement in the form of Exhibit B hereto with respect to such Additional Collateral duly completed and signed by such Grantor. Each Grantor shall comply with the requirements of this Section 20 concurrently with the acquisition of any such Additional Collateral.

         21. DEFINITIONS. All terms used herein shall be defined in accordance with the appropriate definitions appearing in the UCC, and such definitions are hereby incorporated herein by reference and made a part hereof

         22. ENTIRE AGREEMENT. This Agreement, together with the Credit Agreement and the other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

         23. FURTHER ASSURANCES. Each Grantor agrees at its own expense to do such further acts and things, and to execute and deliver such additional conveyances, assignments, financing statements, agreements and instruments, as the Agent may at any time reasonably request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Agent its rights, powers and remedies for the benefit of the Secured Parties hereunder. Each Grantor hereby consents and agrees that the issuers of or obligors in respect of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Agent, on behalf of the Secured Parties, to exercise its rights hereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to any of such issuers or obligors.

         24. BINDING AGREEMENT: ASSIGNMENT. This Agreement, and the terms, covenants, conditions, rights and remedies hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective heirs, legal representatives, successors and assigns; provided. however, that no Grantor shall be permitted to assign any of its rights, powers, duties or obligations under this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Agent as Collateral under this Agreement, without the prior written consent of the Agent. Without limiting the generality of the foregoing sentence of this Section 24, any Lender may assign to one or more Persons, or grant to one or more Persons participation in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including Article XII thereof (concerning the Agent) and Section 13.1 thereof concerning assignments and participations. All references herein to the Agent shall include any successor thereof, each Lender and any other obligees from time to time of the Secured Obligations.

         25. SWAP AGREEMENTS. All obligations of any Borrower under Swap Agreements to which any Lender or its affiliates are a party shall be deemed to be Secured Obligations secured hereby, and each Lender or affiliate of a Lender party to any such Swap Agreement shall be deemed to be a Secured Party hereunder.

         26. SEVERABILITY. If any term or provision of this Agreement is or shall become illegal, invalid or unenforceable in any jurisdiction, all other terms and provisions of this Agreement shall remain legal, valid and enforceable in such jurisdiction and such illegal, invalid or unenforceable provision shall be legal, valid and enforceable in any other jurisdiction.

         27. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         28. TERMINATION. This Agreement and all obligations of each Grantor hereunder shall terminate on the Facility Termination Date (except for obligations of any Grantor that expressly survive such termination under the respective provisions of this Agreement).

         29. REMEDIES CUMULATIVE. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Agent or any Lender provided by law or under the Credit Agreement, the other Loan Documents, or other applicable agreements or instruments. The making of the Loans to, and issuing of Letters of Credits for the benefit of, any Borrower pursuant to the Credit Agreement shall be conclusively presumed to have been made or extended, respectively, in reliance upon the each Grantor's grant of a Security Interest in the Collateral pursuant to the terms hereof.

         30. NOTICES. Any notice required or permitted hereunder shall be given, (a) with respect to each Pledgor, at the address of the Borrower indicated in Section 13.2 of the Credit Agreement and (b) with respect to the Agent or a Lender, at the Agent's address indicated in Section 13.2 of the Credit Agreement. All such notices shall be given and shall be effective as provided in Section 13.2 of the Credit Agreement.

         31.       GOVERNING LAW, VENUE: WAIVER OF JURY TRIAL.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE NOTWITHSTANDING ITS EXECUTION AND DELIVERY OUTSIDE SUCH STATE.

                  (b) EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF MECKLENBURG, STATE OF NORTH CAROLINA, UNITED STATES OF AMERICA AND, BY THE

EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

          (c) EACH GRANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED BY SECTION 13.2 OF THE CREDIT AGREEMENT, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NORTH CAROLINA.

          (d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE ANY SECURED PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN THE COURTS OF ANY PLACE WHERE ANY GRANTOR OR ANY OF SUCH GRANTOR'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

          (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH GRANTOR AND THE AGENT ON BEHALF OF THE SECURED PARTIES HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

                            [Signature pages follow]

         IN WITNESS WHEREOF, the parties have duly executed this Intellectual Property Security Agreement on the day and year first written above.

                                             GRANTORS:

                                               Insert Name(s) of Grantor(s)
                                             -----------------------------------

                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------



                    INTELLECTUAL PROPERTY SECURITY AGREEMENT
                                SIGNATURE PAGE 1

                                 AGENT:

                                 BANK OF AMERICA, N.A., as Agent for the Secured Parties

                                 By:
                                    --------------------------------------------
                                 Name:
                                      ------------------------------------------
                                 Title:
                                       -----------------------------------------



                    INTELLECTUAL PROPERTY SECURITY AGREEMENT
                                SIGNATURE PAGE 2

  STATE OF                                   )
                                             )ss.
  COUNTY OF                                  )

         Before me, the undersigned, a Notary Public in and for the county aforesaid, on this ____ day of _________________, _______, personally appeared _________________________ to me known personally, and who, being by me duly sworn, deposes and says that he is the _________________ of ______________________, and that the foregoing instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said ___________________ acknowledged said instrument to be the free act and deed of said corporation.



                                            ------------------------------------
[NOTARY SEAL]                               Notary Public
                                            My commission expires:


STATE OF                     )
                             )ss.
COUNTY OF                    )

         Before me, the undersigned, a Notary Public in and for the county aforesaid, on this ___ day of _________, ____, personally appeared __________________ to me known personally, and who, being by me duly sworn, deposes and says that he is a _________________ of Bank of America, N.A., a national banking association, and that foregoing instrument was signed and sealed on behalf of said national banking association by authority of its Board of Directors, and said ______________ acknowledged said instrument to be the free act and deed of said national banking association.



                                            ------------------------------------
[NOTARY SEAL]                               Notary Public
                                            My commission expires:



                    INTELLECTUAL PROPERTY SECURITY AGREEMENT
                                SIGNATURE PAGE 3

                                    EXHIBIT M

                           SECURITIES PLEDGE AGREEMENT
                                  (SUBSIDIARY)

         THIS SECURITIES PLEDGE AGREEMENT (this "Pledge Agreement") is made and entered into as of this ___ day of __________, _____ by and among THE UNDERSIGNED (the "Pledgor") and BANK OF AMERICA, N. A., a national banking association, as Agent (as defined in the Credit Agreement referred to below) for each of the Lenders (as defined in the Credit Agreement referred to below and, collectively with the Agent, the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement.

                              W I T N E S S E T H:

         WHEREAS, the Secured Parties have provided to Insteel Industries, Inc., a North Carolina corporation (the "Borrower"), a revolving credit facility with a letter of credit sublimit and a term loan facility pursuant to the Credit Agreement dated as of January 31, 2000 among the Borrower, the Agent and the Lenders (as from time to time amended, revised, modified, supplemented, or amended and restated, the "Credit Agreement"); and

         WHEREAS, the Pledgor is a Domestic Subsidiary of the Borrower and will materially benefit from the Loans and other credit facilities made or to be made available under the Credit Agreement, and in connection therewith and pursuant to the terms of the Credit Agreement the Pledgor substantially simultaneously herewith has entered into a Facility Guaranty pursuant to which it has guaranteed the full and prompt payment and performance of the Obligations and is required to execute and deliver this Pledge Agreement; and

         WHEREAS, the Secured Parties are unwilling to make available or maintain the credit facilities under the Credit Agreement unless the Pledgor enters into this Pledge Agreement; and

         WHEREAS, as collateral security for the payment and performance of its Guarantor's Obligations (as defined in the Facility Guaranty to which it is a party), the Pledgor is willing to pledge and grant to the Agent for the benefit of the Secured Parties a security interest in all of the Subsidiary Securities of each of its Subsidiaries whether now existing or hereafter created or acquired (collectively, the "Pledged Interests"), and certain related property, including without limitation the Pledged Interests more particularly described on Schedule I hereto (such Subsidiaries, together with all other Subsidiaries whose Subsidiary Securities may be required to be subject to this Pledge Agreement from time to time, are hereinafter referred to collectively as the "Pledged Subsidiaries");

         NOW, THEREFORE, in order to induce the Secured Parties to enter into the Loan Documents and to make or maintain the credit facilities provided for therein available to or for the account of the Borrower, and in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

          1.      PLEDGE OF PLEDGED INTERESTS; OTHER COLLATERAL.

                  (a) As collateral security for the payment and performance by the Pledgor of its now or hereafter existing Guarantor's Obligations (collectively, the "Secured Obligations"), the Pledgor hereby grants, pledges and collaterally assigns to the Agent for the benefit of the Secured Parties a first priority security interest in all of the following items of property in which it now has or may at any time hereafter acquire an interest, and wheresoever located:

                              (i) the Pledged Interests; and

                             (ii) all cash, securities, dividends, rights, and
                  other property at any time and from time to time (x) declared or distributed in respect of or in exchange for or on conversion of any Pledged Interest, or (y) by its or their terms exchangeable or exercisable for or convertible into any Pledged Interest; and

                             (iii) all other property hereafter delivered to the
                  Agent in substitution for or as an addition to any of the foregoing, and all certificates and instruments representing or evidencing such property, all security entitlements constituting any Pledged Interest, and all securities accounts to which may at any time be credited any or all of the Pledged Interests; and

                             (iv) all proceeds of any of the foregoing.

         All such Pledged Interests, certificates, instruments, cash, securities, interests, dividends, rights and other property referred to in clauses (i) through (iv) of this Section 1 are herein collectively referred to as the "Collateral."

                  (b) Subject to Section 10(a), the Pledgor agrees to deliver all certificates, instruments or other documents representing any Collateral to the Agent at such location as the Agent shall from time to time designate by written notice pursuant to Section 23 for its custody at all times until termination of this Pledge Agreement, together with such instruments of assignment and transfer as requested by the Agent.

                  (c) The Pledgor agrees to execute and deliver, or cause to be executed and delivered by other Persons, at Pledgor's expense, all share certificates, documents, instruments, agreements, financing statements (and amendments thereto and continuations thereof), assignments, control agreements, or other writings as the Agent may request from time to time to carry out the terms of this Pledge Agreement or to protect or enforce the Agent's Lien and security interest in the Collateral hereunder granted to the Agent for the benefit of the Secured Parties and further agrees to do and cause to be done upon the Agent's request, at Pledgor's expense, all things determined by the Agent to be necessary or advisable to perfect and keep in full force and effect the Lien in the Collateral hereunder granted to the Agent for the benefit of the Secured Parties, including the prompt payment of all out-of-pocket fees and expenses incurred in connection with any filings made to perfect or continue the Lien and security interest in the Collateral hereunder granted in favor of the Agent for the benefit of the Secured Parties. If Pledgor shall fail to promptly deliver to the Agent upon request financing statements and amendments thereto and continuations thereof, the Pledgor hereby irrevocably authorizes the Agent to execute and file, with or if permitted by applicable law without the signature of such Pledgor, all such financing statements and amendments thereto and continuations thereof reflecting such Pledgor as "debtor" and the Agent as "secured party," as the Agent may at any time deem necessary or advisable to carry out the purposes of this Pledge Agreement.

                  (d) All filing fees, advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by the Agent or any Lender in exercising any right, power or remedy conferred by this Pledge Agreement, or in the enforcement thereof, shall become a part of the Secured Obligations secured hereunder and shall be paid to the Agent for the benefit of the Secured Parties by the Pledgor in respect of which the same was incurred immediately upon demand therefor, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

                  (e) The Pledgor agrees to register and cause to be registered the interest of the Agent, for the benefit of the Secured Parties, in the Collateral on its own books and records and the registration books of each of the Pledged Subsidiaries.

         2. STATUS OF PLEDGED INTERESTS. The Pledgor hereby represents, warrants and covenants to the Agent for the benefit of the Secured Parties, with respect to itself and the Collateral as to which it has or acquires any interest, that:

                  (a) All of the Pledged Interests are and shall at all times be validly issued and outstanding, fully paid and nonassessable and constitute all of the issued and outstanding Subsidiary Securities of each Pledged Subsidiary, and are accurately described on Schedule I.

                  (b) The Pledgor is and shall at all times be the sole registered and record and beneficial owner of the Pledged Interests, free and clear of all Liens, charges, equities, encumbrances and restrictions on pledge or transfer (other than the pledge hereunder and applicable restrictions pursuant to federal and state securities laws).

                  (c) At no time shall any Pledged Interests (i) be held or maintained in the form of a security entitlement or credited to any securities account and (ii) which constitute a "security" (or as to which the related Pledged Subsidiary has elected to have treated as a

"security") under Article 8 of the Uniform Commercial Code of the State of North Carolina or of any other jurisdiction whose laws may govern (the "UCC") be maintained in the form of uncertificated securities. With respect to Pledged Interests that are "securities" under the UCC, or as to which the issuer has elected at any time to have such interests treated as "securities" under the UCC, such Pledged Interests are, and shall at all times be, represented by the share certificates listed on Schedule I hereto, which share certificates, with stock powers duly executed in blank by the Pledgor, have been delivered to the Agent or are being delivered to the Agent simultaneously herewith or, in the case of Additional Interests as defined in Section 22, shall be delivered pursuant to Section 22. With respect to Pledged Interests that are not "securities" under the UCC and the applicable Pledged Subsidiary has not elected to have such interests treated as "securities" under the UCC, the Pledgor has simultaneously herewith delivered to the Agent (or has previously delivered to the Agent or, in the case of Additional Interests as defined in Section 22, shall deliver pursuant to Section 22) a control agreement (or appropriate amendments thereto) duly executed by the Registrar of the applicable Pledged Subsidiary, in form and substance acceptable to the Agent and in which the Registrar (A) acknowledges that the Pledgor is at the date of such acknowledgment the sole record, and to its knowledge, beneficial owner of the Pledged Interests, (B) acknowledges the Lien in favor of the Agent for the benefit of the Secured Parties conferred hereunder and that such Lien will be reflected on the registry for such Pledged Interests, (C) agrees that it will not consent to, effect, acknowledge or register any transfer of such Pledged Interests nor acknowledge or register any Lien in favor of any other Person on such Pledged Interests, without the prior written consent of the Agent in each instance, until it receives notice from the Agent that all Liens on such Collateral in favor of the Secured Parties have been released or terminated, and
(D) agrees that upon receipt of notice from the Agent that an Event of Default has occurred and is continuing and that the Pledged Interests identified in such notice have been transferred to a transferee (including any Secured Party) identified in such notice, it will duly record such transfer of such Pledged Interests on the appropriate registry without requiring further consent from the Pledgor and shall thereafter treat the transferee as the sole record and beneficial owner of such Pledged Interests pending further transfer, in each case notwithstanding any contrary instruction received from the Pledgor. In addition, with respect to all Pledged Interests, the Pledgor has simultaneously herewith delivered to the Agent (or has previously delivered to the Agent or, in case of Additional Interests shall deliver pursuant to Section 22) Uniform Commercial Code financing statements on Form UCC-1 (or appropriate amendments thereto) duly executed by or on behalf of the Pledgor as "debtor" and naming the Agent for the benefit of the Secured Parties as "secured party," in form, substance and number sufficient in the reasonable opinion of the Agent to be filed in all UCC filing offices and in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Agent for the benefit of the Secured Parties the Lien on such Pledged Interests, together with all required filing fees.

         (d) It has full corporate power, legal right and lawful authority to execute this Pledge Agreement and to pledge, assign and transfer its Pledged Interests in the manner and form hereof.

       (e) The pledge, assignment and delivery of its Pledged Interests (along with undated stock powers executed in blank, financing statements and control agreements) to the Agent for the benefit of the Secured Parties pursuant to this Pledge Agreement creates or continues, as applicable, a valid and perfected first priority security interest in such Pledged Interests in favor of the Agent for the benefit of the Secured Parties, securing the payment of the Secured Obligations, assuming, in the case of the Pledged Interests which constitute certificated "securities" under the UCC, continuous and uninterrupted possession by or on behalf of the Agent.

       (f) Except as otherwise expressly provided herein or in the Credit Agreement, none of the Pledged Interests (nor any interest therein or thereto) shall be sold, transferred or assigned without the Agent's prior written consent, which may be withheld for any reason.

       (G) It shall at all times cause the Pledged Interests that constitute "securities" (or as to which the issuer elects to have treated as "securities") under the UCC to be represented by the certificates now and hereafter delivered to the Agent in accordance with Sections 1, 2 and 22 hereof and that it shall cause each of the Pledged Subsidiaries not to issue any Subsidiary Securities, or securities convertible into, or exchangeable or exercisable for, Subsidiary Securities, at any time during the term of this Pledge Agreement unless the Pledged Interests of such Pledge Subsidiary are issued solely to either (y) the Pledgor who shall immediately comply with Sections 2 and 2.2 hereof with respect to such property or (z) another Credit Party who shall immediately pledge such additional Subsidiary Securities to the Agent for the benefit of the Secured Parties on substantially identical terms as are contained herein and deliver or cause to be delivered the appropriate documents described in Section 2(c) hereof to the Agent and take such further actions as the Agent may deem necessary in order to perfect a first priority security interest in such Subsidiary Securities.

       (h) The exact legal name, jurisdiction of formation, and location of the chief executive office of such Pledgor are (i) with respect to the Pledgor if granting a Lien to the Agent under a Security Instrument at the Closing Date, as specified on Schedule 5.3 to the Credit Agreement, and (ii) otherwise, as specified on Schedule II attached hereto. The Pledgor shall not change its name, jurisdiction of formation (whether by reincorporation, merger or otherwise), the location of its chief executive office, except upon giving not less than thirty
(30) days' prior written notice to the Agent and taking or causing to be taken all such action at such Pledgor's expense as may be reasonably requested by the Agent to perfect or maintain the perfection of the Lien of the Agent in Collateral.

       G) The Pledgor shall not cause, suffer or permit to occur a change in the identity of any Registrar for any Pledged Interests except upon giving not less than ten (10) days' prior written notice to the Agent and providing evidence reasonably satisfactory to the Agent (which shall include the written acknowledgment of such new Registrar if the Agent shall elect) of continuing compliance with the provisions of Sections 1(e) and 2(c) hereof

       3.    PRESERVATION AND PROTECTION OF COLLATERAL.

             (a) The Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise, beyond the use of reasonable care in the custody and preservation thereof while in its possession.

             (b) The Pledgor agrees to pay when due all taxes, charges, Liens and assessments against the Collateral in which it has an interest, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP applied on a Consistent Basis and evidenced to the satisfaction of the Agent and provided that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed. Upon the failure of the Pledgor to so pay or contest such taxes, charges, Liens or assessments, or upon the failure of the Pledgor to pay any amount pursuant to Section 1(c), the Agent at its option may pay or contest any of them (the Agent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments) but shall not have any obligation to make any such payment or contest. All sums so disbursed by the Agent, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Pledgor to the Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

             (c) The Pledgor hereby irrevocably authorizes the Agent to file (with, or to the extent permitted by applicable law, without the signature of the Pledgor appearing thereon) financing statements (including amendments thereto and continuations and copies thereof) showing such Pledgor as "debtor" at such time or times and in all filing offices as the Agent may from time to time determine to be necessary or advisable to perfect or protect the rights of the Agent and the Secured Parties hereunder, or otherwise to give effect to the transactions herein contemplated.

       4. DEFAULT. Upon the occurrence and during the continuance of any Event of Default, the Agent is given full power and authority, then or at any time thereafter, to sell, assign, deliver or collect the whole or any part of the Collateral, or any substitute therefor or any addition thereto, in one or more sales, with or without any previous demands or demand of performance or, to the extent permitted by law, notice or advertisement, in such order as the Agent may elect; and any such sale may be made either at public or private sale at the Agent's place of business or elsewhere, either for cash or upon credit or for future delivery, at such price or prices as the Agent may reasonably deem fair; and the Agent or any other Secured Party may be the purchaser of any or all Collateral so sold and hold the same thereafter in its own right free from any claim of the Pledgor or right of redemption. Demands of performance, advertisements and presence of property and sale and notice of sale are hereby waived to the extent permissible by law. Any sale hereunder may be conducted by an auctioneer or any officer or agent of the Agent. The Pledgor recognizes that the Agent may be unable to effect a public sale of the Collateral by reason of certain prohibitions contained in the

Securities Act of 1933, as amended (the "Securities Act"), and applicable state law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities, and that as a consequence of such prohibitions and restrictions the Agent may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof, or (ii) to seek regulatory approval of any proposed sale or sales, or (iii) to limit the amount of Collateral sold to any Person or group. The Pledgor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to such Pledgor than if such Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that the Agent has no obligation to delay the sale of any of the Collateral for the period of time necessary to permit the Pledged Subsidiary to register or otherwise qualify them, even if such Pledged Subsidiary would agree to register or otherwise qualify such Collateral for public sale under the Securities Act or applicable state law. The Pledgor further agrees, to the extent permitted by applicable law, that the use of private sales made under the foregoing circumstances to dispose of the Collateral shall be deemed to be dispositions in a commercially reasonable manner. The Pledgor hereby acknowledges that a ready market may not exist for the Pledged Interests if they are not traded on a national securities exchange or quoted on an automated quotation system and agrees and acknowledges that in such event the Pledged Interests may be sold for an amount less than a pro rata share of the fair market value of the Pledged Subsidiary's assets minus its liabilities. In addition to the foregoing, the Secured Parties may exercise such other rights and remedies as may be available under the Loan Documents, at law (including without limitation the UCC) or in equity.

       5. PROCEEDS OF SALE. The proceeds of the sale of any of the Collateral and all sums received or collected from or on account of such Collateral shall be applied by the Agent for the benefit of the Secured Parties in the manner provided in Section 11.5 of the Credit Agreement.

       6. PRESENTMENTS, DEMANDS AND NOTICES. Except as expressly provided herein, the Agent shall not be under any duty or obligation whatsoever to make or give any presentments, demands for performances, notices of nonperformance, protests, notice of protest or notice of dishonor in connection with any obligations or evidences of indebtedness held thereby as collateral, or in connection with any obligations or evidences of indebtedness which constitute in whole or in part the Secured Obligations secured hereunder.

       7. ATTORNEY-IN-FACT. The Pledgor hereby appoints the Agent as the Pledgor's attorney-in-fact for the purposes of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, that the Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of a Default or an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of a Default or an Event of Default, the Agent shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any dividend, interest payment, principal payment or other distribution payable or distributable in respect to the Collateral or any part thereof and to give full discharge for the same.

       8. ABSOLUTE RIGHTS AND OBLIGATIONS. All rights of the Secured Parties, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

             (a) any lack of legality, validity or enforceability of the Credit Agreement, of any of the Notes, of any other Loan Document, or of any other agreement or instrument creating, providing security for, guaranteeing, or otherwise relating to any of the Secured Obligations or any guaranty of or other credit support for any of the Secured Obligations (the Loan Documents and all such other agreements and instruments being collectively referred to as the "Related Agreements");

             (b) any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided;

             (c) any acceleration of the maturity of any of the Secured Obligations or of any other obligation or liability of any Person under any of the Related Agreements;

             (d) any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Secured Obligations or for any other obligation or liability of any Person under any of the Related Agreements;

             (e) any dissolution of the Pledgor or any other party to a Related Agreement, or the combination or consolidation of the Pledgor or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of the Pledgor or any other party to a Related Agreement;

             (f) any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, and any acceptance of late or partial payments under any of the Loan Documents or any other Related Agreement, in whole or in part;

             (g) the existence, addition, modification, termination, reduction or impairment of value, or release of any guaranty or other credit support, or any security therefor, of any of the Secured Obligations or for any other obligation or liability of any Person under any of the Related Agreements;

             (h) any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in, any Loan Document or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of the Secured Obligations or any other obligation or liability of any party to any other Related Agreement;

             (i) any other circumstance whatsoever (with or without notice to or knowledge of the Pledgor) which may or might in any manner or to any extent vary the risks of the Pledgor, or might otherwise constitute a legal or equitable defense available to, or discharge of, the Pledgor, including without limitation any right to require or claim that resort be had to any other Credit Party or to any other collateral in respect of the Secured Obligations.

       It is the express purpose and intent of the parties hereto that this Pledge Agreement and the Secured Obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as provided in the Loan Documents.

       The granting of a security interest in the Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or is repaid in whole or in part in a good faith settlement of a pending or threatened avoidance claim, whether upon the insolvency, bankruptcy or reorganization of the Pledgor or any other Credit Party or otherwise, all as though such payment had not been made. The provisions of this Section 8 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Pledge Agreement in any manner, including but not limited to termination upon occurrence of the Facility Termination Date.

       9. WAIVER BY THE PLEDGOR. The Pledgor waives to the extent permitted by applicable law (a) any right to require any Secured Party or any other obligee of the Secured Obligations to (x) proceed against any Person or entity, including without limitation any Credit Party, (y) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (z) pursue any other remedy in its power; (b) any defense arising by reason of any disability or other defense of any other Person, or by reason of the cessation from any cause whatsoever of the liability of any other Person or entity, (c) any right of subrogation, (d) any right to enforce any remedy which any Secured Party or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the Agent for the benefit of the Secured Parties. The Pledgor authorizes each Secured Party and each other obligee of the Secured Obligations without notice (except notice required by applicable law) or demand and without affecting its liability hereunder or under the Loan Documents from time to time to: (i) take and hold security, other than the Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchange, enforce, waive and release the Collateral herein described or any part thereof or any such other security; and (ii) apply such Collateral or other security and direct the order or manner of sale thereof as such Secured Party or obligee in its discretion may determine.

       The Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to a Pledgor and the receipt thereof by such Pledgor shall be a complete and full acquittance for the Collateral so delivered, and the Agent shall thereafter be discharged from any liability or responsibility therefor.

       10.    DIVIDENDS AND VOTING RIGHTS.

             (a) All dividends and other distributions with respect to any of the Pledged Interests shall be subject to the pledge hereunder, provided, however, that cash dividends paid to a Pledgor as record owner of the Pledged Interests, to the extent permitted by the Credit Agreement to be declared and paid, may be retained by such Pledgor so long as no Default or Event of Default shall have occurred and be continuing, free from any Liens hereunder.

             (b) So long as no Default or Event of Default shall have occurred and be continuing, the registration of the Collateral in the name of a Pledgor as record and beneficial owner shall not be changed and such Pledgor shall be entitled to exercise all voting and other rights and powers pertaining to the Collateral for all purposes not inconsistent with the terms hereof.

             (c) Upon the occurrence and during the continuance of any Default or Event of Default, all rights of the Pledgor to receive and retain cash dividends and other distributions upon the Collateral pursuant to subsection (a) above shall cease and shall thereupon be vested in the Agent for the benefit of the Secured Parties, and the Pledgor shall, or shall cause, all such cash dividends and other distributions with respect to the Pledged Interests shall be promptly delivered to the Agent (together, if the Agent shall request, with the documents described in Sections 1(c) and 2(c) hereof or other negotiable documents or instruments so distributed) to be held, released or disposed of by it hereunder or, at the option of the Agent, to be applied to the Secured Obligations.

             (d) Upon the occurrence and during the continuance of any Default or Event of Default, at the option of the Agent, all rights of the Pledgor to exercise the voting or consensual rights and powers which it is authorized to exercise pursuant to subsection (b) above shall cease and the Agent may thereupon (but shall not be obligated to), at its request, cause such Collateral to be registered in the name of the Agent or its nominee or agent for the benefit of the Secured Parties and/or exercise such voting or consensual rights and powers as appertain to ownership of such Collateral, and to that end the Pledgor hereby appoints the Agent as its proxy, with full power of substitution, to vote and exercise all other rights as a shareholder with respect to such Pledged Interests hereunder upon the occurrence and during the continuance of any Default or Event of Default, which proxy is coupled with an interest and is irrevocable until the Facility Termination Date, and the Pledgor hereby agrees to provide such further proxies as the Agent may request; provided, however, that the Agent in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.

       11. CONTINUED POWERS. Until the Facility Termination Date shall have occurred, the power of sale and other rights, powers and remedies granted to the Agent for the benefit of the Secured Parties hereunder shall continue to exist and may be exercised by the Agent at any time and from time to time irrespective of the fact that any of the Secured Obligations or any part thereof may have become barred by any statute of limitations or that any part of the liability of the Pledgor may have ceased.

       12. OTHER RIGHTS. The rights, powers and remedies given to the Agent for the benefit of the Secured Parties by this Pledge Agreement shall be in addition to all rights, powers and remedies given to the Agent or any Secured Party under any Related Agreement or by virtue of any statute or rule of law. Any forbearance or failure or delay by the Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived in accordance with the terms of the Credit Agreement.

       13. ANTI-MARSHALING PROVISIONS. The right is hereby given by the Pledgor to the Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred hereunder, nor release the Pledgor from personal liability for the Secured Obligations. Notwithstanding the existence of any other security interest in the Collateral held by the Agent, for the benefit of the Secured Parties, the Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Pledge Agreement. The Pledgor hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or in any Related Agreement.

       14. ENTIRE AGREEMENT. This Pledge Agreement, together with the Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Pledge Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

       15. FURTHER ASSURANCES. The Pledgor agrees at its own expense to do such further acts and things, and to execute and deliver, and cause to be executed and delivered as may be necessary or advisable to give effect thereto, such additional conveyances, assignments, financing statements, control agreements, documents, certificates, stock powers, agreements and instruments, as the Agent may at any time reasonably request in connection with the administration or enforcement of this Pledge Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Agent its rights, powers and remedies for the benefit of the Secured Parties hereunder. The Pledgor hereby consents and agrees that the Pledged Subsidiaries and their respective Registrars, and all other Persons, shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Agent, on behalf of the Secured Parties, to exercise its rights, privileges, and remedies hereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by the Pledgor or any other Person to any of such Pledged Subsidiaries or Registrars or other Persons.

       16. BINDING AGREEMENT; ASSIGNMENT. This Pledge Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that the Pledgor shall not be permitted to assign this Pledge Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Agent as Collateral under this Pledge Agreement. Without limiting the generality of the foregoing sentence of this Section 16, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including Article XII thereof (concerning the Agent) and
Section 13.1 thereof (concerning assignments and participations). All references herein to the Agent and to the Secured Parties shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Secured Obligations.

       17. SWAP AGREEMENTS. All obligations of the Pledgor under or in respect of Swap Agreements (which are not prohibited under the terms of the Credit Agreement) to which any Lender or any affiliate of any Lender is a party, shall be deemed to be Secured Obligations secured hereby, and each Lender or affiliate of a Lender party to any such Swap Agreement shall be deemed to be a Secured Party hereunder with respect to such Secured Obligations; provided, however, that such obligations shall cease to be Secured Obligations at such time as such Person (or affiliate of such Person) shall cease to be a "Lender" under the Credit Agreement.

       18. SEVERABILITY. The provisions of this Pledge Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Pledge Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

       19. COUNTERPARTS. This Pledge Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart executed by the Pledgor against whom enforcement is sought.

       20. TERMINATION. Subject to the provisions of Section 8, this Pledge Agreement and all obligations of the Pledgor hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party on the Facility Termination Date. Upon such termination of this Pledge Agreement, the Agent shall, at the sole expense of the Pledgor, promptly deliver to the Pledgor the certificates evidencing its shares of Pledged Interests (and any other property received as a dividend or distribution or otherwise in respect of such Pledged Interests), together with any cash then constituting the Collateral not then sold or otherwise disposed of in accordance with the provisions hereof, and take such further actions at the request of the Pledgor as may be necessary to effect the same.

       21. INDEMNIFICATION. Without limitation of Section 13.9 of the Credit Agreement or any other indemnification provision in any Loan Document, the Pledgor agrees to indemnify and hold harmless each Secured Party and each of their affiliates, and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party"), from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or other extension of credit under the Loan Documents, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 21 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Pledgor or any other Credit Party, any of their respective directors, shareholders or creditors, or an Indemnified Party or any other Person, or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Pledgor agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its subsidiaries or affiliates, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein or in the other Loan Documents, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct. The Pledgor agrees not to assert any claim against any Secured Party, any of its affiliates, or any of their respective directors, officers, employees, attorneys, agents, or advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated therein or the actual or proposed use of the proceeds of the Loans or other extensions of credit under the Loan Documents. The agreements in this Section 21 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Pledge Agreement in any manner, including but not limited to termination upon occurrence of the Facility Termination Date.

       22. ADDITIONAL INTERESTS. If the Pledgor shall at any time acquire or hold any additional Pledged Interests, including any Pledged Interests issued by any Subsidiary not listed on Schedule I hereto which are required to be subject to a Lien pursuant to a Pledge Agreement by the terms hereof or of
Article V or any other provision of the Credit Agreement (any such shares being referred to herein as the "Additional Interests"), such Pledgor shall deliver to the Agent for the benefit of the Secured Parties (i) a Pledge Agreement Supplement in the form of Exhibit A hereto with respect to such Additional Interests duly completed and executed by such Pledgor and (iii) any other document required in connection with such Additional Interests as described in
Section 2(c). The Pledgor shall comply with the requirements of this Section 22 concurrently with the acquisition of any such Additional Interests or, in the case of Additional Interests to which Section 9.20 of the Credit Agreement applies, within the time period specified in Article V, Section 9.20 or elsewhere in the Credit Agreement with respect to such Additional Interests; provided, however, that the failure to comply with the provisions of this
Section 22 shall not impair the Lien on Additional Interests conferred hereunder.

       23.   NOTICES. Any notice required or permitted hereunder shall be given
(a) with respect to the Pledgor, at the address then in effect for the giving of notices to such Pledgor under the Facility Guaranty to which it is a party, and (b) with respect to the Agent or a Lender, at the Agent's address indicated in Section 13.2 of the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in
Section 13.2 of the Credit Agreement.

       24. RULES OF INTERPRETATION. The rules of interpretation contained in Sections 1.2 (c) through 1.2(1) of the Credit Agreement shall be applicable to this Pledge Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or secured hereby.

       25.   GOVERNING LAW; WAIVERS.

             (a) THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

             (b) THE PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF MECKLENBURG, STATE OF NORTH CAROLINA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS PLEDGE AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND

       UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

             (c) THE PLEDGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF SUCH PLEDGOR PROVIDED IN SECTION 23 OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NORTH CAROLINA.

             (d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY PLACE WHERE THE PLEDGOR OR ANY OF SUCH PLEDGOR'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE UNDER APPLICABLE LAW.

             (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS PLEDGE AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

             (f) THE PLEDGOR HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

       IN WITNESS WHEREOF, the parties have duly executed this Pledge Agreement on the day and year first written above.

                                   PLEDGOR:



                                      [Insert Name(s) of Pledgor(s)]
                                   ------------------------------------------




                                   By:
                                      ---------------------------------------
                                   Name:
                                        ----------------------------------
                                   Title:
                                        ----------------------------------


                             Signature Page 1 of 2

                                     AGENT:

                                     BANK OF AMERICA, N. A., as Agent for the
                                     Lenders




                                     By:
                                        -------------------------------------
                                     Name:
                                          -------------------------------
                                     Title:
                                          -------------------------------


                             Signature Page 2 of 2